As Filed with the Securities and Exchange Commission on June 18, 1998

                              Registration No. 333-

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM S-4

                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933


                                  MEDQUIST INC.
             (Exact Name of Registrant as Specified in Its Charter)

        New Jersey                         8741                 22-2531298
        ----------                         ----                 ----------
(State or Other Jurisdiction        (Primary Standard         (I.R.S. Employer
    of Incorporation or         Industrial Classification    Identification No.)
       Organization)                   Code Number)

                              Five Greentree Centre
                                    Suite 311
                            Marlton, New Jersey 08053
                                 (609) 596-8877

    (Address, Including Zip Code, and Telephone Number, Including Area Code,
                  of Registrant's Principal Executive Offices)

                                -----------------

                                 John M. Suender
                  Vice President, General Counsel and Secretary
                                  MedQuist Inc.
                              Five Greentree Centre
                                    Suite 311
                            Marlton, New Jersey 08503

            (Name, Address, Including Zip Code, and Telephone Number,
                   Including Area Code, of Agent For Service)

                                -----------------

                                   COPIES TO:

                             James D. Rosener, Esq.
                           Christopher S. Miller, Esq.
                               Pepper Hamilton LLP
                              1235 Westlakes Drive
                           Berwyn, Pennsylvania 19312

       Approximate date of commencement of proposed sale of the securities to the public:
   As soon as practicable after the Registration Statement becomes effective.

     If the securities being registered on this form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. [ ]


     If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]


     If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box, and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]



                                          CALCULATION OF REGISTRATION FEE

====================================================================================================================
  Title Of Each Class                             Proposed Maximum           Proposed
   Of Securities To          Amount To Be          Offering Price            Maximum               Amount Of
     Be Registered            Registered              Per Unit            Offering Price        Registration Fee
--------------------------------------------------------------------------------------------------------------------
Common Stock, no par              60,061                 $3.077(1)            $184,808(1)                $55
value
--------------------------------------------------------------------------------------------------------------------
Common Stock, no par           1,000,000                 $24.03(2)         $24,906,250(2)             $7,348
value
====================================================================================================================


(1) Computed pursuant to Rule 457(f) upon the basis of the market value of DDI Common Stock on June 17, 1998, as determined in accordance with Rule 457(c).

(2) Computed pursuant to Rule 457(c) upon the basis of the average of the bid and asked price of MedQuist Common Stock on June 11, 1998.








THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR
DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SECTION 8(A), MAY DETERMINE.

                                NOTICE OF MERGER
                                       OF
                             DIGITAL DICTATION, INC.
                                  WITH AND INTO
                              TRANSCRIPTIONS, LTD.
                  (A WHOLLY-OWNED SUBSIDIARY OF MEDQUIST INC.)

To the Stockholders of Digital Dictation, Inc.:

     We are pleased to give you notice that, pursuant to Section 252 of the General Corporation Law of the State of Delaware and Section 14A:10-7 of the Business Corporation Act of the State of New Jersey, Digital Dictation, Inc. ("DDI"), a Delaware corporation, intends to merge (the "Merger") with and into Transcriptions, Ltd. ("TL"), a New Jersey corporation and a wholly-owned subsidiary of MedQuist Inc. ("MedQuist"), a New Jersey corporation, on ______________, 1998 (the "Effective Time"). Under applicable Delaware and New Jersey law, the Merger will be effected pursuant to an Agreement and Plan of Merger dated May 28,1998 between MedQuist, TL, DDI and certain stockholders of DDI (the "Merger Agreement"). The Merger Agreement and the Merger were approved by the board of directors of DDI and the holders of a majority of the outstanding common stock of DDI, and no further action is required by the remaining DDI stockholders for the Merger to become effective.

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

     Upon consummation of the Merger, TL will be the surviving corporation, and the separate corporate existence of DDI will cease. Each outstanding share of DDI common stock, $.01 par value per share ("DDI Common Stock") (except for shares held by TL, which will be canceled, and shares held by stockholders who perfect their statutory appraisal rights under Delaware law and who do not withdraw such rights), will be converted in the Merger to 0.1440899 shares of MedQuist common stock, no par value per share ("MedQuist Common Stock"). Each issued and outstanding option to acquire shares of DDI Common Stock will be canceled and extinguished and will be converted into an option to purchase that number of shares of MedQuist Common Stock that is equal to the number of shares of DDI Common Stock to which such option relates times 0.1440899.

     To receive certificates representing shares of MedQuist Common Stock issued in the Merger, DDI stockholders must complete and execute the enclosed Letter of Transmittal and deliver their certificates representing DDI Common Stock and the Letter of Transmittal to American Stock Transfer & Trust Co., the Exchange Agent, either in person or by mail, at the following address:

                       American Stock Transfer & Trust Co.
                                 40 Wall Street
                                   46th Floor
                            New York, New York 10005

     Section 262 of the General Corporation Law of the State of Delaware, the text of which is included as Annex A to the accompanying Prospectus, provides a procedure by which holders of record of DDI Common Stock at the Effective Time who do not wish to accept the shares of MedQuist Common Stock to which they are entitled under the terms of the Merger may seek a judicial appraisal of the fair value of their DDI Common Stock, exclusive of any element of value arising from the expectation or accomplishment of the Merger. See "The Merger--Appraisal Rights" in the Prospectus and Annex A thereto for a description of this procedure. The Prospectus describes the terms of the Merger, certain background information and other information concerning DDI and MedQuist. We urge you to read the Prospectus carefully.

                                         Very truly yours,

                                         Digital Dictation, Inc.


                                         David A. Cohen
                                         President

INFORMATION CONTAINED HEREIN IS SUBJECT TO COMPLETION OR AMENDMENT. A REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. THESE SECURITIES MAY NOT BE SOLD NOR MAY OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME THE REGISTRATION STATEMENT BECOMES EFFECTIVE. THIS PROSPECTUS SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY NOR SHALL THERE BE ANY SALE OF THESE SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF ANY SUCH STATE.

                   SUBJECT TO COMPLETION, DATED JUNE __, 1998
PROSPECTUS
                                 [MEDQUIST LOGO]

                                1,060,061 Shares
                                  Common Stock
                 (All shares and share prices in this Prospectus
                   have been adjusted to reflect a two for one
                     stock split effected on June 15, 1998.)

     See "Risk Factors" beginning on page 1, for a discussion of certain factors that should be considered by prospective acquirors of the shares of Common Stock offered hereby.

     MedQuist Inc. ("MedQuist"), a New Jersey corporation, is furnishing this Prospectus to those persons, other than Transcriptions, Ltd ("TL"), a New Jersey corporation and a wholly-owned subsidiary of MedQuist, who hold common stock, $.01 par value per share ("DDI Common Stock"), of Digital Dictation, Inc. ("DDI"), a Delaware corporation, immediately prior to the merger (the "Merger") of DDI with and into TL with respect to the shares of MedQuist common stock, no par value per share ("MedQuist Common Stock"), to be issued in the Merger. DDI and TL intend to effect the Merger on __________, 1998. Immediately prior to the Merger, TL owns approximately 93.4 percent of the outstanding shares of DDI Common Stock, which TL acquired in connection with the execution of an Agreement and Plan of Merger among MedQuist, TL, DDI and certain stockholders of DDI (the Merger Agreement"). Upon consummation of the Merger, TL, the surviving corporation, will succeed to all of the assets and liabilities of DDI, and the separate corporate existence of DDI will cease. Each share of DDI Common Stock outstanding upon consummation of the Merger (except for shares held by TL, which will be canceled, and shares owned by stockholders who perfect their statutory appraisal rights under Delaware law) will be converted in the Merger into the right to receive 0.1440899 shares of MedQuist Common Stock. Each issued and outstanding option to acquire shares of DDI Common Stock will be canceled and extinguished and will be converted into an option to purchase that number of shares of MedQuist Common Stock that is equal to the number of shares of DDI Common Stock to which such option relates times 0.1440899. Under applicable Delaware law, the Merger was approved by the board of directors of DDI and the holders of a majority of the outstanding common stock of DDI, and no further action is required by the remaining DDI stockholders for the Merger to become effective.

     Persons who hold DDI Common Stock of record immediately prior to the Merger have certain statutory appraisal rights under Delaware law. Any holder who desires to exercise appraisal rights must file with TL a written demand for appraisal prior to __________, 1998. See "The Merger--Appraisal Rights."

     This Prospectus also constitutes a notice to the DDI stockholders of the general terms and conditions and the effective date of the Merger and of the appraisal rights available to former DDI stockholders as a result of the Merger.

     MedQuist Common Stock is traded on the Nasdaq National Market under the symbol "MEDQ." DDI Common Stock is traded on the Nasdaq Bulletin Board under the symbol "DGDT." On May 28, 1998, the last trading day prior to the public announcement that MedQuist intended to effect the Merger, the closing prices of MedQuist Common Stock and DDI Common Stock were $21.875 (adjusted to reflect a two for one stock split effected on June 15, 1998) and $2.875, respectively. On _____________, 1998, the closing prices of MedQuist Common Stock and DDI Common Stock were $____ and $____, respectively. DDI stockholders should obtain current quotes for MedQuist Common Stock and DDI Common Stock. See "The Merger -- Nasdaq Listing" and "Market Price Information."

     This Prospectus also covers 1,000,000 shares of MedQuist Common Stock (the "Additional Shares") that may be offered and issued by MedQuist from time to time in connection with the merger or acquisition by MedQuist of other businesses or assets, and which may be reserved for issuance pursuant to, or offered and issued upon exercise or conversion of, warrants, options, convertible notes or other similar instruments issued by MedQuist from time to time in connection with such mergers or acquisitions. It is expected that the terms of acquisitions involving the issuance of the Additional Shares will be determined by direct negotiations with the owners or controlling persons of the businesses or assets to be merged with, or acquired by, MedQuist, and that the Additional Shares will be valued at prices reasonably related to market prices current either at the time a merger or acquisition is agreed upon or at or about the time of delivery of the shares. No underwriting discounts or commissions will be paid, although finder's fees may be paid from time to time with respect to specific mergers or acquisitions. Any person receiving such fees may be deemed to be an Underwriter within the meaning of the Securities Act of 1933, as amended (the "Securities Act"). All expenses of this offering will be paid by MedQuist.

    THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES
       AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS
         THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES
             COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS
               PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A
                                CRIMINAL OFFENSE.


            THE DATE OF THIS PROSPECTUS IS __________________, 1998.

     Persons receiving the Additional Shares of MedQuist Common Stock offered hereby may be contractually required to hold some portions of those shares for periods of up to two years. In addition, pursuant to the provisions of Rule 145 under the Securities Act, the volume limitations and certain other requirements of Rule 144 under the Securities Act may apply to resales of those shares by affiliates of the businesses MedQuist acquires for a period of one year from the date of acquisition of the shares of Common Stock (or such shorter period as the Securities and Exchange Commission may prescribe).

                              AVAILABLE INFORMATION

     MedQuist has filed with the Securities and Exchange Commission (the "Commission") a Registration Statement on Form S-4 under the Securities Act, with respect to the securities offered hereby (the "Registration Statement"). This Prospectus does not contain all the information set forth in the Registration Statement and the exhibits thereto, to which reference is hereby made.

     MedQuist and DDI are subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith, MedQuist and DDI file reports, proxy statements and other information with the Commission.

     The Registration Statement and the reports, proxy statements and other information filed by MedQuist and DDI with the Commission can be inspected and copied at the public reference facilities maintained by the Commission at Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549, and should be available at the Commission's Regional Offices at Suite 1300, 7 World Trade Center, New York, New York 10048, and Northwestern Atrium Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661. Copies of such materials also can be obtained at prescribed rates from the Public Reference Section of the Commission at Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549. In addition, the Commission maintains a Web site at http://www.sec.gov that contains reports, proxy and information statements and other information regarding registrants, including MedQuist and DDI, that file electronically with the Commission. The common stock of MedQuist is traded on the Nasdaq National Market and certain reports, proxy materials and other information of MedQuist may be available for inspection at the offices of the Nasdaq Stock Market, 1735 K Street N.W., Washington, D.C. 20006.

                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

THIS PROSPECTUS INCORPORATES DOCUMENTS BY REFERENCE WITH RESPECT TO
MEDQUIST WHICH ARE NOT PRESENTED HEREIN OR DELIVERED HEREWITH. COPIES OF ANY SUCH DOCUMENTS, OTHER THAN EXHIBITS TO SUCH DOCUMENTS WHICH ARE NOT SPECIFICALLY INCORPORATED BY REFERENCE THEREIN, ARE AVAILABLE WITHOUT CHARGE TO ANY PERSON, INCLUDING ANY BENEFICIAL OWNER, TO WHOM THIS STATEMENT IS DELIVERED, UPON WRITTEN OR ORAL REQUEST. WRITTEN REQUESTS FOR SUCH DOCUMENTS SHOULD BE DIRECTED TO THE CORPORATE SECRETARY, MEDQUIST INC., FIVE GREENTREE CENTRE, SUITE 311, MARLTON, NEW JERSEY 08053, AND TELEPHONE REQUESTS MAY BE DIRECTED TO THE CORPORATE SECRETARY AT (609) 596-8877. IN ORDER TO ENSURE TIMELY DELIVERY OF THE DOCUMENTS, ANY REQUEST SHOULD BE MADE BY ______________, 1998.

     The following documents previously filed with the Commission pursuant to the Exchange Act are incorporated herein by this reference: (i) MedQuist's Annual Report on Form 10-K for the year ended December 31, 1997 (including those portions of MedQuist's proxy statement for its 1998 annual meeting of shareholders incorporated by reference therein) ("MedQuist's Annual Report");
(ii) MedQuist's Quarterly Report on Form 10-Q for the quarter ended March 31, 1998; (iii) MedQuist's Current Reports on Form 8-K dated May 11, 1998 and May 28, 1998; and (iv) the description of MedQuist Common Stock in MedQuist's Registration Statements filed pursuant to Section 12 of the Exchange Act, and any amendment or report filed for the purpose of updating any such description.

     All documents filed by MedQuist pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date hereof and prior to ___________, 1998, the last day on which appraisal rights may be perfected, shall be deemed to be incorporated by reference herein and to be a part hereof from the date any such document is filed.

     Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes hereof to the extent that a statement contained herein (or in any other subsequently filed document that also is incorporated by reference herein) modifies or supersedes such statement. Any statement so modified or superseded shall be deemed, except as so modified or superseded, to constitute a part hereof. All information appearing in this Prospectus is qualified in its entirety by the information and financial statements (including notes thereto) appearing in the documents incorporated herein by reference, except to the extent set forth in the immediately preceding statement.

NO PERSON IS AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY
REPRESENTATIONS WITH RESPECT TO THE MATTERS DESCRIBED IN THIS PROSPECTUS OTHER THAN THE INFORMATION CONTAINED IN THIS PROSPECTUS. IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS SHOULD NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY MEDQUIST. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY ANY SECURITIES OTHER THAN THE SECURITIES TO WHICH IT RELATES OR ANY OFFER TO OR SOLICITATION OF ANY PERSON IN ANY JURISDICTION WHERE IT IS UNLAWFUL TO MAKE ANY SUCH OFFER OR SOLICITATION. NEITHER THE DELIVERY OF THIS PROSPECTUS NOR ANY ISSUANCE OF ANY SECURITIES DESCRIBED HEREIN SHALL, UNDER ANY CIRCUMSTANCES, CREATE ANY IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF THE CORPORATION SUBSEQUENT TO THE RESPECTIVE DATES AS OF WHICH INFORMATION IS GIVEN HEREIN.

                                TABLE OF CONTENTS

AVAILABLE INFORMATION ........................................................ii

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE ..............................ii

TABLE OF CONTENTS ............................................................iv

FORWARD-LOOKING STATEMENTS ....................................................1

RISK FACTORS ..................................................................1
     Risks Associated With Acquisitions Generally .............................1
     Risks Associated With The Acquisition of DDI .............................1
     Uncertainty of Merger Consideration ......................................1
     Fixed Exchange Ratio .....................................................2
     Dependence on Key Personnel ..............................................2
     Rapid Technological Change ...............................................2
     Ability to Attract Qualified Transcriptionists ...........................2
     Potential Additional Employment Costs ....................................3
     Potential for Significant Fluctuations in Quarterly Operating Results ....3
     Potential Volatility of Stock Price ......................................3
     Dependence on Single Line of Business ....................................3
     Changes in the Healthcare Industry .......................................4
     Inability to Expand Into New Markets .....................................4
     Competition ..............................................................4
     Dependence on Proprietary Rights; Risks of Infringement ..................5
     Confidentiality Requirements .............................................5
     Year 2000 ................................................................5
     Certain Anti-Takeover Provisions .........................................6

SUMMARY .......................................................................7
     General ..................................................................7
     The Companies ............................................................7
     The Merger Agreement .....................................................8
     The Merger ...............................................................8
     Effect of Merger on DDI Common Stock .....................................8
     Merger Consideration .....................................................8
     Treatment of DDI Stock Options ...........................................9
     Surviving Representations and Warranties; Escrowed Shares ................9
     Certain Consequences of the Merger .......................................9
     Regulatory Approvals .....................................................9
     Conduct of the Business of MedQuist and TL after the Merger .............10
     Interests of Certain Persons in the Merger ..............................10
     Appraisal Rights ........................................................10
     Certain Federal Income Tax Consequences .................................10
     Accounting Treatment ....................................................11
     Registration Rights .....................................................12
     Comparison of Shareholder's Rights ......................................12

SELECTED HISTORICAL FINANCIAL DATA OF MEDQUIST ...............................13

SELECTED HISTORICAL FINANCIAL DATA OF DDI ....................................14

SELECTED UNAUDITED PROFORMA COMBINED FINANCIAL DATA . ........................15

COMPARATIVE PER SHARE DATA ...................................................16

MARKET PRICE INFORMATION .....................................................17

DIVIDEND POLICIES ............................................................18

INFORMATION CONCERNING MEDQUIST ..............................................19
     Background ..............................................................19
     Industry Overview .......................................................19
     Strategy ................................................................20
     The MedQuist Integrated System ..........................................21
     Technology Development ..................................................21
     Clients .................................................................22
     Sales and Marketing .....................................................22
     Competition .............................................................22
     Employees ...............................................................23
     Government Regulation ...................................................23
     Intellectual Property ...................................................24
     Year 2000 Compliance ....................................................24
     General Information Concerning MedQuist .................................24

INFORMATION CONCERNING DDI ...................................................25
     Background ..............................................................25
     Centralized Management System ...........................................25
     Customer Contracts ......................................................25
     Proprietary Software ....................................................25
     Year 2000 Compliance ....................................................26
     Description of Property .................................................26
     Legal Proceedings .......................................................26
     Management's Discussion and Analysis of Financial Condition and
       Results of Operations as of March 31, 1998 ............................26
     Management's Discussion and Analysis of Financial Condition and
       Results of Operations as of December 31, 1997 .........................27
     Revenues ................................................................27
     Financial Condition .....................................................28
     Results of Operations ...................................................28
     Changes in and Disagreements with Accountants ...........................29
     General Information Regarding DDI .......................................29

THE MERGER ...................................................................30
     Terms of the Merger Agreement ...........................................30
     The Merger ..............................................................30
     Conversion of Shares; Exchange of Stock Certificates;
       No Fractional Amounts .................................................30
     Treatment of DDI Stock Options ..........................................31
     Surviving Representations and Warranties; Escrowed Shares ...............31
     Registration  Rights ....................................................32
     Background of the Merger ................................................32
     MedQuist's  Reasons for the Merger ......................................33

     DDI's Reasons for the Merger ............................................35
     Certain  Consequences of the Merger .....................................36
     Interests of Certain Persons in the Merger ..............................37
     Accounting Treatment ....................................................37
     Certain Federal Income Tax Consequences .................................37
     Regulatory Approvals ....................................................38
     Nasdaq Listing ..........................................................38
     Appraisal Rights ........................................................38

UNAUDITED PRO FORMA COMBINED FINANCIAL INFORMATION ...........................42

COMPARISON OF SHAREHOLDERS' RIGHTS ...........................................49
     Size and Classification of the Board of Directors .......................49
     Removal of Directors ....................................................49
     Special Meeting of Stockholders; Action by Written Consent ..............49
     Stockholder Inspection Rights; Stockholder Lists ........................50
     Amendment of Governing Documents ........................................50
     Corporation's Best Interest .............................................50
     Required Vote for Authorization of Certain Actions ......................51
     Business Combinations ...................................................51

MANAGEMENT OF MEDQUIST AND TL UPON CONSUMMATION OF THE MERGER ................53

PLAN OF DISTRIBUTION OF ADDITIONAL SHARES ....................................53

LEGAL MATTERS ................................................................53

EXPERTS ......................................................................53

INDEX TO DDI FINANCIAL STATEMENTS ...........................................F-1

ANNEX A DELAWARE GENERAL CORPORATION LAW SECTION 262. APPRAISAL RIGHTS ......A-1

ANNEX B AGREEMENT AND PLAN OF MERGER ........................................B-1

                           FORWARD-LOOKING STATEMENTS

     This Prospectus contains certain forward-looking statements that involve substantial risks and uncertainties. When used in this Prospectus, the words "anticipate," "believe," "estimate," "expect" and similar expressions, as they relate to MedQuist or its management, are intended to identify such forward-looking statements. MedQuist's actual results, performance or achievements could differ materially from the results expressed in, or implied by, these forward-looking statements. Factors that could cause or contribute to such differences include those discussed below. See "Risk Factors." DDI stockholders should carefully consider such factors as well as the other information set forth in this Prospectus in evaluating the shares of MedQuist Common Stock offered by this Prospectus.

                                  RISK FACTORS

Risks Associated With Acquisitions Generally

     MedQuist acquired TL in May 1994 and since that time has made 15 other acquisitions of smaller transcriptions companies, including DDI. MedQuist's continued growth strategy anticipates additional acquisitions. In connection with that strategy, MedQuist is registering an additional 1,000,000 shares of its common stock in a delayed or continuous offering to provide registered shares for future acquisitions. The success or failure of such a strategy will depend on many factors, including MedQuist's ability to identify suitable acquisition candidates, the purchase price, the availability and terms of financing, and management's ability to integrate effectively the acquired businesses or technologies into MedQuist's operations. In addition, MedQuist may be required to incur additional indebtedness or other liabilities, which could have a material adverse effect on MedQuist's liquidity and capital resources, or issue shares of its capital stock, which could result in dilution to its shareholders. There can be no assurance that MedQuist will be successful in its efforts to identify suitable acquisition candidates, finance such acquisitions, negotiate terms favorable to MedQuist for, or to consummate, any such acquisition or, if any such acquisition is consummated, to integrate the acquired businesses into MedQuist's operations. In addition, MedQuist cannot assure that a given acquisition, if consummated, will not have a material adverse effect on MedQuist's business, financial condition and results of operations.

Risks Associated With The Acquisition of DDI

     One of the reasons for the acquisition of DDI is the opportunity to achieve operating efficiencies as a result of the combination of the two companies. No assurance can be given that difficulties will not be encountered in the integration of the operations of DDI into TL, or that the benefits and attendant cost savings possible from such integration ultimately will be realized. Any delays or unexpected costs incurred in connection with such integration could have a material adverse effect on the results of operations or financial condition of MedQuist. In addition, because DDI maintains a centralized processing system, if DDI's facility in Vienna, Virginia is destroyed, DDI would be unable to provide services to its customers until the facility were again operational.

Uncertainty of Merger Consideration

     Ten percent of the shares of MedQuist Common Stock to be issued to the DDI stockholders pursuant to the Merger Agreement will be held in escrow until the earlier of (i) the completion of the first independent audit of the consolidated financial statements of MedQuist in which the surviving corporation's financial statements are included, or (ii) one (1) year from the date of the Merger Agreement. TL may make a claim against the escrowed shares in the event of a breach of certain of the representations and warranties contained in the Merger Agreement as described herein. If it is determined that a surviving representation and warranty has been breached, then TL will be entitled to receive from the escrow a number of shares of MedQuist Common Stock equal in value to the amount of TL's damages. Therefore, the potential exists that each DDI stockholder could lose up to ten percent of the consideration such stockholder was to receive in the event of such a breach. See "Terms of the Merger Agreement -- Surviving Representations and Warranties; Escrowed Shares."

Fixed Exchange Ratio

     The exchange ratio of 0.1440899 is a fixed exchange ratio and will not be adjusted in the event of any increase or decrease in the market price of either MedQuist Common Stock or DDI Common Stock between the date hereof and the Effective Time. The price of MedQuist Common Stock at the Effective Time may be higher or lower than its price on the date hereof. Such variations may be the result of changes in the business, operations or prospects of MedQuist or DDI, market assessments of the likelihood that the Merger will be consummated and the timing thereof, general market and economic conditions or other factors. Stockholders are urged to obtain current market quotations for MedQuist Common Stock and DDI Common Stock.

     It is expected that the market price of MedQuist Common Stock will fluctuate between the date of this Prospectus and the date on which the Merger is consummated and thereafter. Because the number of shares of MedQuist Common Stock to be received by DDI stockholders in the Merger is fixed and because the market price of MedQuist Common Stock is subject to fluctuation, the value of the shares of MedQuist Common Stock that holders of DDI Common Stock would receive in the Merger may increase or decrease prior to the Merger. For further information concerning the historical market prices of MedQuist and DDI Common Stock, see "Market Price Information." No assurance can be given concerning the market price of MedQuist Common Stock before or after the Effective Time.

Dependence on Key Personnel

     MedQuist's success is dependent, in part, upon its ability to attract and retain its key managerial personnel. The loss of services of certain of MedQuist's executive officers for any reason or the inability of MedQuist to attract additional management personnel could have a material adverse effect upon MedQuist's business, financial condition or results of operations. MedQuist does not have key-man insurance on any of its executive officers.

Rapid Technological Change

     The healthcare information services industry is characterized by rapid technological change, evolving customer needs and emerging technical standards. The introduction of competing services or products incorporating new technologies, such as voice recognition capabilities, and the emergence of new technical standards could render some or all of MedQuist's services as unmarketable. MedQuist believes that its future success is dependent in part on its ability to enhance its current services and develop new services that keep pace with technological developments and emerging technical standards, and that address the increasingly sophisticated needs of its customers. There can be no assurance that MedQuist will be successful in developing and marketing enhancements to its existing services or new services that respond to technological developments, emerging technical standards, or evolving customer needs, on a timely basis or at all, or that any such enhancements or new services, if developed and introduced, will achieve market acceptance. The failure of MedQuist to develop and introduce service enhancements and new services in a timely and cost-effective manner in response to changing technologies or customer requirements, would have a material adverse effect on MedQuist's business, financial condition and results of operations.

Ability to Attract Qualified Transcriptionists

     MedQuist's success is also dependent, in part, upon its ability to attract and retain qualified transcriptionists, who can provide the accuracy and turnaround time required by MedQuist's customers. Competition for transcriptionists is intense. No assurance can be given that MedQuist will be successful in attracting and retaining the personnel necessary to conduct its business successfully. The inability of MedQuist to attract, hire, assimilate and retain such personnel would have a material adverse effect upon MedQuist's business, financial condition and results of operations. See "Information Concerning MedQuist Employees."

Potential Additional Employment Costs

     MedQuist and DDI take the position that its transcriptionists are independent contractors for federal and state tax, benefits and unemployment purposes. Each of MedQuist's and DDI's position may be disputed by federal and state officials, which, if successful, could result in the incurrence of additional employment costs and penalties by MedQuist, and could have a material adverse effect on MedQuist's business, financial condition and results of operations. See "Information Concerning MedQuist -- Employees."

Potential for Significant Fluctuations in Quarterly Operating Results

          MedQuist may, in the future, experience significant quarter to quarter fluctuations in its results of operations. Such fluctuations may result in volatility in the price of MedQuist Common Stock. Quarterly results of operations may fluctuate as a result of a variety of factors, including demand for MedQuist's services, the timing of introduction of new services and service enhancements by MedQuist or its competitors, market acceptance of new services, the size and timing of individual customer contracts, changes in customer budgets, the size and timing of acquisitions, the integration of acquired businesses into MedQuist's operations, the number and timing of new hires, competitive conditions in the industry and general economic conditions. Further, MedQuist's contracts generally involve a significant commitment and may require time-consuming authorization procedures within the customer's organization. For these and other reasons, the sales cycles for MedQuist's services are typically lengthy and subject to a number of factors outside of MedQuist's control. As a result, MedQuist's revenues are difficult to forecast. Accordingly, MedQuist believes that period to period comparisons of results of operations are not necessarily meaningful and should not be relied upon as an indication of future results of operations. In addition, MedQuist's transcription business has experienced growth in recent periods as a result of both internal growth and acquisitions, and there can be no assurance that the rate of growth in revenues and profits achieved by MedQuist's transcription business in recent periods can be maintained in the future. Due to the foregoing factors, it is possible that in future quarters MedQuist's operating results will be below the expectations of public market analysts and investors. Such an event would have a material adverse effect on the price of MedQuist Common Stock.

Potential Volatility of Stock Price

     The market price of the MedQuist Common Stock has been, and may in the future be, highly volatile. Factors such as announcements with respect to healthcare reform measures, acquisitions and operating results, announcements of technological innovations or new products or services by MedQuist or its competitors, government regulation, healthcare legislation, fluctuations in MedQuist's operating results and general market and economic conditions could cause the market price of the MedQuist Common Stock to fluctuate substantially. In addition, the stock market in general has experienced extreme price and volume fluctuations which has resulted in substantial volatility of healthcare service companies that has often been unrelated to the operating performance of these companies. These or other factors may adversely affect the market price of MedQuist Common Stock. See "Market Price Information."

Dependence on Single Line of Business

     MedQuist anticipates that its future revenues will be derived solely from the business of providing electronic transcription services to hospitals and other healthcare organizations on an outsourced basis. MedQuist's future success will depend in part on the continued market acceptance of its transcription services and the continued trend towards outsourcing of transcription services to third-party providers such as MedQuist. A reduction in demand or increase in competition in the market for its transcription services, or decline in sales of its transcription services, would have a material adverse effect on MedQuist's business, financial condition and results of operations, if not replaced with another line of business.

Changes in the Healthcare Industry

     The healthcare industry is subject to changing political, economic and regulatory influences that may affect the outsourcing arrangements of healthcare providers. Many federal and state legislators from time to time announce proposed programs to reform the United States healthcare system at both the federal and state level. These programs may contain proposals to increase governmental involvement in healthcare, lower reimbursement rates and otherwise change the environment in which providers operate. Healthcare providers may react to these proposals and the uncertainty surrounding such proposals by curtailing outsourcing arrangements or deferring decisions regarding the use of outsourced services. In response to this environment, many healthcare providers are consolidating to create larger healthcare delivery organizations. This consolidation reduces the number of potential customers for MedQuist's services, and the increased bargaining power of these organizations could lead to reductions in the amounts paid for MedQuist's services. The impact of these developments in the healthcare industry is difficult to predict and could have a material adverse effect on MedQuist's business, operating results and financial condition.

Inability to Expand Into New Markets

     To date, MedQuist's services have been purchased primarily by the medical records departments of hospitals. However, healthcare services are increasingly being provided at sites other than hospitals, such as outpatient clinics and physician practice groups. MedQuist intends to attempt to increase its limited presence in these alternate site markets. In addition, MedQuist intends to market its services to direct patient care departments within hospitals. Because MedQuist has limited experience in non-hospital markets and in direct patient care departments within hospitals, it may find that significant modifications to its services are necessary before they become useful to a customer or that pricing may have to be adjusted downward. Further, because MedQuist intends to market its services to more departments within hospitals, and to hospital related clinics and physician practice groups, purchases of MedQuist's services to these new clients will require approval by different managers at the customer as opposed to the medical records department managers by whom MedQuist is better known. MedQuist's business, operating results and financial condition may be materially and adversely affected if such efforts are not successful.

Competition

     The transcription services industry remains highly fragmented and primarily consists of small, local or regional companies. As a result, MedQuist competes with a large number of third party transcription companies that offer services that are similar to MedQuist's services and that target the same customers and qualified transcriptionists as MedQuist. MedQuist believes that its ability to compete depends upon many factors within and outside of its control, including the timing and market acceptance of new services and service enhancements developed by MedQuist and its competitors, service quality, performance, price, reliability, customer service and support and ability to attract qualified transcriptionists. In addition, the potential exists for large companies that do not currently provide transcription services, but which currently provide other services to the healthcare industry, to enter the transcription services field. Such potential competitors could have substantially greater financial, technical and marketing resources than MedQuist. As a result, such potential competitors, if they were to enter the transcriptions business, could be able to respond more quickly to evolving technological developments, changing customer needs or emerging technical standards or to devote greater resources to the development, promotion or sale of their services. MedQuist's services also compete with the in-house transcription staffs of potential customers. While MedQuist believes that its growth and earnings have significantly benefited from the outsourcing by healthcare providers off non-patient care functions, including transcription services, the current trend could change direction and cause such healthcare providers to bring all or some of those services in-house. Competition may increase due to consolidation of transcription companies. In addition, current and potential competitors may establish cooperative relationships with third parties to increase the ability of their services to address the needs of MedQuist's current and prospective customers. Increased competition may result in price reductions for MedQuist's services, reduced operating margins and the inability of MedQuist to increase its market share, any of which would have a material adverse effect on MedQuist's business, financial condition and results of operations. There can be no assurance that MedQuist will be able to compete successfully against current or future competitors or that competitive pressures will not have a material adverse effect on MedQuist's business, financial condition and results of operations. See "Information Concerning MedQuist -- Competition".

Dependence on Proprietary Rights; Risks of Infringement

     MedQuist's success is dependent upon its proprietary technology. MedQuist regards the software underlying its services as proprietary, and relies primarily on a combination of contract, copyright and trademark law, trade secrets, confidentiality agreements and contractual provisions to protect its proprietary rights. MedQuist has no patents or patent applications pending, and existing trade secrets and copyright laws afford only limited protection. Despite MedQuist's efforts to protect its proprietary rights, unauthorized parties may attempt to copy aspects of MedQuist's software or to obtain and use information that MedQuist regards as proprietary. Policing unauthorized use of MedQuist's software is difficult. There can be no assurance that the obligations to maintain the confidentiality of MedQuist's trade secrets and proprietary information will effectively prevent disclosure of MedQuist's confidential information or provide meaningful protection for MedQuist's confidential information if there is unauthorized use of disclosure, or that MedQuist's trade secrets or proprietary information will not be independently developed by MedQuist's competitors. There can be no assurance that any copyrights owned by MedQuist will provide competitive advantages for MedQuist's products or will not be challenged or circumvented by its competitors. Litigation may be necessary to defend against claims of infringement, to enforce copyrights of MedQuist, or to protect trade secrets and could result in substantial cost to, and diversion of efforts by, MedQuist. There can be no assurance that MedQuist would prevail in any such litigation. See "Information Concerning MedQuist -- Intellectual Property."

     MedQuist is not aware that any of its software, trademarks, or other proprietary rights infringe the proprietary rights of third parties. However, there can be no assurance that third parties will not assert infringement claims against MedQuist in the future. Any such claims, with or without merit, can be time consuming and expensive to defend or require MedQuist to enter into royalty or licensing agreements or cease the infringing activities. The failure to obtain such royalty agreements, if required, and MedQuist's involvement in such litigation, could have a material adverse effect on MedQuist's business, results of operations and financial condition. See "Information Concerning MedQuist - Intellectual Property."

Confidentiality Requirements

     The medical information transcribed by MedQuist is of an extremely sensitive nature. In providing its services, MedQuist is subject to certain contractual, statutory, regulatory and common law requirements regarding the confidentiality of such medical information. MedQuist requires its personnel to agree to keep all medical information confidential and monitors compliance with applicable confidentiality requirements. Failure to comply with such confidentiality requirements could result in material liability to MedQuist.

Year 2000

     There are numerous issues associated with the programming code in existing computer systems as the year 2000 approaches. The "year 2000 problem" is pervasive and complex as virtually every computer operation will be affected in some way by the rollover of the two-digit year value to 00. The significant issue is whether computer systems will properly recognize date sensitive information when the year changes to 2000. Systems that do not properly recognize such information could generate erroneous data or cause a system to fail. MedQuist relies on its systems in operating and monitoring all aspects of its business. MedQuist also relies on the external systems of its customers, suppliers and other organizations with which it does business. Management is in the process of assessing its internal and external systems to assure MedQuist is prepared for the year 2000. Management does not anticipate that MedQuist will incur significant expenses or be required to invest heavily in computer systems improvements to be year 2000 compliant. However, significant uncertainty exists concerning the potential costs and effects associated with any year 2000 compliance. To date, no material issue has been identified as they relate to MedQuist's efforts to identify year 2000 issues.

     However, despite MedQuist's efforts thus far to address year 2000 compliance, MedQuist cannot guarantee that all internal or external systems will be compliant, or that its business will not be materially adversely affected by any such non-compliance.

Certain Anti-Takeover Provisions

     The New Jersey Shareholders Protection Act prohibits MedQuist from entering into certain business combination transactions with any stockholder of MedQuist which owns 10% or more of the outstanding voting securities of MedQuist, except under certain limited circumstances. In addition, MedQuist's Amended and Restated Certificate of Incorporation gives the Board of Directors the authority without stockholder approval to issue shares of Preferred Stock, in one or more series, with rights, preferences and privileges that could adversely affect the voting power and the other rights of the holders of the Common Stock. MedQuist's Certificate of Incorporation provides for staggered terms for the members of the Board of Directors such that no more than one-third of its members stands for reelection in any one year. MedQuist has also entered into certain severance arrangements which provide for payments to certain of its officers upon a "change in control" (as defined therein) of MedQuist. Moreover, the terms of the 1992 Option Plan provide that outstanding options automatically vest and become exercisable upon a change in control. These provisions and arrangements may have the effect of delaying, deferring or making more costly a change in control of MedQuist including transactions in which stockholders might otherwise receive a premium for their shares over the then current market price and, therefore, could adversely effect the market price of the Common Stock. See "Comparison of Shareholders Rights -- Business Combinations."

                                     SUMMARY

THE FOLLOWING IS A SUMMARY OF CERTAIN INFORMATION CONTAINED ELSEWHERE IN
THIS PROSPECTUS. THIS SUMMARY IS NOT INTENDED TO BE COMPLETE AND IS QUALIFIED IN ITS ENTIRETY BY REFERENCE TO THE MORE DETAILED INFORMATION AND FINANCIAL STATEMENTS, INCLUDING THE NOTES THERETO, CONTAINED ELSEWHERE, OR INCORPORATED BY REFERENCE, IN THIS PROSPECTUS, THE ANNEXES HERETO AND THE LETTER OF TRANSMITTAL. EXCEPT AS OTHERWISE INDICATED, ALL FINANCIAL INFORMATION IN THIS PROSPECTUS IS PRESENTED IN ACCORDANCE WITH GENERALLY ACCEPTED ACCOUNTING PRINCIPLES ("GAAP"). STOCKHOLDERS ARE URGED TO READ THIS PROSPECTUS, THE ANNEXES HERETO, THE LETTER OF TRANSMITTAL AND THE DOCUMENTS INCORPORATED HEREIN BY REFERENCE IN THEIR ENTIRETY. UNLESS OTHERWISE DEFINED HEREIN, CAPITALIZED TERMS USED IN THIS SUMMARY HAVE THE RESPECTIVE MEANINGS ASCRIBED TO THEM ELSEWHERE IN THIS PROSPECTUS.

General

     This Prospectus relates to the shares of MedQuist Common Stock to be issued to stockholders of DDI in connection with the Merger of DDI with and into TL. DDI and TL intend for the Merger to be effective on __________, 1998. See "The Merger."

The Companies

     MedQuist Inc. and Transcriptions, Ltd.

     MedQuist is a leading national provider of electronic transcription and information management solutions to the healthcare industry. Through its proprietary software, open architecture environment and network of more than 2,800 trained transcriptionists, MedQuist converts free-form medical dictation into electronically formatted patient records which healthcare providers use in connection with patient care and for other administrative purposes. MedQuist's customized outsourcing services enable clients to improve the accuracy of transcribed medical reports, reduce report turnaround times, shorten billing cycles and reduce overhead and other administrative costs. MedQuist was incorporated in New Jersey in 1987 as a group of out-patient healthcare businesses affiliated with a non-profit healthcare provider. By the end of 1995, MedQuist had divested all of its non-medical transcription businesses. Since the acquisition of TL in 1994, MedQuist has acquired 15 smaller medical transcription companies. MedQuist's executive offices are located at Five Greentree Centre, Suite 311, Marlton, New Jersey 08053, and the telephone number for MedQuist is(609) 596-8877. See "Incorporation of Certain Documents by Reference," "Selected Historical Financial Data of MedQuist," "Selected Unaudited Pro Forma Combined Financial Information," and "Information Concerning MedQuist" for additional information concerning MedQuist and TL.

     Digital Dictation, Inc.

     DDI provides electronic transcription and information management solutions to institutional health care providers, including hospitals and emergency medicine facilities located in various parts of the country. DDI's business involves the transcription of medical reports that have been dictated by physicians and other medical professionals, into computer readable form and/or hard copy. DDI was organized as a Virginia corporation, originally under the name Kabrumer Transcriptions, Inc., in April 1989 and, in May 1989, acquired certain assets from Kabrumer Transcriptions ("Kabrumer"), a proprietorship operating a traditional local medical transcription business serving the Washington, D.C. market and, through a second office, the Pittsburgh market. The name of the corporation was changed to Digital Dictation, Inc. in October 1989. In October 1995, DDI merged with and into Sonochem, Inc., a publicly-held Delaware corporation, at which time the surviving company changed its name to Digital Dictation, Inc. Thereafter, DDI filed a Registration Statement on Form 10-SB with the Commission pursuant to which it became a reporting company under
Section 15(d) of the Exchange Act. DDI's principal executive offices are located at 8230 Old Courthouse Road Vienna,

Virginia 22182, and its telephone number is (703) 848-2830. See "Information Concerning DDI" and "Selected Historical Financial Data of DDI" for additional information concerning DDI.

The Merger Agreement

     On May 28, 1998, MedQuist and TL entered into an Agreement and Plan of Merger (the "Merger Agreement") with DDI, Proactive Partners, L.P. ("Proactive"), Lagunitas Partners, L.P. ("Lagunitas"), Gruber & McBaine International ("G&B") and Richard D. Cameron ("Cameron"). Prior to the execution of the Merger Agreement, Proactive, Lagunitas, G&B and Cameron (collectively referred to herein as the "Principal Shareholders") together owned 5,908,673 shares of DDI Common Stock, approximately 93.4 percent of the outstanding shares of DDI Common Stock. Under the terms of the Merger Agreement, the Principal Shareholders exchanged each of their shares of DDI Common Stock for 0.1440899 shares (a total of 851,376 shares) (adjusted to reflect a two for one stock split effected on June 15, 1998) of MedQuist Common Stock upon execution of the Merger Agreement.

The Merger

     Pursuant to the Merger Agreement, on _____________, 1998 (the "Effective Time") DDI will be merged with and into TL, with TL being the surviving corporation in the Merger. At that time, DDI's separate corporate existence will cease. The Merger was approved by the board of directors of DDI and the holders of a majority of the outstanding common stock of DDI on May 28, 1998, and no further action is required by the remaining DDI stockholders for the Merger to become effective. Holders of DDI Common Stock immediately prior to the Merger, other than TL, have certain statutory appraisal rights under Delaware law. See "The Merger--MedQuist's Reasons for the Merger", "The Merger--Appraisal Rights" and "The Merger--Terms of the Merger."

Effect of Merger on DDI Common Stock

     Upon consummation of the Merger: (i) DDI will be merged with and into TL, with TL being the surviving corporation; and (ii) each outstanding share of DDI Common Stock (other than shares of DDI Common Stock held by TL, which will be canceled, and shares held by stockholders who perfect their statutory appraisal rights under Delaware law) will be converted into the right to receive the Merger Consideration (as defined below). Fractional shares of MedQuist Common Stock will not be issuable in connection with the Merger. DDI stockholders otherwise entitled to fractional shares of MedQuist Common Stock will receive the value of such fractional shares in cash, determined as described herein under "The Merger--Terms of the Merger."

Merger Consideration

     Upon the consummation of the Merger, each share of DDI Common Stock issued and outstanding immediately prior to the Effective Time (other than shares of DDI Common Stock held by TL, which will be canceled, and shares held by stockholders who perfect their statutory appraisal rights under Delaware law) will be converted into the right to receive 0.1440899 shares of MedQuist Common Stock (the "Exchange Ratio"). The Exchange Ratio was determined as follows: (i) TL and DDI first agreed that the price per share of DDI Common Stock in the Merger would be $3.2033; and (ii) $3.2033 was then divided by $22.23125 (adjusted to reflect a two for one stock split effected on June 15, 1998) (the "MedQuist Share Value"), the agreed value of a single share of MedQuist Common Stock based upon contemporaneous trading. The MedQuist Common Stock issuable to holders of shares of DDI Common Stock pursuant to the Merger and any cash to be paid in lieu of fractional shares of MedQuist Common Stock are referred to collectively as the "Merger Consideration." No fractional shares of MedQuist Common Stock will be issued pursuant to the Merger. Each DDI stockholder who otherwise would have been entitled to a fraction of a share of MedQuist Common Stock will receive in lieu thereof cash in accordance with the terms of the Merger. MedQuist has caused the shares of MedQuist Common Stock issuable pursuant to the Merger Agreement to be listed on the Nasdaq National Market. See "The Merger--Terms of the Merger."

     A letter of transmittal from American Stock Transfer & Trust Co. (the "Exchange Agent") (including instructions setting forth the procedures for exchanging such holder's certificates representing DDI Common Stock ("Certificates") for the Merger Consideration payable to such holder pursuant to the Merger) has accompanied this Prospectus sent to each holder of record, as of ______________, of shares of DDI Common Stock. Upon surrender to the Exchange Agent of such Certificates, together with a duly completed and executed letter of transmittal, such holder will promptly receive the Merger Consideration for each share of DDI Common Stock previously represented by the Certificates so surrendered. See "The Merger--Terms of the Merger."

Treatment of DDI Stock Options

     At the Effective Time, each outstanding unexpired option to purchase shares of DDI Common Stock (a "DDI Stock Option") which was granted pursuant to DDI's 1996 Non-Qualified Stock Option Plan, as amended (the "DDI Stock Option Plan"), will be canceled and extinguished and will be converted into an option to purchase that number of shares of MedQuist Common Stock ("MedQuist Stock Options") that is equal to the number of shares of DDI Common Stock to which such option relates times the Exchange Ratio. A total of 1,223,012 DDI Stock Options with an average exercise price of $0.96 will be exchanged for approximately 176,224 MedQuist Stock Options, with an average exercise price of $6.665 per share. See "The Merger--Terms of the Merger."

Surviving Representations and Warranties; Escrowed Shares

     In the Merger Agreement, DDI and the Principal Shareholders made certain representations and warranties to MedQuist and TL regarding, among other things, the business, assets and liabilities of DDI. Certain of the representations and warranties of DDI and the Principal Shareholders, however, did not expire at that time, most of which relate to the financial condition of DDI prior to the Merger. These representations and warranties shall survive until the earlier of
(i) the completion of the first independent audit of the consolidated financial statements of MedQuist in which the surviving corporation's financial statements are included, or (ii) one (1) year from the date of the Merger Agreement (the "Survival Period").

     Under the Merger Agreement, ten percent of the shares of MedQuist Common Stock (91,141 shares) received in the Merger by the DDI stockholders, including the Principal Shareholders, are to be held in escrow by Crestar Bank (the "Escrow Agent") to cover any damages incurred by MedQuist and TL as a result of the breach of any surviving representations and warranties. After the expiration of the Survival Period, any shares of MedQuist Common Stock then held by the Escrow Agent shall be delivered to the DDI stockholders. See "The Merger--Terms of the Merger."

Certain Consequences of the Merger

     Upon issuance of the shares of MedQuist Common Stock pursuant to the Merger, holders of DDI Common Stock will become shareholders of MedQuist, and each share of DDI Common Stock issued and outstanding immediately prior to the Merger will be converted into the right to receive the Merger Consideration. In addition, holders of DDI Stock Options will be entitled to receive MedQuist Stock Options and upon the exercise of their MedQuist Stock Options, a number of shares of MedQuist Common Stock determined as described under "The Merger--Terms of the Merger."

     After the issuance of the shares of MedQuist Common Stock issuable pursuant to the Merger, the MedQuist shareholders immediately prior to the execution of the Merger Agreement will own approximately 96.07% of the outstanding shares of MedQuist Common Stock, the Principal Shareholders will own approximately 3.71% of the outstanding shares of MedQuist Common Stock, and the remaining DDI stockholders will own approximately 0.22% of the outstanding shares of MedQuist Common Stock. See "The Merger--Certain Consequences of the Merger."

Regulatory Approvals

     No federal or state regulatory approval was required in connection with the Merger.

Conduct of the Business of MedQuist and TL after the Merger

     The members of the respective boards of directors of MedQuist and TL and the officers of each of MedQuist and TL immediately prior to the consummation of the Merger are continuing as the directors and officers of MedQuist and TL, respectively, following the Merger. See "Management of MedQuist and TL Upon Consummation of the Merger."

Interests of Certain Persons in the Merger

     David A. Cohen, Chairman of the Board and Chief Executive Officer of DDI since May 28, 1998, is also a Chairman of the Board and the Chief Executive Officer of MedQuist. John A. Donohoe, John R. Emery and John M. Suender, executive officers of MedQuist, have been executive officers of DDI since May 28, 1998.

     Richard D. Cameron, the former Chairman of the Board and Chief Executive Officer of DDI and one of the Principal Shareholders, held approximately 46.4% of the outstanding shares of DDI Common Stock prior to the execution of the Merger Agreement. Mr. Cameron has entered into a one year employment agreement with TL pursuant to which he will earn a base salary of $100,000.

     McGettigan, Wick & Co., Inc. ("McGettigan, Wick") served as DDI's financial advisors, and received a fee of $200,000 for their role in advising DDI in connection the Merger. Charles C. McGettigan and Myron A. Wick III, two of the principals of McGettigan, Wick, were members of the DDI Board that approved the Merger. In addition, McGettigan, Wick and Messrs. McGettigan and Wick are affiliates of Proactive, Lagunitas and G&B, three of the Principal Shareholders which together held approximately 47% of the outstanding shares of DDI Common Stock prior to the execution of the Merger Agreement.

Appraisal Rights

     Holders of DDI Common Stock are entitled to appraisal rights under the Delaware General Corporation Law (the "DGCL"). Any stockholder entitled to appraisal rights may, after _____________, 1998 and on or prior to _____________, 1998, demand from TL the appraisal of any or all of his or her shares of DDI Common Stock by delivering a written demand for an appraisal to the Corporate Secretary, Transcriptions, Ltd., stating the identity of the stockholder and that the stockholder intends by such notice to demand the appraisal of all of his or her shares. Demand is necessary if the stockholder is to perfect his or her appraisal rights. See "The Merger--Appraisal Rights" and "Annex A--Section 262 of the Delaware General Corporation Law (relating to statutory appraisal rights)." Holders of DDI Common Stock who wish to exercise their appraisal rights should not complete the accompanying letter of transmittal.

Certain Federal Income Tax Consequences

     The Merger is expected to qualify as a reorganization within the meaning of
Section 368(a) of the Internal Revenue Code of 1986, as amended (the "Code"). Assuming the Merger qualifies as a reorganization within the meaning of Section 368(a) of the Code, no gain or loss will be recognized by DDI stockholders upon their exchange of DDI Common Stock for MedQuist Common Stock, except that any DDI stockholder who receives cash proceeds in lieu of a fractional share interest in MedQuist Common Stock will recognize gain or loss equal to the difference between such cash proceeds and the tax basis in the fractional share interest, and such gain or loss will constitute capital gain or loss if such stockholder's DDI Common Stock was held as a capital asset at the Effective Time. A DDI stockholder who perfects appraisal rights with respect to his or her shares of DDI Common Stock should, in general, treat the difference between the tax basis of the shares of DDI Common Stock held by such person with respect to which such appraisal rights are perfected and the amount received in payment therefor as capital gain or loss. However, depending on the DDI stockholder's particular circumstances, such amount might be treated for federal income tax purposes as dividend income. See "The Merger--Certain Federal Income Tax Consequences."

Accounting Treatment

     The Merger has been accounted for as a "pooling of interests" transaction, as such term is used under Generally Accepted Accounting Principles ("GAAP"). See "The Merger-- Accounting Treatment."

Registration Rights

     Pursuant to the terms of the Merger Agreement, MedQuist is required to prepare and file with the Commission a Registration Statement on Form S-3 for the purpose of registering for resale the shares of MedQuist Common Stock issued to the Principal Shareholders pursuant to the Merger Agreement.

Comparison of Shareholder's Rights

     Pursuant to the Merger and upon surrender of their Certificates, the holders of DDI Common Stock at the Effective Time will become shareholders of MedQuist. See "Comparison of Shareholders' Rights" for a summary of the material differences between the rights of holders of MedQuist Common Stock and DDI Common Stock. These differences arise from the distinctions between the laws of the jurisdictions in which MedQuist is, and DDI was, incorporated (New Jersey and Delaware, respectively) and the distinctions between the respective charters and bylaws of MedQuist and DDI prior to the Merger.

                 SELECTED HISTORICAL FINANCIAL DATA OF MEDQUIST
                      (In thousands, except per share data)


     The following selected consolidated financial data of MedQuist for the years ended December 31, 1997, 1996, 1995, 1994 and 1993 are derived from consolidated financial statements of MedQuist which have been audited by Arthur Andersen LLP, independent public accountants. Such data is qualified in its entirety by reference to historical financial information set forth in MedQuist's Annual Report on Form 10-K for the year ended December 31, 1997. References in the notes to this table to Notes to Consolidated Financial Statements are to the notes to consolidated financial statements included in such Form 10-K. The selected consolidated financial data as of and for the three months ended March 31, 1998 and 1997 are derived from unaudited consolidated financial statements and is qualified in its entirety by reference to historical financial information set forth in MedQuist's Quarterly Report on Form 10-Q/A for the period ended March 31, 1998. Operating results for the three months ended March 31, 1998 are not necessarily indicative of the results that may be expected for the entire year ending December 31, 1998.


                                             Three Months Ended
                                                  March 31,                              Year Ended December 31,
                                            --------------------    ------------------------------------------------------------
                                              1998        1997        1997         1996         1995         1994          1993
                                            --------    --------    --------     --------     --------     --------     --------
Statement of Operation Data (1):
 Revenues                                   $ 27,396    $ 18,621    $ 84,590     $ 61,480     $ 45,127     $ 24,841     $   --
 Costs and expenses:
  Cost of revenues                            20,211      13,714      62,282       45,591       33,711       18,677         --
  Selling, general and administrative          1,357       1,059       4,620        3,579        4,325        2,798        1,688
                                            --------    --------    --------     --------     --------     --------     --------
  Depreciation                                 1,075         754       3,568        2,468        1,862          639           60
                                            --------    --------    --------     --------     --------     --------     --------
  Amortization                                   440         350       1,517        1,176          496          264           12
                                            --------    --------    --------     --------     --------     --------     --------
    Total operating expenses                  23,083      15,877      71,987       52,814       40,394       22,378        1,760
                                            --------    --------    --------     --------     --------     --------     --------
 Operating income (loss)                       4,313       2,744      12,603        8,666        4,733        2,463       (1,760)
    Interest expense                              14          63         173        1,649        3,695        2,738        1,426
                                            --------    --------    --------     --------     --------     --------     --------

 Income (loss) from continuing operations
   before income taxes                         4,299       2,681      12,430        7,017        1,038         (275)      (3,186)
 Income tax provision (benefit)                1,655       1,046       4,799        2,833          431         (109)      (1,290)
                                            --------    --------    --------     --------     --------     --------     --------
 Income (loss) from continuing operations      2,644       1,635       7,631        4,184          607         (166)      (1,896)
 Discontinued operations (2)                     --          --          --           --         (1,729)       1,612        3,746
 Extraordinary item (3)
                                                --          --          --           --           (545)        --           --
                                            --------    --------    --------     --------     --------     --------     --------
 Net income (loss)                             2,644       1,635       7,631        4,184       (1,667)       1,446        1,850
 Inducement deduction (4)                       --          --          --           (707)        --           --           --
                                            --------    --------    --------     --------     --------     --------     --------
 Net income (loss) available to common
  shareholders                              $  2,644    $  1,635    $  7,631     $  3,477     $ (1,667)    $  1,446     $  1,850
                                            ========    ========    ========     ========     ========     ========     ========

 Basic income per common share:
  Continuing operations (1)                 $   0.12    $   0.08    $   0.36     $   0.26     $   0.09     $  (0.03)    $  (0.22)

  Discontinued operations (2)                   --          --          --           --          (0.25)        0.24         0.44
  Extraordinary item (3)                        --          --          --           --          (0.08)        --           --
  Inducement deduction (4)                      --          --          --          (0.05)        --           --           --
                                            --------    --------    --------     --------     --------     --------     --------
                                            $   0.12    $   0.08    $   0.36     $   0.21     $  (0.24)    $   0.21     $   0.22
                                            ========    ========    ========     ========     ========     ========     ========
 Diluted income per common share:
  Continuing operations (1)                 $   0.12    $   0.07    $   0.34     $   0.23     $   0.08     $  (0.03)    $  (0.22)
  Discontinued operations (2)                   --          --          --           --          (0.23)        0.24         0.44
  Extraordinary item (3)                        --          --          --           --          (0.08)        --           --
  Inducement deduction (4)                      --          --          --          (0.04)        --           --           --
                                            --------    --------    --------     --------     --------     --------     --------
                                            $   0.12    $   0.07    $   0.34     $   0.19     $  (0.23)    $   0.21     $   0.22
                                            ========    ========    ========     ========     ========     ========     ========
Balance Sheet Data:
  Working capital                           $ 25,476    $ 19,667    $ 22,723     $ 18,355     $  4,926     $    776     $  1,108

  Total assets                                92,919      76,569      90,805       74,341       58,095       51,403       25,041
  Long-term debt, net of current portion          52       1,625       1,404        1,719       15,956       30,415       12,395
  Shareholders' equity                        81,323      66,994      76,317       65,695       10,420       10,692        9,071

(1) Transcriptions, Ltd. was acquired by the Company effective May 1, 1994. All prior businesses have been treated as discontinued operations. See Note (2) below.

(2) On November 14, 1995, MedQuist executed a letter of intent to sell its receivables management business. The operations and net assets of its receivables management business and previously divested businesses have been accounted for as discontinued operations. Discontinued operations are presented net of tax and include a gain on disposal of $1,749 in 1993 and a loss on disposal of $3,180 in 1995. See Note 3 of Notes to Consolidated Financial Statements of MedQuist.

(3)  Represents the loss on early extinguishment of debt, net of income taxes.

(4) Represents issuance of 128 shares of common stock to induce a warrant holder to exercise. MedQuist has recorded a $707 non-recurring deduction from net income available to common shareholders. See Note 8 of Notes to Consolidated Financial Statements of MedQuist.

                    SELECTED HISTORICAL FINANCIAL DATA OF DDI
                      (In thousands, except per share data)



The following selected financial data of DDI as of and for the years ended December 31, 1997, 1996, 1995, 1994 and 1993 are derived from financial statements of DDI which have been audited by Hozik & Charin, independent accountants. Such data is qualified in its entirety by reference to historical financial information set forth in DDI's Annual Report on Form 10-KSB for the year ended December 31, 1997. The selected financial data as of and for the three months ended March 31, 1998 and 1997 are derived from unaudited financial statements and is qualified in its entirety by reference to historical financial information set forth in DDI's Quarterly Report on Form 10-QSB for the period ended March 31, 1998. Operating results for the three months ended March 31, 1998 are not necessarily indicative of the results that may be achieved for the entire year ending December 31, 1998.


                                                          Three Months Ended
                                                               March 31,                     Year Ended December 31,
                                                          ------------------    ----------------------------------------------------
                                                           1998       1997       1997       1996       1995        1994       1993
                                                          -------    -------    -------    -------    -------     -------    -------
Statement of Operation Data:
     Revenues                                             $ 2,997    $ 1,994    $10,026    $ 6,937    $ 5,058     $ 3,838    $ 2,746
     Costs and expenses:
          Cost of revenues                                  1,961      1,275      6,398      4,490      3,443       2,557      1,854
          Selling, general and administrative                 716        524      2,598      1,717      1,284         947        777
                                                          -------    -------    -------    -------    -------     -------    -------
               Total operating expenses                     2,677      1,799      8,996      6,207      4,727       3,504      2,631
                                                          -------    -------    -------    -------    -------     -------    -------


     Operating income                                         320        195      1,030        730        331         334        115
     Interest expense
                                                             --            4         21         37         25          28         31
                                                          -------    -------    -------    -------    -------     -------    -------
     Income before income taxes                               320        191      1,009        693        306         306         84
     Income tax provision
                                                              123         72        393        253        202         112         31
                                                          -------    -------    -------    -------    -------     -------    -------
     Net income                                           $   197    $   119    $   616    $   440    $   104     $   194    $    53
                                                          =======    =======    =======    =======    =======     =======    =======
     Net income per common share:
          Basic                                           $  0.03    $  0.02    $  0.10    $  0.07    $  0.02     $  0.03    $  0.01
                                                          =======    =======    =======    =======    =======     =======    =======
          Diluted                                         $  0.03    $  0.02    $  0.09    $  0.07    $  0.02     $  0.03    $  0.01
                                                          =======    =======    =======    =======    =======     =======    =======


Balance Sheet Data:
     Working capital (deficit)                            $   386    $   287    $   495    $   265    $  (138)    $   345    $   176
     Total assets                                           3,571      2,283      3,289      2,157      1,640       1,228        979
     Long-term debt, net of current portion                  --           22          1         31         57          99        215
     Shareholders' equity                                   1,959      1,164      1,700      1,044        605         829        503


               SELECTED UNAUDITED PROFORMA COMBINED FINANCIAL DATA
                      (In thousands, except per share data)




The following table sets forth certain selected pro forma combined financial data for MedQuist. and DDI. The pro forma amounts included in the table below assume the consummation of the Merger and are based on the "pooling of interests" method of accounting. The following table should be read in conjunction with the historical financial statements of MedQuist and DDI and the pro forma financial data included herein under the caption "Unaudited Pro Forma Combined Financial Information."

The pro forma amounts below are presented for informational purposes only and are not necessarily indicative of the results of operations of the combined company that would have actually occurred had the Merger been consummated as of January 1, 1995 or of the financial condition of the combined company had the Merger been consummated as of March 31, 1998 or of the future results of operations or financial condition of the combined company. The pro forma information does not reflect any synergies anticipated as a result of the Merger, in particular the elimination of costs associated with Digital Dictation, Inc.'s status as a public company and other administrative savings. There can be no assurances that such synergies will be realized. In addition, the pro forma statement of operations data does not reflect transaction costs related to the Merger.


                                                                   Three Months Ended
                                                                        March 31,                     Year Ended December 31,
                                                                 ----------------------        -------------------------------------
                                                                  1998           1997           1997           1996          1995
                                                                 -------        -------        -------        -------        -------
Statement of Operation Data:
Revenues                                                         $30,393        $20,615        $94,616        $68,417        $50,185
Costs and expenses:
     Cost of revenues                                             22,762         15,439         70,906         51,516         38,190
     Selling, general and administrative                           1,357          1,059          4,620          3,579          4,325
     Depreciation                                                  1,201            828          3,940          2,750          2,110
     Amortization                                                    440            350          1,517          1,176            496
                                                                 -------        -------        -------        -------        -------
          Total operating expenses
                                                                  25,760         17,676         80,983         59,021         45,121
                                                                 -------        -------        -------        -------        -------
Operating income                                                   4,633          2,939         13,633          9,396          5,064
Interest expense
                                                                      14             67            194          1,686          3,720
                                                                 -------        -------        -------        -------        -------
Income from continuing operations before
     income taxes                                                  4,619          2,872         13,439          7,710          1,344
Income tax provision
                                                                   1,778          1,118          5,192          3,086            633
                                                                 -------        -------        -------        -------        -------
Income from continuing operations                                $ 2,841        $ 1,754        $ 8,247        $ 4,624        $   711
                                                                 =======        =======        =======        =======        =======

Income per share from continuing operations:
     Basic                                                       $  0.13        $  0.08        $  0.38        $  0.27        $  0.09
     Diluted                                                        0.12           0.08           0.35           0.24           0.08

Weighted average shares outstanding:
     Basic                                                        22,648         21,582         21,908         17,016          7,872
     Diluted                                                      23,956         23,164         23,540         18,920          8,424


Balance Sheet Data (March 31, 1998):
     Working capital                                             $25,112           --             --             --             --
     Total assets                                                 96,490           --             --             --             --
     Long-term debt, net of current portion                           52           --             --             --             --
     Shareholders' equity                                         82,532           --             --             --             --


                           COMPARATIVE PER SHARE DATA

                                   (Unaudited)



The following table presents historical and pro forma per share data for MedQuist and historical and equivalent pro forma per share data for DDI. Equivalent pro forma per share amounts for DDI were calculated by multiplying the relevant MedQuist pro forma amount by 0.1440899, the "Exchange Ratio." The following tables should be read in conjunction with the historical financial statements of MedQuist and DDI and the pro forma financial data included herein under the caption "Unaudited Pro Forma Combined Financial Information."



                                               Three
                                               Months          Year Ended
                                               Ended          December 31,
                                              March 31,  ----------------------
                                                1998     1997     1996     1995
                                                ----     ----     ----     ----
MEDQUIST
Income from continuing operations:
 Historical - Basic                            $0.12     0.37     0.26     0.09
 Historical - Diluted                           0.12     0.34     0.24     0.08
 Pro Forma -  Basic                             0.13     0.38     0.27     0.09
 Pro Forma-Diluted                              0.12     0.35     0.25     0.09

Dividends:
 Historical                                      --       --       --       --

Book value:
 Historical (1)                                 3.70     3.56
 Pro forma (2)                                  3.64     3.51


DDI
Net income:
 Historical - Basic                             0.03     0.10     0.07     0.02
 Historical - Diluted                           0.03     0.09     0.07     0.02
 Equivalent Pro Forma - Basic (3)               0.02     0.05     0.04     0.01
 Equivalent Pro Forma - Diluted (3)             0.02     0.05     0.04     0.01

Dividends:
 Historical                                      --       --       --       --

Book value:
 Historical (1)                                 0.31     0.27
 Equivalent Pro Forma (4)                       0.52     0.50


(1) Computed by dividing shareholders' equity by the number of shares of common stock outstanding at the end of the period.

(2) Computed by dividing pro forma shareholders' equity by the pro forma number of shares of common stock outstanding at the end of the period.

(3) Computed by multiplying the relevant pro forma net income amount by the Exchange Ratio of 0.1440899.

(4) Computed by multiplying the pro forma book value by the Exchange Ratio of 0.1440899.

                            MARKET PRICE INFORMATION

     Since May 24, 1996, MedQuist Common Stock has been traded on the Nasdaq National Market under the symbol "MEDQ." From September 20, 1994 until May 24, 1996, MedQuist Common Stock was traded on the American Stock Exchange under the symbol "MBS." The following table sets forth, for the last two fiscal years and for the first quarter of 1998 through the date set forth below, the high and low reported closing sale prices for MedQuist Common Stock for the period during which MedQuist Common Stock has been traded on the American Stock Exchange and the range of high and low bid quotations for the period in which the Common Stock was quoted in the Nasdaq National Market. The bid quotations for the Nasdaq National Market reflect inter-dealer prices, do not include retail mark-ups, mark-downs or commissions and may not necessarily reflect actual transactions. DDI Common Stock is traded on the Nasdaq Bulletin Board under the symbol "DGDT." The following table sets forth, for the last two fiscal years and for the first quarter of 1998 through the date set forth below, the high and low reported closing sale prices for DDI Common Stock.

                                          MEDQUIST                DDI
                                        COMMON STOCK         COMMON STOCK(a)
                                        -------------      ----------------
                                         HIGH    LOW        HIGH       LOW
                                         ----    ---        ----       ---

1996
        First Quarter................... $ 4.34   2.79       (b)       (b)
        Second Quarter..................   6.92   4.04       (b)       (b)
        Third Quarter...................   7.42   4.17      1.75      0.94
        Fourth Quarter..................   8.34   5.50      0.75      0.25

1997
         First Quarter...................  8.84   7.25      0.88      0.38
         Second Quarter.................. 10.13   6.34      2.94      0.50
         Third Quarter................... 11.69   9.88      3.25      1.50
         Fourth Quarter.................. 17.38  11.00      3.00      1.38

1998
         First Quarter................... 19.44  15.15      1.88       1.50

     (a) The above noted bid quotations of MedQuist Common Stock reflect a three for two stock split effected on September 9, 1997 and a two-for-one stock split effected on June 15, 1998.

     (b) No publicly available share prices prior to July 24, 1996.

     The information set forth in the table below presents: (i) the closing price for shares of MedQuist Common Stock and DDI Common Stock on May 28, 1998, the last day on which trading occurred prior to the public announcement of the intention to complete the Merger, and on _____________, 1998, the last full trading day for which information was available prior to the date of this Prospectus and (ii) the Equivalent Per Share Price (as hereinafter defined) of DDI Common Stock on May 28, 1998 and ____________, 1998. The "Equivalent Per Share Price" of DDI Common Stock represents the closing price per share of MedQuist Common Stock reported on Nasdaq National Market, multiplied by $0.1440899. The Equivalent Per Share Price is not the same as the Merger Consideration. See "The Merger--Terms of the Merger."

                                                                DDI
                                                            COMMON STOCK
                        MEDQUIST                 DDI         EQUIVALENT
                        COMMON                 COMMON        PER SHARE
PER SHARE PRICE          STOCK                  STOCK           PRICE
--------------------------------------------------------------------------------

May 28, 1998           $21.875(1)              $2.875          $3.152
______, 1998

     (1) Adjusted to reflect a two for one stock split effected on June 15, 1998.

     MedQuist has caused the listing on the Nasdaq National Market of the shares of MedQuist Common Stock issuable in connection with the Merger. See "The Merger--Nasdaq Listing."

     DDI STOCKHOLDERS ARE URGED TO OBTAIN A CURRENT MARKET QUOTATION FOR THE MEDQUIST COMMON STOCK. NO ASSURANCE CAN BE GIVEN AS TO THE FUTURE PRICES OF, OR MARKETS FOR, MEDQUIST COMMON STOCK.

                                DIVIDEND POLICIES

     To date, MedQuist has not paid any dividends on its capital stock. MedQuist currently intends to retain any future earnings to fund operations and the continued development of its business and, therefore, does not anticipate paying any cash dividends on MedQuist Common Stock in the foreseeable future. Future cash dividends, if any, will be determined by the Board of Directors of MedQuist, and will be based upon MedQuist's earnings, capital requirements, financial condition and other factors deemed relevant by the Board of Directors. MedQuist's senior lender restricts the payment of any dividends.

     DDI has not paid any dividends since becoming a public company in 1995.

                         INFORMATION CONCERNING MEDQUIST


Background

     MedQuist is a leading national provider of electronic transcription and information management solutions to the healthcare industry. Through its proprietary software, open architecture environment and network of more than 2,800 trained transcriptionists, MedQuist converts free-form medical dictation into electronically formatted patient records which healthcare providers use in connection with patient care and for other administrative purposes. MedQuist's customized outsourcing services enable clients to improve the accuracy of transcribed medical reports, reduce report turnaround times, shorten billing cycles and reduce overhead and other administrative costs.

     MedQuist was incorporated in New Jersey in 1987 as a group of out-patient healthcare businesses affiliated with a non-profit healthcare provider. By the end of 1995, MedQuist had divested all of its non-medical transcription businesses. Since the acquisition of TL in 1994, MedQuist has acquired 15 smaller medical transcription companies.

Industry Overview

     Electronic medical transcription and document management is the process by which free-form dictated patient data is captured in a useable format, routed to the appropriate location and inserted into a patient's medical record. Physicians and other individual healthcare providers use this information for direct patient care delivery purposes and administrative personnel use the information for billing and other administrative purposes. Historically, the majority of dictated reports and related transcription expenditures were generated by hospital medical record departments, where transcription services represent a significant expenditure. Examples of these reports include patient histories, discharge summaries, operative reports and consults. Increasingly, other hospital departments, such as radiology, emergency, oncology, pediatrics and cardiology, are dictating reports to improve their delivery of care and administrative functions. Health maintenance organizations, out-patient clinics and physician practice groups are also expanding their use of transcribed medical reports. Accordingly, MedQuist believes the market for outsourced transcription services will expand due in part to the following emerging trends.

     Increased Outsourcing. In the 1990's outsourcing of services in the healthcare industry is increasing as a means to reduce administrative burdens and fixed costs. Hospitals and other healthcare organizations are increasingly outsourcing their electronic transcription of dictated patient records as their information needs and volume of dictated reports expand. As healthcare providers continue to consolidate and grow in size and the delivery of medical care becomes decentralized, their information needs become more complex. Outsourcing of transcription services permits providers to reduce overhead and costs, ease administrative burdens, improve quality of reports, access leading technologies without development and investment risk and obtain the expertise to implement and manage a system tailored to their specific requirements.

     Growth in Information Systems. As healthcare organizations expand and the delivery of care becomes increasingly decentralized, the insurance industry and, in some cases, healthcare accreditation organizations and governmental agencies are requiring expanded use of transcribed reports to facilitate communication between various parts of a healthcare network, to improve the quality and efficiency of patient care, to retain and provide reliable information in the event of malpractice litigation and to support the requirements for reimbursement under Medicare and Medicaid. Moreover, the growing information needs of hospitals and other healthcare organizations are driving the creation of electronic medical record systems as the first step in the implementation of the computer based patient record and the ability to perform outcomes analysis. MedQuist believes that electronic medical transcription services are a core component of such systems and records since they provide the ability to capture, access and manipulate the patient data which forms the basis of the patient record.

     Delivery of Care. As the health insurance industry continues to shift from traditional fee-for-service reimbursement to managed care forms of reimbursement such as "capitation," healthcare providers and payors are creating integrated healthcare delivery systems consisting of hospitals, health maintenance organizations, out-patient clinics and physician practice groups which must coordinate the exchange of patient information and the delivery of patient care. The accurate and efficient capture of patient data, and the distribution and storage of and access to patient medical records are critical to such coordination. Similar coordination is required as healthcare organizations, often with different information systems, consolidate and increase in size through mergers and acquisitions. Increasingly, healthcare organizations are recognizing that centralizing patient data into an accessible system can create economies of scale to reduce overall healthcare costs and improve the efficient delivery of patient care.

Strategy

     MedQuist's objectives are to maintain its leadership position as a provider of electronic transcription and information management solutions to the healthcare industry and to enhance that position as the information needs of healthcare providers continue to expand and evolve. The key elements of MedQuist's strategy include the following:

     Expand Existing Client Relationships. A majority of MedQuist's transcription services are provided to hospital medical record departments. Through its close and continuing client relationships, MedQuist seeks to increase its services as these departments outsource more of their transcription requirements and as the volume of patient records continue to grow. In addition, MedQuist is seeking to penetrate the direct care departments at hospitals such as radiology, emergency, oncology, pathology, pediatrics and cardiology, within its existing client base. Historically, these departments have not dictated their patient data or outsourced the transcription of their patient data to the same extent as medical record departments.

     Extend Current Client Base. MedQuist is seeking to extend its base of traditional hospital clients and to pursue new clients such as health maintenance organizations, out-patient clinics and physician practice groups which MedQuist believes will represent a growing percentage of the available market. Based upon input from new clients, MedQuist believes that references from its existing client base represent a key component of its sales and marketing efforts.

     Leverage Technology Leadership. MedQuist's proprietary software, which operates within an open architecture environment, and MedQuist's technological expertise enable it to create customized systems tailored to specific client requirements and changing industry standards. MedQuist intends to continue to incorporate advances in technology to improve the efficiency of its operations, reduce costs, expand the breadth and functionality of its services and enhance its competitive position.

     Capitalize on Emerging Technologies. MedQuist is initiating relationships with developers and end-users of emerging technologies, such as voice-recognition, data mining and outcomes analysis and Internet based telecommunications to create value added services for its clients and to participate in the development of the computer based patient record. During 1997, MedQuist formed a strategic alliance with Lernout & Hauspie Speech Products to develop and market a clinical workstation which integrates voice recognition, structured input and free-form dictation. Also during 1997, MedQuist and Synthesys Technologies, Inc. executed a co-marketing agreement to market Synthesys' data mining and outcomes analysis software to MedQuist's customer base.

     Pursue Strategic Acquisitions. MedQuist intends to pursue acquisitions of other transcription companies which expand its client base, management team, network of qualified transcriptionists or geographic presence, as well as acquisitions, joint ventures and other relationships which expand its technological expertise. As the largest publicly traded company engaged primarily in providing medical transcription services, MedQuist believes that it can capitalize on consolidation opportunities within the fragmented medical transcription industry. Since acquiring TL in 1994, MedQuist has acquired 15 smaller medical transcription companies.

The MedQuist Integrated System

     MedQuist integrates proprietary software with sophisticated digital dictation equipment, a healthcare provider's host system, a network of more than 2,800 transcriptionists and an experienced management team to provide customized solutions for hospitals and other healthcare providers. Through its outsourced transcription and data management services, MedQuist captures and stores free-form medical dictation, professionally transcribes such dictation into accurate reports, and electronically receives, reviews and distributes final reports to a client by up-loading them into the client's computer system for placement into a patient's medical record. Authorized individuals at multiple locations can access this electronic information when needed for administrative, billing and patient care purposes. MedQuist believes that the transcription and management of free-form dictation are key components in the increasing implementation of electronic medical record systems.

     The following are the key characteristics of MedQuist's electronic transcription and document management system:

     Customization/Open-Architecture. MTS operates in an open architecture environment providing flexibility to address individual client needs. MedQuist is capable of modifying MTS to interface with existing or legacy systems. MedQuist's technical staff works closely with its clients, both before and after installation, to develop system modifications and refinements. For example, MTS allows database abstracting and can generate reports which clients can use for administrative, management or direct delivery of patient care purposes (i.e., outcomes analysis studies).

     Fast, Accurate and Reliable Reports. MedQuist believes that due to its large number (more than 2,800) of trained transcriptionists and its ability to allocate work among them efficiently, it is able to reduce the production turnaround times for transcribed medical reports. MTS allows a match of client turnaround requirements and transcriptionist availability that an in-house staff or smaller organization generally cannot provide. MTS also provides editing and electronic review capabilities, such as specific reference to pages or clauses to alert clients to potential deficiencies, that increase accuracy and reliability. The quality of its transcriptionists and the capabilities of MTS enable MedQuist to deliver its services on a cost-effective basis.

     Distribution/Routing System. MTS speeds the distribution of transcribed reports within the client's healthcare organization. MTS enables MedQuist to exchange patient data with the client, using either the HL-7 format or another interface protocol selected by the client. As a result, completed reports are uploaded directly into the client's computer system. Once received at the client host computer, authorized healthcare professionals throughout the client's organization can access the report.

     Tracking System. DTS enables a client and individual healthcare providers to review the status of particular patient data and transcribed reports at any point in time and to advise MedQuist whether the production of a particular report requires acceleration. Through DTS, the client and MedQuist are able to monitor MedQuist's on-time performance, especially with respect to critical reports requiring turnaround times of less than 24 hours. Healthcare providers also use DTS as an integral management tool to monitor physician timeliness in their dictation, review and sign-off process.

Technology Development

     MedQuist continually evaluates emerging technologies and applies them as appropriate to make its services more reliable, efficient and cost-effective, and to assist its clients in meeting their transcription and document management needs. MedQuist modifies MTS to interface with existing or legacy systems. MedQuist works directly with its clients, both before and after implementation of its systems, to create customized solutions. For example, MedQuist partners with its clients to customize MTS to enable electronic data exchange in accordance with the HL-7 format, or other interface protocols, to link the various components of the client's healthcare network.

     MedQuist has also made technological enhancements to MTS to increase the speed and accuracy of its transcriptionists. Completed projects include the development of keys and keystroke combinations which translate into commonly used, often misspelled, medical and technical terms. Additional improvements in the MTS online spellcheck and editing systems are currently under development, as are enhancements to MedQuist's electronic signature capability, MedQuist's use of facsimile servers to facilitate the distribution of transcribed reports to multiple locations, and the conversion of ASCII text into HTML documents for transmission over computer networks. During 1997, MedQuist formed a strategic alliance with Lernout & Hauspie Speech Products to develop and market a clinical workstation which integrates voice recognition, structured input and free-form dictation. Also during 1997, MedQuist and Synthesys Technologies, Inc. executed a co-marketing agreement to market Synthesys' data mining and outcomes analysis software to MedQuist's customer base.

Clients

     MedQuist's diversified client base includes more than 800 hospitals and other healthcare organizations and physician practice groups. A majority of MedQuist's largest clients are hospitals, including large metropolitan hospitals and major teaching hospitals. Additional clients include health maintenance organizations and out-patient clinics. MedQuist's clients are located in 42 states and the District of Columbia. The following table sets forth certain information relating to MedQuist's client profile and their contribution to MedQuist's revenue for 1997 and 1996:

                                               Percentage of Revenues
Type of Client                                    1997         1996
--------------                                    ----         ----

Hospital Medical Records Departments............ 68.0%        69.7%
Other Hospital Departments...................... 21.8%        20.9%
HMOs, Out-Patient Clinics and Other
 Healthcare Providers...........................  8.4%         8.5%
Physician Practice Groups.......................  1.8%         0.9%

Sales and Marketing

     All office managers and operational vice presidents, as well as MedQuist's senior management, including the Chief Executive Officer, have sales responsibilities. Based on input from new clients, MedQuist believes that, historically, new clients have utilized its services in large part due to recommendations and references by its existing national client base, and that references from its existing client base will continue to be a key component of its marketing and sales strategy. In addition to its traditional transcription services to hospital medical record departments, MedQuist's target markets include patient care departments, such as radiology, emergency rooms, oncology, pathology, pediatrics and cardiology, health maintenance organizations, physician practice groups and out-patient clinics.

     When performing sales and marketing responsibilities, MedQuist's employees utilize a consultative sales and marketing approach by establishing a working relationship with its clients through a series of direct meetings with the chief financial officer, health information manager, chief information officer and other key individuals at the client's organization. In this manner, MedQuist obtains information concerning the particular needs of a client and educates the client as to how MedQuist's services can be customized to meet those needs. As part of its marketing efforts, MedQuist also advertises in national healthcare trade publications (including those sponsored by the American Health Information Management Association), and participates in industry conventions.

Competition

     MedQuist currently competes in a highly fragmented industry which is predominately populated by small, regional or local companies, with a limited number of national companies. According to the Medical Transcription Industry Alliance, there are over 1,500 companies providing medical transcription services in the United States.

MedQuist believes that it competes for clients on the basis of price, ability to customize services and the reliability, accuracy and turnaround time of transcribed reports. In addition to outside transcription services, MedQuist competes with in-house transcription departments maintained by many healthcare organizations.

Employees

     As of March 1, 1998, MedQuist employed 857 persons, of whom 42 are administrative, 29 are branch office managers, 59 are technical support, 366 are clerical and other support personnel, and 361 are transcriptionists. In addition, 2,517 persons provide transcription services to MedQuist from their homes. MedQuist compensates its transcriptionists under a production incentive-based compensation structure based upon their performance (including accuracy, speed and output). MedQuist believes that its ability to engage at-home transcriptionists enables it to compete effectively for the limited number of skilled transcriptionists. By being able to work out of their homes, qualified transcriptionists can make their own hours, eliminate commuting costs and time and have the benefits of flexible work hours.

     MedQuist treats its at-home transcriptionists as independent contractors for state tax, benefits and unemployment purposes and statutory employees for social security and federal income tax purposes. A successful challenge to MedQuist's position or a change in applicable law could result in the incurrence of liability for withholding taxes, disability payments, unemployment payments, interest and penalties by MedQuist.

     MedQuist utilizes a quality control program for training its transcriptionists to permit greater accuracy of transcribed reports. MedQuist has hired a national recruiter for screening and testing applicants for positions as transcriptionists and maintains relationships with transcriptionist schools to develop applicant pools. Screening procedures include testing applicants' skills to determine whether they meet MedQuist's standards.

     None of MedQuist's employees are represented by a labor union. MedQuist considers its relations with its employees and at-home transcriptionists to be good.

Government Regulation

     The healthcare industry is subject to changing political, economic and regulatory influences that may affect the outsourcing arrangements of healthcare providers. Federal and state legislators have proposed programs to reform the United States healthcare system and other proposals are in the development stage. In general, these programs and proposals tend to emphasize managed care, seek to lower reimbursement rates and otherwise attempt to control the environment in which providers operate.

     In providing its services, MedQuist is subject to certain statutory, regulatory and common law requirements regarding the confidentiality of such medical information. MedQuist requires its personnel to agree to keep all medical information confidential and monitors compliance with applicable confidentiality requirements.

     Federal and state regulators are making increasing efforts to investigate claims of false billing for government reimbursement and have secured substantial payments from healthcare providers to resolve these claims. Because these claims often result from a lack of appropriate documentation to support billing, these government investigational efforts may stimulate a need for more comprehensive transcription services. Additionally, healthcare accreditation organizations and governmental authorities have begun to require more efficient transcription of patient medical records as part of the requirements for a hospital or other healthcare organization to receive and maintain its accreditation.

     It presently cannot be determined if any additional healthcare legislation or self-regulatory proposals (whether relating to reimbursement, accreditation, billing practices, confidentiality, the healthcare industry in general or otherwise) will be introduced, the form that any such legislation or proposals would take, whether such legislation or proposals would be enacted or adopted and, if enacted or adopted, what effect, if any, such legislation or proposals would have on the healthcare industry in general and MedQuist in particular.

Intellectual Property

     MedQuist considers its MTS and DTS trademarks and its corporate names MedQuist and Transcriptions, Ltd. to be important to the operation of its business and the marketing of its services. MedQuist has been issued a registered trademark for the corporate names "MedQuist" and "Transcriptions, Ltd." No registered trademark has been issued for MTS or DTS. MedQuist regards the software underlying its services as proprietary, and relies primarily on a combination of contract, copyright and trademark law, trade secrets, confidentiality agreements and contractual provisions to protect its proprietary rights. MedQuist has no patents or patent applications pending, and relies on existing trade secrets and copyright laws to afford it protection against unauthorized use. MedQuist is not aware that any of its software, trademarks or other proprietary rights infringe the proprietary rights of third parties.

Year 2000 Compliance

     MedQuist is aware of the issues associated with the programming code in existing computer systems as the year 2000 approaches. The "year 2000 problem" is pervasive and complex as virtually every computer operation will be affected in some way by the rollover of the two-digit year value to 00. The issue is whether computer systems will properly recognize date sensitive information when the year changes to 2000. Systems that do not properly recognize such information could generate erroneous data or cause a system to fail. MedQuist relies on its systems in operating and monitoring all aspects of its business. MedQuist also relies on the external systems of its customers, suppliers and other organizations with which it does business. Management is in the process of assessing its internal and external systems to assure MedQuist is prepared for the year 2000. Management does not anticipate that MedQuist will incur significant expenses or be required to invest heavily in computer systems improvements to be year 2000 compliant. However, significant uncertainty exists concerning the potential costs and effects associated with any year 2000 compliance. To date, no material issue has been identified as they relate to MedQuist's efforts to identify year 2000 issues. However, despite MedQuist's efforts thus far to address year 2000 compliance, MedQuist cannot guarantee that all internal or external systems will be compliant, or that its business will not be materially adversely affected by any such non-compliance.

General Information Concerning MedQuist

     MedQuist's executive offices are located at Five Greentree Centre, Suite 311, Marlton, New Jersey 08053 and the telephone number for MedQuist is (609) 596-8877.

     For additional information concerning MedQuist see MedQuist's Annual Report and other documents filed with the Commission and listed under "Incorporation of Certain Documents by Reference" and "Summary--Selected Historical Financial Information of MedQuist."

                           INFORMATION CONCERNING DDI

Background

     DDI provides electronic medical information processing services to institutional health care providers, including hospitals and emergency medicine facilities located in various parts of the country. DDI's business involves the transcription of medical reports which have been dictated by physicians and other medical professionals, into computer readable form and/or hard copy. DDI was organized as a Virginia corporation, originally under the name Kabrumer Transcriptions, Inc., in April 1989 and, in May 1989, acquired certain assets from Kabrumer Transcriptions, a proprietorship operating a traditional local medical transcription business serving the Washington, D.C. market and, through a second office, the Pittsburgh market. The name of the corporation was changed to Digital Dictation, Inc. in October 1989. In October 1995, DDI merger with and into Sonochem, Inc., a publicly-held Delaware corporation, at which time the surviving company changed its name to Digital Dictation, Inc. Thereafter, DDI filed a Registration Statement on Form 10-SB with the Commission pursuant to which it became a reporting company under Section 15(d) of the Exchange Act.

Centralized Management System

     DDI has developed an operating concept of centralized management of remote transcription and developed an integrated information processing and dictation control system to support that operating concept. DDI's management believes that DDI is one of the few firms in its industry that has successfully created a centralized, automated transcription service, able to serve a national client base from a single central location. DDI retains high caliber medical transcriptionists, many of whom hold the designation of Certified Medical Transcriptionist (CMT) from the American Association for Medical Transcription. All of DDI's transcriptionists, referred to as independent medical transcriptionists ("IMT's"), work from their homes throughout the country, and are supported by a centralized transcription control and management system located at DDI's Virginia Operations Center.

     DDI has developed a proprietary in-hospital transcription processing system that is electronically linked with DDI's centralized processing system in its Virginia Operations Center. This in-hospital system provides automated processing of all incoming transcriptions, enabling the hospital to eliminate clerical positions formerly assigned to transcription processing. Dictated reports are transcribed, edited, transmitted to hospitals, printed, up-loaded to mainframe-based hospital information systems and faxed to physicians, all under computer control, around the clock.

Customer Contracts

     DDI generally enters into written contracts with its clients pursuant to which DDI provides medical transcription services for a fixed fee per line of transcription or per transcribed report. These contracts have a stated term that varies in length from one to four years, with the majority of contracts containing an automatic annual renewal clause with a price increase generally in the amount of the applicable consumer price index. Most of DDI's contracts enable the client to terminate the contract at any time without cause by providing sixty days advance written notice.

Proprietary Software

     All of the DDI's applications software has been developed in-house by its employees, and the rights to such software are held exclusively by DDI. All software is protected by copyrights through notices that appear on the computer screen. DDI neither sells nor licenses its software to any other person or firm, nor does it have any plans to do so in the future. DDI considers its proprietary software to be an essential element in its ability to achieve and maintain a competitive advantage. Moreover, management believes, the use of this software is highly integrated with the organizational structure of DDI, thereby enhancing its operational value to DDI.

Year 2000 Compliance

     DDI has conducted a survey of the hardware and software currently being used in the business and has audited how the software was created, either as software created by DDI or hardware and software purchased from vendors. With respect to the software created by DDI, the tools used to create these programs have been certified by the vendor to be Year 2000 compliant. Furthermore, where changes to the systems are necessary, DDI has current and accurate copies of the source code, and there has been virtually no turnover in the staff that developed these internal systems. The software and hardware developed by vendors and used in DDI's business are generally Year 2000 compliant or have patches available from the vendors to solve the problems for at least two decades into the twenty-first century. Nevertheless, DDI is not currently free of Year 2000 problems, as the patches have not all been installed, adequate testing to confirm that no unintended consequences will result from such patches has not been conducted, and interfaces with hospital systems have not been investigated. Management does not anticipate that DDI will incur significant expenses to be Year 2000 compliant.

Description of Property

     DDI's principal executive offices and its Virginia Operations Center occupy approximately 4200 square feet of the first floor of 8230 Old Courthouse Road, Vienna, Virginia, 22182. This facility, which is comprised of two separate spaces first occupied by DDI in August 1991 and October 1996, is being leased under two agreements through August 1999 and October 1999, respectively. DDI has equipped this facility with computer, dictation, telephone and administrative equipment necessary to support the operation. Management believes that all of DDI's property is adequately covered by insurance and that either an extension of the current lease or replacement space could be obtained at market rates.

Legal Proceedings

     As of the date of this Prospectus, the management of DDI is not aware of any legal proceedings to which DDI is a party.

Management's Discussion and Analysis of Financial Condition and Results of Operations as of March 31, 1998

     Result of Operations. DDI has reported average annual growth in revenues over the past four fiscal years of 38%. DDI focuses on securing long-term contracts for full-service (outsourced) medical transcription services rather than overflow services from medical institutions. As a result, each client contract produces a fairly consistent stream of revenue.

     Total revenue from all contracts each week (the "run rate") is management's key indicator of current financial performance. The acquisition of a new client requires initial start-up expenses prior to the cut-over of service, and thereafter results in an immediate positive impact on the weekly run rate, as revenue is increased by the full weekly amount of the new contract. DDI has been able to maintain its existing client base.

     Annual revenues for the preceding five fiscal years were as follows:

                                         FOR THE YEAR ENDED DECEMBER 31,
                    1997             1996             1995              1994             1993
                -----------       ----------       ----------        ----------       ----------
Revenues        $10,025,895       $6,936,730       $5,057,585        $3,838,076       $2,754,897


     The fact that DDI does not accept overflow contracts permits it to anticipate a continuous stream of revenue and to plan and execute improvements in technology and services which are designed to enhance client satisfaction and retention. DDI's record of adding new clients while maintaining existing client loyalty has resulted in a stable and generally predictable annual revenue growth rate. As DDI continues to expand its market nationally and exploit its technology and client support, management anticipates the ability to continue to increase annual revenue in line with historic trends, although there can be no assurances that such annual revenue growth rates will be sustained.

     Revenues for the first quarter of 1998 were 50.3% higher than revenues for the first quarter of 1997 primarily as a result of net additions of hospitals obtained as new clients, and by expansion of services among clients in the existing client base. Quarter-to-quarter price increases have also occurred, but are not a significant reason for the increase in revenues.

     Cost of services, which includes all costs related to transcriptionists, telephone and associated equipment depreciation, represented 63.9% of revenues in the first quarter of 1997 as compared to 65.4% in the first quarter of 1998. The increase in cost of services as a percentage of revenues is attributable primarily to telecommunications costs. Telecommunications costs increased substantially throughout calendar year 1997. During the second half of 1997, an extensive software development program and re-design of the Company's telecommunications network was undertaken. During the first quarter of 1998 there is redundant telecommunications expense as the shift in network facilities begins. Costs of services are and will remain to be directly related to revenue and it is expected that such costs will continue at the rate of approximately two-thirds of total revenue.

     General and administrative ("G&A") expenses consist primarily of salaries and benefits of all technical, marketing, operations and client support, administrative and executive personnel, occupancy costs, marketing and promotional costs, and other administrative expenses. G&A expenses were 26.3% of revenue in the first quarter of 1997 versus 23.9% of revenue in the first quarter of 1998. G&A expenses decreased as a percentage of revenues because of the spreading of fixed costs over a larger amount of revenue in 1998.

     Operating income increased from 9.8% of revenue in the first quarter of 1997 to 10.7% of revenue in the first quarter of 1998. The increase in margin illustrates DDI's ability to increase its revenue base without a similar percentage increases in fixed expenses, which is in part due to its strategy of nationwide expansion from a central operating facility. This is indicated by the fact that revenues increased 50% compared to the first quarter of 1997 while G&A expenses increased from the comparable quarter by approximately 37%.

     Financial Condition. At March 31, 1998, DDI held cash and equivalents of approximately $170,000, along with trade receivables of approximately $1,480,000. As necessary to meet temporary cash flow shortages, DDI may draw upon a $700,000 line of credit ($450,000 as of March 31, 1997) which remains available through December 3, 2002; management expects to be able to renew the line. There were no borrowings against the line of credit as of March 31, 1997 compared to borrowings of $214,000 as of March 31, 1998. Net cash flow from operations was $638,777 for the three months ending March 31, 1997 and $478,455 in 1998. A major reason for the decrease in cash flow relates to the manner in which income taxes were paid in prior years. Until 1996, DDI qualified to use cash basis tax accounting, and thereafter was required to adopt accrual basis tax accounting. The deferred tax liability is being paid over a four year period.

     Given that DDI is expected to grow at a rate in excess of its net profit margin, it is possible the Company will need to secure a source of additional funding to finance such growth. Management believes that projected increases in revenues will be sufficient to fund the associated increases in operating costs of DDI.

Management's Discussion and Analysis of Financial Condition and Results of Operations as of December 31, 1997

Results of Operations

     DDI has reported average annual growth in revenues over the past four fiscal years of 38%. DDI focuses on securing long-term contracts for full-service (outsourced) medical transcription services rather than overflow services from medical institutions. As a result, each client contract produces a fairly consistent stream of revenue paid on a weekly basis. Annual revenues for the preceding five fiscal years were as follows:

                                         FOR THE YEAR ENDED DECEMBER 31,
                    1997             1996             1995              1994             1993
                -----------       ----------       ----------        ----------       ----------
Revenues        $10,025,895       $6,936,730       $5,057,585        $3,838,076       $2,754,897

     Total revenue from all contracts each week (the "run rate") is management's key indicator of current financial performance. The acquisition of a new client results in an immediate positive impact on the weekly run rate, as revenue is increased by the full weekly amount of the new contract. At the same time, DDI has been able to maintain its existing client base. As of December 31, 1997, DDI's weekly "run rate" had grown to in excess of $215,000, compared to a rate of approximately $140,000 as of December 31, 1996. The year-to-year "run rate" increase is approximately fifty-four percent (54%). As DDI continues to expand its market nationally and exploit its technology and client support, management anticipates the ability to continue to increase annual revenue in line with historic trends, although there can be no assurances that such annual revenue growth rates will be sustained.

Financial Condition

     At December 31, 1997, DDI held cash and equivalents of approximately $2,500, along with net trade receivables of approximately $1,710,000.

     As necessary to finance its growth rate, DDI may draw upon a $500,000 line of credit obtained during 1997 which remains available through December 3, 2002, subject to annual reviews. DDI expects to renew its line of credit beyond that date. Borrowings against the line of credit, which totaled approximately $132,000 as of December 31, 1997, bear interest at prime plus one per cent per annum and are secured by all the assets of DDI. Given that DDI will continue to grow at a rate in excess of its net profit margin, DDI will be required to draw against its line of credit or acquire additional equity funding. Management further believes that projected increases in future revenues will be sufficient to fund the associated increases in operating costs of DDI. Net cash flow from operations was approximately $1,147,000 in 1997 and $465,000 in 1996.

Results of Operations

     Revenues increased by 45% from 1996 to 1997, and by 37% from 1995 to 1996. Approximately 2% of the increase in revenues in both periods was due to price increases to current customers; the remainder is due primarily to net additional hospitals being taken on as clients. Throughout this period, DDI has continued to provide the same basic level of service at the same general price level, subject to adjustment for CPI increases, to all of its clients, both existing and new. During 1997, DDI was successful in obtaining new clients that were larger in size than the historical average of the "run rate" for its existing clients. This resulted in favorable changes in operating margin, as described below.

     Cost of services, which includes all costs related to the IMT's, and telephone and associated equipment depreciation, represented 63.8% of revenue in 1997 as compared to 64.7% in the prior year. Costs of services are generally directly related to revenue and it is expected that such costs will continue at the rate of approximately two-thirds of total revenue. The decrease of .9% as a percentage of revenue compared to 1996 was due primarily to spreading partially-fixed costs, such as depreciation, over a larger value of revenues. As DDI continues to expand nationally by obtaining contracts with institutions located outside the local telephone calling area, and because these new clients are larger in size and require more sophisticated services, the amount of telecommunications services used by DDI will continue to grow as a percentage of revenue. However, DDI instituted a major internal software development project during 1997 to convert its telecommunications facilities from variable cost (based on minutes of usage) to fixed cost of a virtual private network. If this conversion of facilities and software development is successful, and DDI continues to increase its revenues, it will result in future increases in margin as a result of spreading fixed costs over a larger base of revenues.

     General and administrative ("G&A") expenses consist primarily of salaries and benefits of all technical, marketing, operations and client support, administrative and executive personnel, occupancy costs, marketing and promotional costs, recruiting and other administrative expenses. G&A expenses as a percentage of revenue increased to 25.9% of revenue in 1997 versus 24.7% of revenue in 1996. There were two primary reasons for the increase, and one reason the increase was not greater than it otherwise would have been. The reasons for the increase are: a) each addition of a new hospital client results in one-time expenses for marketing, sales service, systems and procedures set-up, and commission expenses related to securing the hospital as a client and assuring a smooth and successful cut-over of services to DDI, and b) recruiting expenses and salaries to increase the size and capability of DDI's software systems staff. These expenses are estimated to represent an increase in G&A expense from 1996 to 1997 of 3.0% of revenue. During 1997, DDI initiated a comprehensive re-engineering of its telecommunications platforms and software. The project has not been completed, and some systems development salary and other expense has been deferred until the project is completed and placed in service. The capitalized project costs, if expensed in 1997 would have increased G&A by 1.7% of revenue. There were no such costs in 1996. All other expenses amounted to a decrease of .1% of revenue and were due to spreading of fixed expenses over a larger amount of revenue.

     Operating income increased by 41% from $729,800 in 1996 to $1,029,503 in 1997. As a percentage of revenue, the operating margin was 10.5% and 10.3% respectively in the two years.

     Interest expense decreased from $39,187 in 1996 to $23,169 in 1997, primarily reflecting decreased borrowing against DDI's line of credit to finance accounts receivable balances.

Changes in and Disagreements with Accountants

     DDI has had no disagreements with its independent accountants, Hozik & Charin, on any matter of accounting principles or practices or financial statement disclosure. Hozik & Charin have been DDI's independent accountants since 1993.

General Information Regarding DDI

     DDI's principal executive offices are located at 8230 Old Courthouse Road Vienna, Virginia 22182, and its telephone number is (703) 848-2830.

                                   THE MERGER

Terms of the Merger Agreement

     The following is a brief summary of certain terms of the Merger Agreement. This summary is qualified in its entirety by reference to the Merger Agreement, which is attached hereto as Annex B. All persons are urged to read the Merger Agreement in its entirety.

     On May 28, 1998, MedQuist and TL entered into the Merger Agreement with DDI and the Principal Shareholders. Prior to the execution of the Merger Agreement, the Principal Shareholders together owned 5,908,673 shares of DDI Common Stock, which represented approximately 93.4 percent of the outstanding shares of DDI Common Stock. Under the terms of the Merger Agreement, the Principal Shareholders exchanged each of their shares of DDI Common Stock for 0.1440899 shares of MedQuist Common Stock, for a total of 851,376 shares (adjusted to reflect a two for one stock split effected on June 15, 1998) of MedQuist Common Stock upon execution of the Merger Agreement.

The Merger

     The Merger was approved by the Board of Directors of DDI pursuant to a unanimous written consent dated May 28, 1998 and by a majority of the stockholders of DDI pursuant to a written consent of stockholders dated May 28, 1998. No further action on the part of DDI stockholders is required to effect the Merger. TL and DDI intend to consummate the Merger on _____________, 1998, at which time DDI will merge with and into TL, with TL being the surviving corporation.

Conversion of Shares; Exchange of Stock Certificates; No Fractional Amounts

     At the Effective Time, pursuant to the Merger Agreement, each share of DDI Common Stock issued and outstanding immediately prior to the Effective Time (other than shares held by TL, which shares so held by TL will be canceled, and shares owned by stockholders who perfect their statutory appraisal rights under Delaware law and do not withdraw such right) will be, by virtue of the Merger and without any action on the part of the record holder thereof (the "Public Shareholders"), converted into the right to receive 0.1440899 shares of MedQuist Common Stock (the "Exchange Ratio"). The Exchange Ratio was determined as follows: (i) through negotiations, TL and DDI agreed that the price per share of DDI Common Stock in the Merger would be $3.2033 (See "--Reasons for the Merger"); and (ii) $3.2033 was then divided by $22.23125 (adjusted to reflect a two for one stock split effected on June 15, 1998) the agreed value of a single share of MedQuist Common Stock based upon contemporaneous trading (the "MedQuist Share Value"). The MedQuist Common Stock issuable to holders of shares of DDI Common Stock pursuant to the Merger and any cash to be paid in lieu of fractional shares of MedQuist Common Stock are referred to collectively as the "Merger Consideration." No fractional shares of MedQuist Common Stock will be issued pursuant to the Merger. Each DDI stockholder who otherwise would have been entitled to a fraction of a share of MedQuist Common Stock will receive in lieu thereof cash in accordance with the terms of the Merger. MedQuist has caused the shares of MedQuist Common Stock issuable to the Public Shareholders to be listed on the Nasdaq National Market.

     Accompanying this Prospectus is a form of letter of transmittal and instructions for use in surrendering Certificates and receiving the consideration to which each Public Shareholder is entitled pursuant to the Plan of Merger. Each Public Shareholder holding Certificates should surrender such Certificates to the Exchange Agent together with the letter of transmittal duly executed and completed in accordance with the instructions thereto, and each Public Shareholder will be entitled to receive in exchange therefor certificates for shares of MedQuist Common Stock and a check for any cash which may be payable in lieu of a fractional share of MedQuist Common Stock. Public Shareholders who wish to exercise their appraisal rights should not surrender such Certificates to the Exchange Agent. See "--Appraisal Rights."


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


     Each outstanding Certificate (other than Certificates evidencing shares of DDI Common Stock held by TL, which will be canceled, or stockholders who perfect their statutory appraisal rights under Delaware law and do not withdraw such right), which prior to the Merger represented DDI Common Stock, until so surrendered and exchanged, will be deemed, for all purposes, to evidence only the right to receive the Merger Consideration that the Public Shareholder holding such Certificate is entitled to receive pursuant to the terms of the Merger Agreement.

Treatment of DDI Stock Options

     At the Effective Time, each outstanding unexpired option to purchase shares of DDI Common Stock (a "DDI Stock Option") which was granted pursuant to DDI's 1996 Non-Qualified Stock Option Plan, as amended (the "DDI Stock Option Plan"), will be cancelled and extinguished and converted into equivalent options to purchase MedQuist Common Stock ("MedQuist Stock Options"). Each holder of DDI Stock Options will receive an option to purchase 0.1440899 shares of MedQuist Common Stock for each DDI Stock Option held by such optionholder at the Effective Time. The exercise price for the MedQuist Stock Options is equal to the product of (i) (A) the respective exercise price of the each DDI Stock Option for which the MedQuist Stock Option is being converted and issued in place thereof divided by (B) $3.2033, multiplied by (ii) $22.23125 (adjusted to reflect a two for one stock split effected on June 15, 1998); provided, however, that such exercise price shall be rounded up to the nearest cent. The duration and other terms of each MedQuist Stock Option is the same as that of each DDI Stock Option exchanged therefor.

     MedQuist has reserved for issuance a sufficient number of shares of MedQuist Common Stock for delivery upon exercise of the MedQuist Stock Options exchanged for DDI Stock Options in accordance with the Merger Agreement, and such shares of MedQuist Common Stock have been registered with the Commission pursuant to a Registration Statement on Form S-8.

Surviving Representations and Warranties; Escrowed Shares

     In the Merger Agreement, DDI and the Principal Shareholders made certain representations and warranties to MedQuist and TL regarding, among other things, the business, assets and liabilities of DDI. Certain of the representations and warranties of DDI and the Principal Shareholders, relating to (i) DDI's financial Statements and reports, (ii) any undisclosed liabilities of DDI, (iii) DDI's taxes, (iv) DDI's assets, (v) DDI's accounts receivable, and (vi) DDI's net worth (each a "Surviving Warranty"), shall survive until the earlier of (a) the completion of the first independent audit, following the First Closing Date, of the consolidated financial statements of MedQuist in which the Surviving Corporation's financial statements are included, or (b) one (1) year from the date of the Merger Agreement, May 28, 1999 (the "Survival Period").

     Under the Merger Agreement, ten percent of the shares of MedQuist Common Stock received in the Merger by the Principal Shareholder were deposited and, by the Public Shareholders will be deposited (the "Escrowed Shares"), in escrow with Crestar Bank (the "Escrow Agent") to cover any damages incurred by MedQuist and TL as a result of the breach of any Surviving Warranty. If, prior to the expiration of the Survival Period, TL in good faith determines that DDI or the Principal Shareholders breached a Surviving Warranty as of the First Closing Date and TL incurs, or becomes reasonably likely to incur, damages as a result of such breach (a "Claim"), then TL shall deliver a notice of Claim ("Claim Notice") to the Escrow Agent and the Principal Shareholders, for themselves and as agents for the Public Shareholders, setting forth the nature of such Claim and the estimated amount of damages from such Claim. If the Principal Shareholders do not object or are deemed not to have objected to such claim pursuant to the terms of the Merger Agreement, TL shall be entitled to have the Escrow Agent return and the Escrow Agent shall return to TL such number of the Escrowed Shares having a value, based on the MedQuist Share Value, equal to the aggregate dollar amount of TL's damages set forth in the Claim Notice, up to the total number of Escrowed Shares then held by the Escrow Agent. Such Escrowed Shares shall be deducted from the total number of Escrowed Shares so held on a pro rata basis from all shares therein held based upon the number of Escrowed Shares held by the Principal Shareholders and the Public Shareholders.

     If the Principal Shareholders dispute the amount of damages set forth in any Claim Notice, the Escrow Agent shall return to TL such of the Escrowed Shares as are not subject to such dispute and the number of Escrowed Shares that are the subject of such dispute shall be held by the Escrow Agent until such dispute is resolved. Subject to the foregoing, at the expiration of the Survival Period, the Escrow Agent shall deliver to the DDI stockholders any of the Escrowed Shares then in the Escrow Agent's possession.

     The Principal Shareholders, for themselves and on behalf of the Public Shareholders, will, within twenty (20) days after receipt of a Claim Notice, deliver to TL and the Escrow Agent a written notice ("Dispute Notice") stating either that the Principal Shareholders agree with TL's Claim or that they object in good faith to the validity of such Claim and setting forth in reasonable detail the grounds on which the Principal Shareholders are contesting the validity of the Claim. Any failure of the Principal Shareholders to deliver such Dispute Notice within such twenty (20) day period shall be conclusively deemed to be acceptance of such adjustment for themselves and on behalf of the Public Shareholders.

Registration Rights

     Pursuant to the terms of the Merger Agreement, MedQuist is required to prepare and file with the Commission a Registration Statement on Form S-3 for the purpose of registering for resale the shares of MedQuist Common Stock issued to the Principal Shareholders pursuant to the Merger Agreement.

Background of the Merger

     On February 10, 1998, DDI announced that it experienced 44.5% revenue growth and 42.1% earnings growth in 1997. Following this announcement, members of senior management of MedQuist and DDI entered into discussions regarding the basic operational synergies and other strategies of the companies and their competitors, with each company concluding that the potential benefits of combining MedQuist and DDI were significant. During this time period, MedQuist also retrieved and reviewed relevant financial and other information of DDI filed with the Commission and made a preliminary internal valuation of DDI.

     On March 4, 1998, Richard Cameron, DDI's Chief Executive Officer, met with David Cohen, MedQuist's Chief Executive Officer, and other members of MedQuist's senior management at MedQuist's offices in Marlton, New Jersey in order to discuss in more detail the operating strategies of the companies, the potential synergies resulting from a combination and integration issues that may arise in the event of a combination. At the conclusion of the meeting, the parties agreed that a combination of the companies made sense and that negotiations regarding a potential merger of the companies should proceed.

     On March 9, 1998, MedQuist sent DDI a non-binding offer letter outlining the proposed terms of a merger qualifying for pooling of interest accounting treatment. Mr. Cameron reviewed the offer with the DDI Board of Directors (the "DDI Board"), and then replied to MedQuist by letter dated March 12, 1998, noting that, while a combination was desirable both operationally and financially, MedQuist's proposed valuation of DDI was not acceptable. Although Mr. Cameron recognized that the valuation was fair when compared to other medical transcription companies recently sold, he opined that, in light of the short term achievable value of DDI, the valuation was too low. Nevertheless, Mr. Cameron indicated a willingness to continue discussions.

     DDI and MedQuist continued further negotiations and discussions during the period from March 12, 1998 through March 20, 1998. On that date, Mr. Cameron communicated to MedQuist that, although the combination was an optimum strategy for both companies, DDI continued to believe it deserved a higher valuation under the belief that it could achieve its projected earnings and revenue growth.

     Thereafter, until April 20, 1998, MedQuist and DDI continued to explore alternative combination structures. During this time period, DDI provided more detailed information regarding its growth prospects and anticipated margin improvements. The parties also identified anticipated savings as a result of any combination. In light of the additional information, MedQuist indicated a willingness to increase its valuation of DDI.

     On April 20, 1998, members of MedQuist's senior management met in Philadelphia, Pennsylvania with Mr. Cameron and Mr. Charles McGettigan, a director and a principal of DDI's financial advisor, McGettigan, Wick & Co., Inc. During that meeting, the parties agreed to commence an in depth due diligence investigation of DDI. Following additional negotiations, on April 28, 1998, the parties entered into a non-binding agreement to conduct due diligence and negotiate a definitive agreement. Shortly thereafter, a first draft of a definitive agreement was circulated to the parties which, following negotiations of legal and financial terms, resulted in the Merger Agreement, which was executed on May 28, 1998. The Principal Shareholders approved the Merger by written consent delivered on May 28, 1998.

MedQuist's Reasons for the Merger

     At its annual Board Retreat in January, 1998, MedQuist management made a formal presentation to the MedQuist Board of Directors (the "MedQuist Board") regarding the advantages and disadvantages of making acquisitions using MedQuist Common Stock in transactions qualifying for pooling of interests accounting treatment. After considerable discussion, the MedQuist Board recognized that the ability to use MedQuist Common Stock in such transactions represented a distinct advantage over MedQuist's principal competitors, whose ability to engage in such transactions was limited primarily because they were not publicly traded or had significantly lower liquidity or market value. In addition, the MedQuist Board recognized that the higher the price of MedQuist Common Stock, the lower the cost of capital when using MedQuist Common Stock for acquisitions. Accordingly, as a matter of strategy, the MedQuist Board directed management to pursue actively transactions using MedQuist Common Stock and qualifying for pooling of interests accounting treatment.

     MedQuist initially contacted DDI on February 10, 1998. The status of negotiations and an analysis of the strategic benefits and potential synergies of the proposed transaction were reviewed with the MedQuist Board at its Regular Meeting on April 22, 1998. The MedQuist Board, however, did not vote on the transaction at that time.

     After the April 22, 1998 meeting, MedQuist's Chief Executive Officer made periodic phone calls to MedQuist Board members keeping them apprised of the status of negotiations. On May 4, 1998, each member of the MedQuist Board received a package of additional information regarding DDI and the proposed transaction, including proposed terms, DDI's most recent quarterly and annual SEC filings, DDI's most recent earnings release and an analysis of the anticipated build up of DDI's revenues for the remainder of 1998.

     A special meeting of the MedQuist Board was held on May 27, 1998, at which the directors discussed, among other things: (i) the combination, including the history of negotiations, strategic and synergistic benefits of a combination, DDI's historical and projected finances, the availability of pooling of interests accounting treatment; (ii) operational, financial and legal due diligence investigations; and (iii) the terms of the Merger Agreement. Based on the foregoing and the more detailed information set forth below, the MedQuist Board unanimously approved the Merger Agreement and the transactions contemplated under the Merger Agreement.

     In reaching its determination to approve the Merger, the MedQuist Board relied upon and consulted with MedQuist's senior management and their accounting and legal advisors and considered the following matters:

     Tax and Accounting Treatment. The MedQuist Board considered the expectation that the Merger will be a tax-free transaction and would be accounted for as a pooling of interests.

     Earnings Per Share Accretion. Excluding one time costs associated with the transaction, the Merger is expected to be accretive to MedQuist's earnings per share for 1998 and thereafter. In addition, the acquisition of DDI was expected to be consistent with the strategy of MedQuist to maintain above average growth in both revenues and earnings per share in order to provide superior returns to its shareholders when compared with known publicly traded and other know privately held competitors.

     Consolidation; Economies of Scale. The medical transcription industry is undergoing a rapid consolidation. The MedQuist Board considered that scale is an important competitive factor, with the largest participants able to leverage key resources. In addition, as the hospital industry continues to consolidate, grow in size and become decentralized, information needs tend to increase in complexity. As a result, providers and payors increasingly require larger more sophisticated transcription vendors like MedQuist. Similarly, the MedQuist Board considered that MedQuist's size, when compared to smaller vendors, permits it to leverage capital and human resources to fund the cost of research and development and to provide more sophisticated services, which are believed necessary to attract and retain customers.

     Management. The MedQuist Board believes that the strength of the DDI management and research and development teams will provide long term benefits to MedQuist.

     Technology. DDI has technologies in place that may enable MedQuist to reduce its telecommunication costs and/or hire remote transcriptionists at a lower cost. Similarly, MedQuist has technologies that should enable DDI to improve the service delivered to its clients. Although the MedQuist Board acknowledged that it is too early to predict the impact on earnings, if any, resulting from such additional technology, the Board determined that the companies' respective technologies were potentially complimentary.

     Stronger Combined Companies; Improved Liquidity. The combined companies are expected to have greater earnings and cash flow, higher market capitalization and a stronger balance sheet. This is expected to help MedQuist realize its growth potential and to continue to pursue development opportunities. In addition, the Merger is expected to be consistent with MedQuist's strategy to increase the market capitalization and liquidity of its shares of Common Stock, while minimizing the impact of ownership dilution resulting from issuing additional shares. The MedQuist Board believes that issuing shares in connection with the Merger is preferable to an offering of primary shares, because the proceeds of the issuance are immediately invested for shareholders in the acquired company.

     Cash Flow Analysis. In addition to earnings per share accretion, the MedQuist Board considered the cost of the transaction as a multiple of cash flow, which the MedQuist Board deemed to be reasonable.

     Reductions in Overhead. The MedQuist Board believes that the combined companies should be able to reduce corporate overhead costs by combining accounting, financial, legal, human resources and other corporate overhead.

     Increased Market Penetration; Geographic Diversification. Although DDI operates on a national basis, its office is located in the Washington, D.C. area. The MedQuist Board considered that, to date, MedQuist has not penetrated that market very well and the reputation of DDI in that market should enable MedQuist to capitalize on additional growth opportunities. In addition, the Board determined that geographic diversity may improve the long term stability of earnings and cash flow by reducing the impact of any regional cyclical downturns.

     Certain Risks. The MedQuist Board also considered various risks of the transaction, including those set forth herein under "Risk Factors," and determined that the potential benefits outweighed such risks.

     The foregoing discussion of the information and factors considered by the MedQuist Board is not exhaustive. The MedQuist Board did not quantify or attempt to assign relative weights to the importance of these factors. Rather, the MedQuist Board made a decision based upon the totality of the information presented at the various board meetings, informal calls and otherwise distributed to the MedQuist Board. In addition, different Board members may have assigned different importance to each of the factors.

DDI's Reasons for the Merger

     In reaching its decision to enter into the Merger Agreement, the DDI Board considered its own due diligence investigation, due diligence conducted by management, the advice of its financial advisors, and presentations of management. Without limiting the generality of the foregoing, the DDI Board considered the following factors without assigning any relative weights to any of the individual factors:

     Need to Increase Size. The DDI Board considered that MedQuist is one of the largest medical transcription companies in the United States. The medical transcription industry, which has been characterized by small, local and regional providers, is rapidly consolidating, resulting in fewer and larger providers. The DDI Board considered that larger companies are able to provide increasingly sophisticated services to clients at lower costs because of their ability to leverage resources and apply technology over a broader base of revenues. In order to compete effectively, the DDI Board felt that it would eventually be necessary to merge with a larger company or become a leader in consolidation. The DDI Board considered that MedQuist has demonstrated its leadership in the medical transcription industry.

     Improved Financial Strength. The DDI Board considered that the combined companies would have an improved balance sheet and increased cash flow and earnings, enhancing the financial strength of DDI. Absent the combination, DDI had limited financial strength to be a leader in the consolidation of the industry. The DDI Board believed that combining with MedQuist would provide the financial and strategic position to actively pursue development and consolidation opportunities.

     Higher Profile and Increased Liquidity for Shareholders. Although a public company, DDI traded on the Nasdaq Bulletin Board and had no financial analysts covering its stock. With only approximately 6% of its outstanding shares publicly traded, the liquidity of its shares was extremely limited, averaging only 4,300 shares per day traded for the four weeks ending May 22, 1998, and DDI Common Stock often did not trade for weeks at a time. The market capitalization of DDI as of February 1, 1998, prior to any contacts with MedQuist, was approximately $10 million. The DDI Board believed that the low market capitalization and thin float of its publicly traded shares were major deterrents in attracting analyst coverage and institutional interest in purchasing the shares. The DDI Board considered that MedQuist, on the other hand, trades on the Nasdaq National Market and is actively followed by analysts from nine investment banking firms. The average daily trading volume of MedQuist for the four weeks ending May 22, 1998 was over 22,000 shares. In addition, the market capitalization of MedQuist as of that date was approximately $500 million. The DDI Board considered that the higher investment profile and greater liquidity resulting from exchanging DDI shares for MedQuist Common Stock was in the long term best interests of the DDI shareholders.

     Premium Purchase Price. In addition to the benefits of improved liquidity and higher investment profile, the DDI Board considered the benefits of the purchase price premium. In 1997, the stock traded between a low of $0.375 and a high of $3.25. The average price for a share of DDI Common Stock was $0.80 for all of 1997 and the average price per share for the period from January 1, 1998 through May 27, 1998 was $1.67. The December 31, 1997 closing price of a share of DDI Common Stock was $1.6875 and the closing price on May 27, 1998, the day before the DDI Board approved the transaction and the Merger Agreement was executed was $2.875. The DDI Board considered that the exchange price of $3.2033 per share of DDI Common Stock represented a significant premium. Specifically, the exchange price was a premium of approximately: (i) 300% over the average 1997 price; (ii) 90% over the December 31, 1997 price; (iii) 92% over the average 1998 price; and (iv) 11% over the closing price on May 27, 1998. In addition, the DDI Board did not believe that the trading price could be maintained if the number of shares offered for public sale increased to any significant degree over historical volumes. The DDI Board also considered that, as a multiple of cash flow, the purchase price was at a substantial premium to other publicly disclosed acquisitions of medical transcription companies and almost double an unsolicited offer that DDI had earlier received and rejected.

     Enhanced Prospects. The DDI Board considered that the prospects for the combined companies were greater than the prospects for DDI as a stand alone company and the shareholders of DDI would participate in those enhanced prospects.

     Strategic Fit. The DDI Board considered the strategic fit between MedQuist and DDI, including the possibility for cost savings from leveraging overhead and potential technological synergies for each company.

     Merger Agreement. The DDI Board considered the terms and conditions of the Merger Agreement.

     Tax and Accounting Treatment. The DDI Board considered the expectation that the Merger will be a tax-free transaction to DDI and its shareholders and will be accounted for by MedQuist as a pooling of interests transaction.

     Advice of McGettigan, Wick & Co, Inc. The DDI Board considered the advice of its financial advisors, McGettigan, Wick & Co, Inc. ("McGettigan, Wick"). The DDI Board recognized the fact that McGettigan, Wick would receive a $200,000 fee in connection with the transaction and that both Charles C. McGettigan and Myron
A. Wick, III are members of the DDI Board and affiliates of Proactive, Lagunitas and G&B, three of the Principal Shareholders who together then held approximately 47% of the outstanding shares of DDI Common Stock. Nevertheless, Messrs. McGettigan and Wick each have substantial investment experience, and the DDI Board relied upon their financial and strategic advice and due diligence investigation. Based on the factors identified above, the DDI Board did not seek a formal opinion regarding the adequacy of the Merger Consideration.

     Principal Shareholders. The DDI Board also considered the interests of the Principal Shareholder generally. The Board recognized the fact that all of the Principal Shareholders, who together then held approximately 93.4% of the outstanding shares of DDI Common Stock, were in favor of the transaction. The Board considered it particularly important that the Principal Shareholders would receive the same Merger Consideration as the Public Shareholders.

     The DDI Board also considered certain countervailing factors associated with the Merger, especially the following:

     MedQuist's Premium Share Price. The DDI Board considered the fact that MedQuist's shares had appreciated very rapidly over the last two years. However, the DDI Board also recognized that MedQuist had demonstrated consistent annual earnings and revenue growth in excess of 35% during that time period and that MedQuist's shares were likely undervalued two years ago.

     Lack of Board Influence. The DDI Board considered that it would not have any seats on the MedQuist Board.

     Integration Risks. The DDI Board considered the general risks associated with integrating DDI into MedQuist and the fact that this was the largest acquisition by MedQuist of a medical transcription company since it acquired TL in May 1994.

     Although the DDI Board considered the above risk factors in approving the Merger, the DDI Board concluded that the potential unfavorable aspects of the Merger were outweighed by the potential benefits.

Certain Consequences of the Merger

     As a result of the Merger, the holders of DDI Common Stock (other than those who perfect their appraisal right) will become shareholders of MedQuist. Upon the consummation of the Merger, each outstanding share of DDI Common Stock (except for shares of DDI Common Stock held by TL, which will be canceled, and shares owned by stockholders who perfect their statutory appraisal rights under Delaware law and do not withdraw such rights) will be converted into the right to receive the Merger Consideration. The additional shares of MedQuist Common Stock to be issued pursuant to the Merger have been approved for listing on the Nasdaq National Market, subject to notice of issuance. See "--Nasdaq Listing." After the issuance of the shares of MedQuist Common Stock issuable pursuant to the Merger, the MedQuist shareholders immediately prior to the execution of the Merger Agreement will own approximately 96.07% of the outstanding shares of MedQuist Common Stock, the Principal Shareholders will own approximately 3.71% of the outstanding shares of MedQuist Common Stock, and the Public Shareholders will own approximately 0.22% of the outstanding shares of MedQuist Common Stock.

     As a result of the Merger, DDI will no longer exists as a corporation and there will be no public market for DDI Common Stock. DDI Common Stock will cease to be traded on the Nasdaq Bulletin Board and the registration of DDI Common Stock under the Exchange Act will be terminated.

     The composition of MedQuist's and TL's Boards of Directors and management will not been affected by the Merger.

     MedQuist and TL currently expect to continue to operate DDI's business as it was operated prior to the Merger although MedQuist and TL intends to utilize the services of DDI in connection with the provision of services to MedQuist's and TL's customers nationwide.

Interests of Certain Persons in the Merger

     David A. Cohen, Chairman of the Board and Chief Executive Officer of DDI since May 28, 1998, is also a Chairman of the Board and the Chief Executive Officer of MedQuist. John A. Donohoe, John R. Emery and John M. Suender, executive officers of MedQuist, have been executive officers of DDI since May 28, 1998.

     Richard D. Cameron, the former Chairman of the Board and Chief Executive Officer of DDI and one of the Principal Shareholders, held approximately 46.4% of the outstanding shares of DDI Common Stock prior to the execution of the Merger Agreement. Mr. Cameron has entered into a one year employment agreement with TL pursuant to which he will earn a base salary of $100,000.

     McGettigan, Wick & Co., Inc. ("McGettigan, Wick") served as DDI's financial advisors, and received a fee of $200,000 for their role in advising DDI in connection the Merger. Charles C. McGettigan and Myron A. Wick III, two of the principals of McGettigan, Wick, were members of the DDI Board that approved the Merger. In addition, McGettigan, Wick and Messrs. McGettigan and Wick are affiliates of Proactive, Lagunitas and G&B, three of the Principal Shareholders which together held approximately 47% of the outstanding shares of DDI Common Stock prior to the execution of the Merger Agreement.

Accounting Treatment

     MedQuist and DDI believe that the Merger will qualify as a "pooling of interests" for accounting and financial reporting purposes, and have been so advised by their respective independent public accountants. The unaudited pro forma financial information contained in this Prospectus has been prepared using the "pooling of interests" accounting method to account for the Merger. See "Unaudited Pro Forma Combined Financial Data."

     On May 28, 1998, MedQuist received a letter from Arthur Andersen LLP, independent public accountants for MedQuist to the effect that MedQuist and the Merger and transactions contemplated thereby qualify for "pooling of interests" accounting treatment and DDI received a letter from Hozik & Charin, independent public accountants for DDI, to the effect that DDI will qualify as a "combining company" as required for "pooling of interests" accounting treatment. In addition, both MedQuist and DDI have agreed not to take any action or fail to take any action that would jeopardize the treatment of the Merger as a "pooling of interests."

Certain Federal Income Tax Consequences

     The following is a summary description of the material United States federal income tax consequences of the Merger to DDI and the DDI stockholders who receive MedQuist Common Stock pursuant to the Merger or perfect appraisal rights. This summary is not a complete description of all of the tax consequences of the Merger and, in particular, does not address tax considerations which may affect the treatment of certain special status taxpayers such as financial institutions, broker-dealers, life insurance companies, tax-exempt organizations, investment companies and foreign taxpayers or of DDI stockholders who do not hold their DDI Common Stock as a capital asset at the Effective Time. In addition, no information is provided herein with respect to the tax consequences of the Merger either under applicable foreign, state or local laws or to persons who acquire DDI Common Stock pursuant to employee stock options or otherwise as compensation.

     The following discussion is based on the Code, as in effect on the date of this Prospectus, without consideration of the particular facts or circumstances of any particular holder of DDI Common Stock. DDI and MedQuist have not sought and will not seek any rulings from the Internal Revenue Service or any opinions of counsel with respect to any of the matters discussed herein. The Merger is expected to qualify as a reorganization within the meaning of Section 368(a) of the Code. Assuming the Merger qualifies as a reorganization within the meaning of Section 368(a) of the Code, no gain or loss will be recognized by DDI stockholders upon their exchange of DDI Common Stock for MedQuist Common Stock, except that any DDI stockholder who receives cash proceeds in lieu of a fractional share interest in MedQuist Common Stock will recognize gain or loss equal to the difference between such cash proceeds and the tax basis in the fractional share interest, and such gain or loss will constitute capital gain or loss if such stockholder's DDI Common Stock was held as a capital asset at the Effective Time.

     A DDI stockholder who perfects appraisal rights with respect to his or her shares of DDI Common Stock, and who does not withdraw such rights, should, in general, treat the difference between the tax basis of the shares of DDI Common Stock held by such person with respect to which such appraisal rights are perfected and the amount received in payment therefor as capital gain or loss. However, depending on the DDI stockholder's particular circumstances, such amount might be treated for federal income tax purposes as dividend income. See "-- Appraisal Rights."

THE FOREGOING IS A GENERAL DISCUSSION OF CERTAIN MATERIAL FEDERAL INCOME TAX CONSEQUENCES OF THE MERGER FOR DDI AND DDI STOCKHOLDERS AND IS INCLUDED FOR GENERAL INFORMATION ONLY. THE FOREGOING DISCUSSION DOES NOT TAKE INTO ACCOUNT THE PARTICULAR FACTS AND CIRCUMSTANCES OF EACH DDI STOCKHOLDER'S TAX STATUS AND ATTRIBUTES. ACCORDINGLY, EACH DDI STOCKHOLDER SHOULD CONSULT HIS OWN TAX ADVISOR REGARDING THE SPECIFIC TAX CONSEQUENCES OF THE MERGER, INCLUDING THE APPLICATION AND EFFECT OF FEDERAL, STATE, LOCAL AND OTHER TAX LAWS AND THE POSSIBLE EFFECTS OF CHANGES IN SUCH TAX LAWS.

Regulatory Approvals

     No federal or state regulatory approval was required in connection with the Merger.

Nasdaq Listing

     The shares of MedQuist Common Stock to be issued in connection with the Merger have been approved for listing on the Nasdaq National Market, subject to notice of issuance.

Appraisal Rights

     Holders of DDI Common Stock are entitled to appraisal rights under Section 262 ("Section 262") of the DGCL in connection with the Merger, provided that they comply with the conditions established by Section 262. Holders of MedQuist Common Stock are not entitled to appraisal rights under the New Jersey Business Corporation Act (the "NJBCA") in connection with the Merger.

     The following discussion of the provisions of Section 262 is not intended to be a complete statement of such provisions and is qualified in its entirety by reference to the text of Section 262, which is reproduced in full as Annex A to this Prospectus.

     Former stockholders who held DDI Common Stock on the Effective Time and who follow the procedures specified in Section 262 will be entitled to have their shares of DDI Common Stock appraised by the Delaware Court of Chancery (the "Court") and to receive payment of the "fair value" of such shares, exclusive of any element of value arising from the accomplishment or expectations of the Merger, as determined by the Court. The procedures set forth in Section 262 should be strictly complied with. Failure to follow any of such procedures may result in a termination or waiver of appraisal rights under Section 262.

     Any stockholder entitled to appraisal rights may, prior to ______________, 1998, demand from TL the appraisal of any or all of his or her shares of DDI Common Stock by delivering a written demand for an appraisal to Corporate Secretary, TL, Incorporated, Corporation Trust Center, 1209 Orange Street, Wilmington, Delaware 19801 stating the identity of the stockholder and that the stockholder intends by such notice to demand the appraisal of his or her shares. Demand is necessary if the stockholder is to perfect his or her appraisal rights.

     The written demand for appraisal must be made by or for the holder of record of DDI Common Stock registered in his or her name. Accordingly, such demand should be executed by or for such stockholder of record, fully and correctly, as such stockholder's name appears on his or her stock certificates. If the applicable shares of DDI Common Stock were owned of record in a fiduciary capacity, such as by a trustee, guardian or custodian, execution of the demand should be made in such capacity, and if the applicable shares of DDI Common Stock were owned of record by more than one person, as in a joint tenancy or tenancy in common, such demand should be executed by or for all joint owners. An authorized agent, including one of two or more joint owners, may execute the demand for appraisal for a stockholder of record. However, the agent must identify the record owner(s) and expressly disclose the fact that, in executing the demand, he or she is acting as agent for the record owner(s). If a stockholder held shares of DDI Common Stock through a broker who in turn held the shares through a central securities depository nominee such as Cede & Co., a demand for appraisal of such shares must be made by or on behalf of the depository nominee and must identify the depository nominee as the holder of record.

     A record owner may exercise appraisal rights with respect to all or less than all of the shares held of record. If the record owner desires to exercise appraisal rights as to a portion of his or her shares, the written demand should set forth the number of shares covered by it. Where no number of shares is expressly mentioned, the demand will be presumed to cover all shares of DDI Common Stock standing in the name of such record owner.

     Within 120 days after the Effective Time, TL or any stockholder of DDI who has complied with the demand requirements and who is otherwise entitled to appraisal rights, may file a petition in the Court demanding a determination of the value of the DDI Common Stock of all former stockholders of DDI who have complied with the demand requirements and who are otherwise entitled to appraisal rights. Notwithstanding the foregoing, at any time within 60 days after the Effective Date, any stockholder has the right to withdraw his or her demand for appraisal and to accept the terms offered in the Merger. If no such petition is filed, appraisal rights will be lost for all stockholders who had previously demanded appraisal of their DDI Common Stock. Holders of DDI Common Stock seeking to exercise appraisal rights should not assume that TL will file a petition with respect to the appraisal of the value of their DDI Common Stock or that TL will initiate any negotiations with respect to the "fair value" of such DDI Common Stock. Accordingly, such stockholders should regard it as their obligation to take all steps necessary to perfect their appraisal rights in the manner prescribed in Section 262.

     Within 120 days after the Effective Time, any stockholder who is entitled to and has perfected his or her appraisal rights will be entitled to receive upon written request from TL a statement setting forth the aggregate number of shares with respect to which demands for appraisal have been received and the aggregate number of holders of such shares. This written statement must be mailed to the requesting stockholder within 10 days after his or her written request for such a statement is received by TL as the surviving corporation, or within 10 days after the expiration of the period for delivery of demands for appraisals, whichever is later.

     Upon the filing of a petition by a stockholder, service of a copy of such petition must be made upon TL as the surviving corporation. Within 20 days after such service, TL must file in the Office of the Register in Chancery in which the petition was filed a duly verified list containing the names and addresses of all stockholders who have demanded payment for their shares and with whom agreements as to the value of their shares have not been reached by TL. If the petition is originally filed by TL, such petition must be accompanied by such duly verified list. After the filing of a petition for appraisal, the Register in Chancery, if ordered by the Court, must give notice of the time and place fixed for hearing by registered or certified mail to both TL and to the stockholders shown on the list at the addresses therein stated. This notice must also be given by one or more publications at least one week before the day of the hearing in a newspaper of general circulation published in the City of Wilmington, Delaware or such publication as the Court deems advisable. The forms of the notices by mail and by publication must be approved by the Court, and the costs thereof will be borne by TL.

     At the hearing on the petition, the Court will determine the stockholders who have complied with Section 262 and who have thus become entitled to appraisal rights. The Court may require the stockholders who have demanded an appraisal for their shares to submit to the Register in Chancery their certificates that formerly represented DDI Common Stock for notation thereon of the pendency of the appraisal proceedings. If any stockholder fails to comply with such direction, the Court may dismiss the proceedings as to the stockholder. In such event, such stockholder shall receive the same Merger Consideration as he or she would have received has such shareholder not demanded appraisal of his or her shares.

     If a petition for an appraisal is timely filed, after a hearing on such petition the Court will determine the stockholders entitled to appraisal rights and will appraise the value of the DDI Common Stock owned by such stockholders, determining the "fair value" thereof exclusive of any element of value arising from the accomplishment or expectation of the Merger. The Court will direct payment of the fair value of such shares of DDI Common Stock with a fair rate of interest, if any, on such fair value to stockholders entitled thereto upon surrender to TL of stock certificates representing DDI Common Stock. Upon application of a stockholder, the Court may, in its discretion, order that all or a portion of the expenses incurred by any stockholder in connection with an appraisal proceeding, including without limitation, reasonable attorneys' fees and the fees and expenses of experts, be charged pro rata against the value of all the shares of DDI Common Stock entitled to appraisal.

     No representation is made as to the outcome of the appraisal of fair value as determined by the Court, and stockholders should recognize that such an appraisal could result in a determination of a value higher or lower than, or the same as, the value of the shares of MedQuist Common Stock issued in the Merger. Moreover, TL reserves the right to assert, in any appraisal proceeding, that, for purposes of Section 262, the "fair value" of a share of DDI Common Stock is less than the value of 0.1440899 shares of MedQuist Common Stock issued in respect thereof in the Merger. In determining the "fair value" of such shares of DDI Common Stock, the Court is required to take into account all relevant factors. Therefore, such determination could be based upon a number of considerations, including the market value of shares of DDI Common Stock and the asset value and earning capacity of DDI. In Weinberger v. Uop, Inc., et al. (decided February 1, 1983) the Delaware Supreme Court stated, among other things, that "proof of value by any techniques or methods which are generally considered acceptable in the financial community and otherwise admissible in court," should be considered in an appraisal proceeding. Section 262 provides that "fair value" is to be "exclusive of any element of value arising from the accomplishment or expectation of the merger". In Weinberger, the Delaware Supreme Court held that "elements of future value, including the nature of the enterprise, which are known or susceptible of proof as of the date of the merger and not the product of speculation, may be considered."

     From and after the Effective Time, no stockholder who has demanded his or her appraisal rights will be entitled to vote MedQuist Common Stock to which the stockholder would have been entitled had he or she chosen not to exercise appraisal rights, nor will he or she be entitled to payments of dividends or other distributions on the stock (except dividends or other distributions payable to DDI stockholders of record on a date that is prior to the Effective
Time); provided, however, that if no petition for an appraisal has been filed within the time provided by Delaware law, or if such stockholder delivers to TL a written withdrawal of his or her demand for an appraisal and an acceptance of the Merger, either within 60 days after the Effective Time or thereafter with written approval of TL (which TL reserves the right to give or withhold in its discretion), then the right of such stockholder to an appraisal will cease, and (upon surrender of certificates formerly representing DDI Common Stock together with a properly completed Letter of Transmittal) such stockholder will receive the shares of MedQuist Common Stock into which such shares of DDI Common Stock were converted in the Merger. Notwithstanding the foregoing, no appraisal proceeding in the Court of Chancery will be dismissed as to any stockholder without the approval of the Court, and such approval may be conditioned upon whatever terms the Court deems just.

               UNAUDITED PRO FORMA COMBINED FINANCIAL INFORMATION

The following unaudited pro forma combined financial information combines the historical statements of operations of MedQuist and DDI (the "Combined Company") after giving effect to the Merger, as if the Merger had occurred on January 1, 1995, and the historical balance sheets of the Combined Company as if the Merger had occurred on March 31, 1998, in each case using the "pooling of interests" method of accounting. The following unaudited pro forma information should be read in conjunction with the historical financial statements of each of MedQuist and DDI.

The pro forma amounts are presented for informational purposes only and are not necessarily indicative of the results of operations of the combined company that would have actually occurred had the Merger been consummated as of January 1, 1995 or of the financial condition of the combined company had the Merger been consummated as of March 31, 1998 or of the future results of operations or financial condition of the combined company. The pro forma information does not reflect any synergies anticipated as a result of the Merger, in particular the elimination of costs associated with DDI's status as a public company and other administrative savings. There can be no assurances that such synergies will be realized. In addition, the pro forma statement of operations data does not reflect transaction costs related to the Merger and the pro forma information does not reflect other costs associated with combining the companies, if any, which cannot currently be estimated.

                              The Combined Company
              Unaudited Pro Forma Combined Statement of Operations
                    For The Three Months Ended March 31, 1998
                    (In thousands, except per share amounts)

                                                                                                   Pro Forma
                                                                                           --------------------------
                                                             MedQuist         DDI          Adjustments       Combined
                                                             -------        -------        -----------       --------
Revenues                                                     $27,396        $ 2,997        $  --              $30,393
Cost and expenses:
   Cost of revenues                                           20,211          1,961            590 (a)         22,762
   Selling, general and administrative                         1,357            716           (716)(a)          1,357
   Depreciation                                                1,075           --              126 (a)          1,201
Amortization                                                     440           --             --                  440
                                                             -------        -------        -----------        -------
         Total operating expenses                             23,083          2,677           --               25,760
                                                             -------        -------        -----------        -------
Operating income                                               4,313            320           --                4,633
Interest expense                                                  14           --             --                   14
                                                             -------        -------        -----------        -------
Income before income taxes                                     4,299            320           --                4,619
Income tax provision                                           1,655            123           --                1,778
                                                             -------        -------        -----------        -------
Net income                                                   $ 2,644        $   197        $  --              $ 2,841
                                                             =======        =======        ===========        =======
Net income per share:
Basic                                                        $  0.12                                          $  0.13
Diluted
                                                                0.12                                             0.12

Weighted average shares outstanding:
Basic                                                         21,742                            906 (b)         22,648

Diluted                                                       22,970                            986 (b)         23,956

----------
(a) Represents reclassifications to conform DDI's selling, general and administrative expenses to MedQuist's financial reporting presentation.

(b) Represents the DDI weighted average shares outstanding for the period adjusted for the Exchange Ratio of 0.1440899

                              The Combined Company
              Unaudited Pro Forma Combined Statement of Operations
                   For The Three Months Ended March 31, 1997
                    (In thousands, except per share amounts)

                                                                                                   Pro Forma
                                                                                           --------------------------
                                                             MedQuist         DDI          Adjustments       Combined
                                                             -------        -------        -----------       --------

Revenues                                                         $18,621        $ 1,994        $  --          $20,615
Cost and expenses:
  Cost of revenues                                                13,714          1,275            450 (a)         15,439
  Selling, general and administrative                              1,059            524           (524)(a)          1,059
  Depreciation                                                       754           --               74 (a)            828
  Amortization                                                       350           --             --                  350
                                                                 -------        -------        -----------       --------
         Total operating expenses                                 15,877          1,799           --               17,676
                                                                 -------        -------        -----------       --------
Operating income                                                   2,744            195           --                2,939
Interest expense                                                      63              4           --                   67
                                                                 -------        -------        -----------       --------
Income taxes                                                       2,681            191           --                2,872
Income tax provision                                               1,046             72           --                1,118
                                                                 -------        -------        -----------       --------
 Net Income                                                      $ 1,635        $   119         $ --              $ 1,754
                                                                 =======        =======        ===========       ========


 Net income per share:
 Basic                                                           $  0.08                                          $  0.08
 Diluted
                                                                    0.07                                             0.08

Weighted average shares outstanding:
 Basic                                                            20,680                           902 (b)         21,582

 Diluted                                                          22,262                           902 (b)         23,164

----------
(a) Represents reclassifications to conform DDI's selling, general and administrative expenses to MedQuist's financial reporting presentation.

(b) Represents the DDI weighted average shares outstanding for the period adjusted for the Exchange Ratio of 0.1440899

                              The Combined Company
              Unaudited Pro Forma Combined Statement of Operations
                      For The Year Ended December 31, 1997
                    (In thousands, except per share amounts)



                                                                                                     Pro Forma
                                                                                               ----------------------
                                                                MedQuist          DDI          Adjustments   Combined
                                                                 -------        -------        -----------   --------
      Revenues                                                   $84,590        $10,026        $  --          $94,616
      Cost and expenses:
        Cost of revenues                                          62,282          6,398          2,226 (a)     70,906
        Selling, general and administrative                        4,620          2,598         (2,598)(a)      4,620
        Depreciation                                               3,568           --              372 (a)      3,940
        Amortization                                               1,517           --             --            1,517
                                                                 -------        -------        -----------    -------
            Total operating expenses                              71,987          8,996           --           80,983
                                                                 -------        -------        -----------    -------
      Operating income                                            12,603          1,030           --           13,633
      Interest expense                                               173             21           --              194
                                                                 -------        -------        -----------    -------
      Income before income taxes                                  12,430          1,009           --           13,439
      Income tax provision                                         4,799            393           --            5,192
                                                                 -------        -------        -----------    -------
      Net income                                                  $7,631        $   616        $  --          $ 8,247
                                                                 =======        =======        ===========    =======

      Net income per share:
      Basic                                                       $ 0.36           --             --          $  0.38
      Diluted
                                                                    0.34           --             --             0.35

      Weighted average shares outstanding:
      Basic                                                       21,680           --              902 (b)     21,908
      Diluted                                                     22,556           --              984 (b)     23,540

----------

(a) Represents reclassifications to conform DDI's selling, general and administrative expenses to MedQuist's financial reporting presentation.

(b) Represents the DDI weighted average shares outstanding for the period adjusted for the Exchange Ratio of 0.1440899

                              The Combined Company
              Unaudited Pro Forma Combined Statement of Operations
                    For The Year Ended December 31, 1996
                    (In thousands, except per share amounts)



                                                                                                                Pro Forma
                                                                                                    --------------------------------
                                                                  MedQuist            DDI           Adjustments             Combined
                                                                  --------          --------        -----------             --------

Revenues                                                          $ 61,480          $  6,937          $   --                $ 68,417
Cost and expenses:
  Cost of revenues                                                  45,591             4,490             1,435 (a)            51,516
  Selling, general and administrative                                3,579             1,717            (1,717)(a)             3,579
  Depreciation                                                       2,468              --                 282 (a)             2,750
  Amortization                                                       1,176              --                --                   1,176
                                                                  --------          --------          --------              --------
         Total operating expenses                                   52,814             6,207              --                  59,021
                                                                  --------          --------          --------              --------
Operating income                                                     8,666               730              --                   9,396
                                                                  --------          --------          --------              --------
Interest expense                                                     1,649                37              --                   1,686
                                                                  --------          --------          --------              --------
Income before income taxes                                           7,017               693              --                   7,710
Income tax provision                                                 2,833               253              --                   3,086
                                                                  --------          --------          --------              --------
Net income (c)                                                    $  4,184          $    440          $   --                $  4,624
                                                                  ========          ========          ========              ========
Net income per share (c):
Basic                                                             $   0.26                                                  $   0.27
Diluted                                                               0.23                                                      0.24
Weighted average shares outstanding:
 Basic                                                              16,114                             902 (b)                17,016
 Diluted                                                            18,006                             902 (b)                18,908

-----------------------------------------------------------------

(a) Represents reclassifications to conform DDI's selling, general and administrative expenses to MedQuist's financial reporting presentation.

(b) Represents the DDI weighted average shares outstanding for the period adjusted for the Exchange Ratio of 0.1440899

(c) Net income and net income per share does not include a $707 non-recurring deduction from net income available to common shareholders related to the issuance of 128 shares of MedQuist common stock to induce a warrant holder to exercise. See Note 8 of Notes to Consolidated Financial Statements of MedQuist.

                              The Combined Company
              Unaudited Pro Forma Combined Statement of Operations
                      For The Year Ended December 31, 1995
                    (In thousands, except per share amounts)



                                                                                                                   Pro Forma
                                                                                                        ----------------------------
                                                                          MedQuist          DDI         Adjustments         Combined
                                                                         --------         -------       -----------          -------

Revenues                                                                  $45,127         $ 5,058         $  --              $50,185
Cost and expenses:
  Cost of revenues                                                         33,711           3,443           1,036 (a)         38,190
  Selling, general and administrative                                       4,325           1,284          (1,284)(a)          4,325
  Depreciation                                                              1,862            --               248 (a)          2,110
  Amortization                                                                496            --              --                  496
                                                                          -------         -------         -------            -------
         Total operating expenses
                                                                           40,394           4,727            --               45,121
                                                                          -------         -------         -------            -------
Operating income                                                            4,733             331            --                5,064
Interest expense
                                                                            3,695              25            --                3,720
                                                                          -------         -------         -------            -------
Income before income taxes                                                  1,038             306            --                1,344
Income tax provision                                                          431             202            --                  633
                                                                          -------         -------         -------            -------
Income from continuing operations (c)                                     $   607         $   104         $  --              $   711
                                                                          =======         =======         =======            =======


Income from continuing operations per share (c):
 Basic                                                                    $  0.09                                            $  0.09
 Diluted
                                                                             0.08                                               0.08
Weighted average shares outstanding:
 Basic                                                                      6,970                             902 (b)          7,872
 Diluted                                                                    7,522                             902 (b)          8,424

-------------------------------------------

(a) Represents reclassifications to conform DDI's selling, general and administrative expenses to MedQuist's financial reporting presentation.

(b) Represents the DDI weighted average shares outstanding for the period adjusted for the Exchange Ratio of 0.1440899.

(c) On November 14, 1995, MedQuist executed a letter of intent to sell its receivables management business, which was accounted for as a discontinued operation. Income from continuing operations excludes a net loss from discontinued operations of $1,729. See Note 3 of Notes to Consolidated Financial Statements of MedQuist.

                              The Combined Company
                   Unaudited Pro Forma Combined Balance Sheet
                                 March 31, 1998
                                 (In thousands)


                                                                                                   Pro Forma
                                                                                          ---------------------------
                                                        MedQuist           DDI            Adjustments        Combined
                                                        --------        --------          -----------        --------
ASSETS
Current assets:
  Cash and cash equivalents                             $ 13,609        $    171        $       --          $ 13,780
  Accounts receivable, net                                19,770           1,481                --            21,251
  Prepaid expenses and other                                 839              56                --               895
                                                        --------        --------            --------        --------
         Total current assets                             34,218           1,708                --            35,926
Property and equipment, net                               10,024           1,863                --            11,887
Intangible assets, net                                    48,132            --                  --            48,132
Other assets                                                 545            --                  --               545
                                                        --------        --------            --------        --------
                                                          92,919           3,571                --            96,490
                                                        ========        ========            ========        ========

LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
  Current portion of long-term debt                     $    429        $    235        $   --              $    664
  Accounts payable                                         1,073             399            --                 1,472
  Accrued payroll                                          3,813             419            --                 4,232
  Accrued expenses `                                       3,427             269             750(a)            4,446
                                                        --------        --------            --------        --------
         Total current liabilities                         8,742           1,322             750              10,814
Long-term debt                                                52            --              --                    52
Other liabilities                                            520            --              --                   520
Deferred income taxes                                      2,282             290            --                 2,572
Shareholders' equity:
Common stock                                                --                63             (63)(b)            --
Additional paid-in capital                                61,790             673              63 (b)          62,526
Retained earnings                                         19,533           1,223            (750)(a)          20,006
                                                        --------        --------            --------        --------
         Total shareholders' equity                       81,323           1,959            (750)             82,532
                                                        --------        --------            --------        --------
                                                        $ 92,919        $  3,571        $         --        $ 96,490
                                                        ========        ========            ========        ========

-----------------------------------------------------------------

(a) To record accrued expenses associated with the Merger relating to the estimated merger and transaction costs.

(b) Represents the exchange of DDI common stock for MedQuist no par common stock and the elimination of the DDI common stock.

                       COMPARISON OF SHAREHOLDERS' RIGHTS

     The rights of MedQuist stockholders are governed by MedQuist's Amended and Restated Certificate of Incorporation (the "MedQuist Certificate of Incorporation"), its By-laws (the "MedQuist By-laws") and the NJBCA. The rights of DDI stockholders are governed by the DDI Amended and Restated Certificate of Incorporation (the "DDI Certificate of Incorporation"), the DDI Amended and Restated By-laws (the "DDI By-laws") and the DGCL. After the Effective Time, the rights of DDI stockholders who become MedQuist stockholders will be governed by the MedQuist Certificate of Incorporation, the MedQuist By-laws and the NJBCA.

     The following is a summary of the material differences between the rights of MedQuist stockholders and the rights of DDI stockholders. This summary is not intended to be complete and is qualified in its entirety by reference to applicable provisions of the NJBCA and the DGCL and to the Certificate of Incorporation and By-laws of each of MedQuist and DDI.

Size and Classification of the Board of Directors

     MedQuist. The MedQuist Certificate of Incorporation provides that the total number of MedQuist directors shall be not less than five nor more than twenty as determined by the MedQuist Board from time to time. MedQuist currently has ten directors. The MedQuist Board is divided into three classes as nearly equal in number as possible. Directors of each class serve for a term of three years and until their successors have been elected and qualified. Persons nominated to fill the vacancy of those Directors of the class whose term expires at the time of an annual meeting of stockholders are proposed for election at such annual meeting to serve until the expiration of their term.

     DDI. The DDI Certificate of Incorporation provides that the number of directors which constitutes the whole DDI Board shall be designated in the DDI By-laws. The DDI By-laws currently provide that the DDI Board shall consist of not fewer than one nor more than eight members. Prior to the execution of the Merger Agreement, there were four directors of DDI. Directors are elected at each annual meeting of stockholders to hold office until such director's successor is elected and qualified or until the director's earlier resignation or removal.

Removal of Directors

     MedQuist. The NJBCA provides that directors of MedQuist may be removed, with cause, by a majority vote of the stockholders entitled to vote thereon.

     DDI. The DGCL provides that directors of DDI generally may be removed, with or without cause, by the holders of a majority of the shares of DDI then entitled to vote at an election of directors.

Special Meeting of Stockholders; Action by Written Consent

     MedQuist. Under the MedQuist By-laws, a special meeting of the stockholders may be called at any time by the Chairman of the MedQuist Board, by the President or by a majority of the directors of the MedQuist Board and may be held on such business day and at such time and at such place within or without the State of New Jersey as is stated in the notice of the meeting.

         Pursuant to the NJBCA, any action required or permitted to be taken at a meeting of the MedQuist stockholders generally may be taken without a meeting if all the stockholders entitled to vote thereon consent thereto in writing.

     DDI. Under the DDI By-laws, a special meeting of stockholders may be called for any purpose or purposes by the DDI Board, by the Chairperson of the DDI Board or by the President.

     Pursuant to the DDI By-laws, any action required or permitted to be taken at a stockholders' meeting may be taken without a meeting if the action is taken by persons who would be entitled to vote at a meeting and who hold shares having voting power to cast not less than the minimum number of votes that would be necessary to authorize or take the action at a meeting at which all stockholders entitled to vote were present and voted.

Stockholder Inspection Rights; Stockholder Lists

     MedQuist. Pursuant to the NJBCA, a stockholder who has been a stockholder for at least six months or who holds, or is authorized in writing by holders of, at least five percent of the outstanding shares of any class or series of stock of MedQuist upon at least five days' written demand has the right for any proper purpose to inspect in person or by agent or attorney the minutes of the proceedings of MedQuist's stockholders and MedQuist's record of stockholders. Irrespective of the period such stockholder has held his or her stock or the amount of stock such stockholder holds, a court is empowered, upon proof of proper purpose, to compel production for examination by the stockholder of the books and records of account, minutes and record of stockholders of MedQuist.

     DDI. Pursuant to the DDI By-laws, any stockholder, in person or by attorney or other agent, may, upon written demand given under oath and stating the purpose thereof, inspect for any proper purpose DDI's stock ledger, a list of its stockholders and its other books and records. A proper purpose is a purpose reasonably related to such person's interest as a stockholder. A list of stockholders is to be open to the examination of any stockholder, for any purpose germane to a meeting of stockholders, for a period of at least 10 days prior to such meeting. The list is also to be produced and kept at the place of the meeting during the whole time thereof, and may be inspected by any stockholder who is present.

Amendment of Governing Documents

     MedQuist. Under the NJBCA, a proposed amendment to a corporation's certificate of incorporation requires approval by the board of directors and an affirmative vote of a majority of the votes cast by the holders of shares entitled to vote thereof, unless a specific provision of the NJBCA or the certificate of incorporation provides otherwise.

     Pursuant to the NJBCA, the MedQuist Certificate of Incorporation and the MedQuist By-laws, the provisions of the MedQuist By-laws generally may be amended, added to, altered, changed or repealed in whole or in part (i) by the vote of the stockholders at a regular or special meeting of the stockholders or
(ii) by the MedQuist Board at a regular or special meeting of the MedQuist Board, if notice of the proposed amendment is contained in the notice of such meeting, except that a By-law adopted or amended by the MedQuist Board may be superseded by stockholder action and such stockholder action may preempt any further action by the MedQuist Board.

     DDI. Pursuant to the DGCL, a proposed amendment to a corporation's certificate of incorporation requires a resolution adopted by the board of directors and, unless otherwise provided in the certificate of incorporation, the affirmative vote of the holders of a majority of the outstanding stock entitled to vote thereon and the affirmative vote of the holders of a majority of the outstanding stock of each class entitled to vote thereon as a class. If any such amendment would adversely affect the rights of any holders of shares of a class or series, the vote of the holders of a majority of all outstanding shares of such class or series, voting as a class, is also necessary to authorize such amendment.

     The DGCL provides that a corporation's by-laws may be adopted, amended or repealed by the stockholders, and if authorized in the corporation's certificate of incorporation or by-laws, by such corporation's Board of Directors. The DDI Certificate of Incorporation provides that the DDI Board may adopt, amend or repeal the DDI By-laws.

Corporation's Best Interest

     MedQuist. Under the NJBCA, the director of a New Jersey corporation, in discharging his or her duties to the corporation and in determining what he or she reasonably believes to be is the best interest of the corporation may consider any of the following (in addition to the effects of any action on stockholders): (i) the effects of the action on the corporation's employees, suppliers, creditors and customers, (ii) the effects of the action on the community in which the corporation operates and (iii) the long-term as well as the short-term interests of the corporation and its stockholders, including the possibility that these interests may best be served by the continued independence of the corporation. If, on the basis of the foregoing factors, the Board of Directors determines that any proposal or offer to acquire the corporation is not in the best interest of the corporation, it may reject such proposal or offer, in which event the Board of Directors will have no obligation to facilitate, remove any obstacles to, or refrain from impeding such proposal or offer.

     DDI. The DGCL does not include a comparable provision.

Required Vote for Authorization of Certain Actions

     MedQuist. Under the NJBCA, the consummation of a merger or consolidation of a New Jersey corporation requires the approval of such corporation's Board of Directors and the affirmative vote of a majority of the votes cast by the holders of shares of the corporation entitled to vote thereon, unless such corporation is the surviving corporation and (i) such corporation's certificate of incorporation is not amended; (ii) the stockholders of the surviving corporation whose shares were outstanding immediately before the effective date of the merger will hold the same number of shares, with identical designations, preferences, limitations, and rights, immediately after; and (iii) the number of voting shares and participation shares outstanding after the merger will not exceed by 40% the total number of voting or participating shares of the surviving corporation before the merger. Similarly a sale of all or substantially all of a New Jersey corporation's assets other than in the ordinary course of business, or a voluntary dissolution of a New Jersey corporation, requires the approval of such corporation's Board of Directors and the affirmative vote of a majority of the votes cast by the holders of shares of the corporation entitled to vote thereon. Furthermore, the MedQuist Certificate of Incorporation contains provisions requiring the approval of at least 80% of the combined voting power of outstanding voting stock, voting together as a single class, to approve certain business combinations and transactions involving any five percent stockholder.

     DDI. The DGCL requires the affirmative vote of a majority of the Board of Directors of a Delaware corporation and at least a majority of such corporation's outstanding shares entitled to vote thereon to authorize a merger or consolidation, unless (i) such corporation is the surviving corporation, (ii) such corporation's certificate of incorporation is not amended, (iii) each share of stock of such corporation outstanding immediately prior to the effective date of the merger is to be an identical outstanding share of such corporation after the effective date of the merger and (iv) either no shares of common stock of such corporation and no shares, securities or obligations convertible into such stock are to be issued or delivered under the plan of merger, or the authorized unissued shares or the treasury shares of common stock of such corporation to be issued or delivered under the plan of merger plus those initially issuable upon conversion of any other shares, securities or obligations to be issued or delivered under such plan, do not exceed 20% of the shares of common stock of such corporation outstanding immediately prior to the effective date of the merger. A sale of all or substantially all of a Delaware corporation's assets or a voluntary dissolution of a Delaware corporation requires the affirmative vote of a majority of the Board of Directors and at least a majority of such corporation outstanding shares entitled to vote thereon.

Business Combinations

     MedQuist. The NJBCA provides that no corporation organized under the laws of New Jersey with its principal executive offices or significant operations located in New Jersey (a "resident domestic corporation") may engage in any "business combination" (as defined in the NJBCA) with any interested stockholder (generally, a 10% or greater stockholder) of such corporation for a period of five years following such interested stockholder's stock acquisition, unless such business combination is approved by the Board of Directors of such corporation prior to the stock acquisition. A resident domestic corporation, such as MedQuist, cannot opt out of the foregoing provisions of the NJBCA.

     In addition, no resident domestic corporation may engage, at any time, in any business combination with any interested stockholder of such corporation other than: (i) a business combination approved by the Board of Directors of such corporation prior to the stock acquisition, (ii) a business combination approved by the affirmative vote of the holders of two-thirds of the voting stock not beneficially owned by such interested stockholder at a meeting called for such purpose or (iii) a business combination in which the interested stockholder pays a formula price designed to ensure that all other stockholders receive at least the highest price per share paid by such interested stockholder. In connection with business combinations with any five percent stockholder, the MedQuist Certificate of Incorporation contains provisions requiring the approval of at least 80% of the holders of the MedQuist Common Stock entitled to vote in the election of directors and compliance with certain procedural requirements.

     DDI. In general, Section 203 of the DGCL prohibits an interested stockholder (generally, a 15% or greater stockholder) of a Delaware corporation from engaging in a "business combination" (as defined in the DGCL) with such corporation for three years following the date such person became an interested stockholder.

     The provision is not applicable when (i) prior to the date the stockholder became an interested stockholder, the Board of Directors of the corporation approved either the business combination or the transaction that resulted in the stockholder becoming an interested stockholder, (ii) upon consummation of the transaction that resulted in the stockholder becoming an interested stockholder, such interested stockholder owned at least 85% of the outstanding voting stock of the corporation, not including shares owned by directors who are also officers and by certain employee stock plans or (iii) on or subsequent to the date that stockholder becomes an interested stockholder, the business combination is approved by the Board of Directors of the corporation and authorized at a meeting of stockholders, and not by written consent, by the affirmative vote of the holders of at least two-thirds of the outstanding voting stock entitled to vote thereon, excluding shares owned by the interested stockholder.

     The restrictions of Section 203 generally do not apply to (i) corporations that do not have a class of voting stock that is listed on a national securities exchange, authorized for quotation on The NASDAQ Stock Market or held of record by more than 2,000 stockholders or (ii) business combinations with an interested stockholder that are proposed subsequent to the public announcement of, and prior to the consummation or abandonment of, certain mergers, sales of a majority of a corporation's assets or tender offers for 50% or more of a corporation voting stock.

         The DGCL allows corporations to elect not to be subject to the provisions of the DGCL. DDI has not made such an election.

          MANAGEMENT OF MEDQUIST AND TL UPON CONSUMMATION OF THE MERGER

     The directors and executive officers of MedQuist and TL have continued as the directors and executive officers of MedQuist and TL, respectively, after the Merger. For information with respect to the directors and executive officers of MedQuist, see Items 10 - 13 of MedQuist's Annual Report (which incorporates portions of MedQuist's proxy statement dated April 24, 1998), which is incorporated herein by reference.

                    PLAN OF DISTRIBUTION OF ADDITIONAL SHARES

     MedQuist may issue the Additional Shares of Common Stock covered by this Prospectus from time to time in connection with merger or acquisition transactions entered into by MedQuist. It is expected that the terms of such transactions will be determined by direct negotiations with the owners or controlling persons of the businesses, assets or securities to be acquired by MedQuist, and that the shares of MedQuist Common Stock so issued will be valued at prices reasonably related to market prices current either at the time a merger or acquisition is agreed upon or at or about the time of delivery of shares. No underwriting discounts or commissions will be paid, although finder's fees may be paid from time to time with respect to specific mergers or acquisitions. Any person receiving such fees may be deemed to be an Underwriter within the meaning of the Securities Act.

                                  LEGAL MATTERS

     Although MedQuist from time to time in the course of the operation of its business is subject to various legal proceedings, MedQuist is not currently a party to any material pending legal proceeding nor, to the knowledge of MedQuist, is any material legal proceeding currently threatened.

     The validity of the shares of MedQuist Common Stock offered hereby will be passed upon for MedQuist by Pepper Hamilton LLP.

                                     EXPERTS

     The consolidated audited financial statements of MedQuist incorporated by reference in this Prospectus have been audited by Arthur Andersen LLP, independent public accountants, as indicated in their report with respect thereto, and are incorporated by reference in reliance upon the authority of said firm as experts in giving said reports.

     The audited financial statements of DDI included in this Prospectus have been audited by Hozik & Charin, independent accountants, as indicated in their report with respect thereto, and are included herein in reliance upon the authority of said firm as experts in accounting and auditing.

                        INDEX TO DDI FINANCIAL STATEMENTS



1.       DDI unaudited condensed financial statements as of March 31, 1998.                        F-2

2.       DDI Audited Financial Statements for the years ended December 31, 1997 and 1996.          F-21

                             DIGITAL DICTATION, INC.
                            CONDENSED BALANCE SHEETS
                                   (Unaudited)

                                                                                   March 31,   December 31,
                           ASSETS                                                    1998         1997
                                                                                  ----------   -----------
Current Assets
     Cash and equivalents                                                         $  171,140   $    2,530
     Accounts receivable                                                           1,481,326    1,709,503
     Employee receivables                                                             13,626        7,605
     Prepaid expenses and other                                                       41,998       22,898
                                                                                  ----------   ----------
         Total current assets                                                      1,708,090    1,742,536
                                                                                  ----------   ----------

Property and equipment, net                                                        1,863,093    1,546,079
                                                                                  ----------   ----------

         Total assets                                                             $3,571,183   $3,288,615
                                                                                  ==========   ==========
LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities
     Borrowings under line of credit                                              $  214,000   $  132,318
     Accounts payable                                                                398,830      313,113
     Accrued payroll and payroll taxes                                               418,784      325,894
     Current portion of long-term debt                                                 5,543        6,547
     Current potion of capital lease obligations                                      15,395       24,314
     Current income taxes payable                                                    228,050      405,575
     Current deferred income taxes                                                    41,000       41,000
                                                                                  ----------   ----------
         Total current liabilities                                                 1,321,602    1,248,761
                                                                                  ----------   ----------

Long-term debt, non-current portion                                                     --            576

Non-current deferred income taxes                                                    290,000      339,000

Stockholders' equity
     Common stock, par value $0.01 per share, 20,000,000
       Authorized, 6,325,503 shares issued and outstanding
       at March 31, 1998                                                              63,255       62,816
     Additional paid-in capital                                                      672,915      610,900
     Retained earnings                                                             1,223,411    1,026,562
                                                                                  ----------   ----------
          Total stockholders' equity                                               1,959,581    1,700,278
                                                                                  ----------   ----------

Commitments - Note 8                                                                    --           --
                                                                                  ----------   ----------

          Total liabilities and stockholders' equity                              $3,571,183   $3,288,615
                                                                                  ==========   ==========


            See accompanying notes to condensed financial statements.

                             DIGITAL DICTATION, INC.
                          CONDENSED STATEMENT OF INCOME
                                   (Unaudited)

                                      Three months ended March 31,
                                          1998           1997
                                      -----------    -----------
Revenues                              $ 2,996,787    $ 1,994,391

Cost of services                        1,960,296      1,275,589
                                      -----------    -----------

          Gross profit                  1,036,491        718,802

General and administrative expenses       716,019        524,128
                                      -----------    -----------

Operating income                          320,472        194,674

Other income (expense)
          Interest and other income         3,415            958
          Interest expense                 (4,038)        (4,507)
                                      -----------    -----------

Income before income taxes                319,849        191,125

Provision for income taxes                123,000         72,000
                                      -----------    -----------

          Net income                  $   196,849    $   119,125
                                      ===========    ===========

Basic net income per share            $       .03    $       .02
                                      ===========    ===========
Weighted average shares outstanding     6,289,401      6,257,480
                                      ===========    ===========

Diluted net income per share          $       .03    $       .02
                                      ===========    ===========


            See accompanying notes to condensed financial statements.

                             DIGITAL DICTATION, INC.
                       CONDENSED STATEMENTS OF CASH FLOWS
                                   (Unaudited)

                                                              Three months ended March 31,
                                                                    1998         1997
                                                                 ---------    ---------
Cash flows from operating activities
          Net income                                             $ 196,849    $ 119,125
          Changes to operations not affecting cash
              Depreciation and amortization                        126,466       74,210
              Deferred income tax provision                        (49,000)        --
          Changes in operating assets and liabilities
              Accounts receivable                                  228,177      148,631
              Employee receivables                                  (6,021)       1,372
              Prepaid expenses and other                           (19,100)     (11,762)
              Accounts payable                                      85,719      127,494
              Accrued payroll and payroll taxes                     92,890      189,707
              Current income taxes payable                        (177,525)     (10,000)
                                                                 ---------    ---------

                   Net cash provided by operating activities       478,455      638,777
                                                                 ---------    ---------

Cash flows from investing activities
         Additions to property and equipment                      (443,480)    (156,953)
                                                                 ---------    ---------

                   Net cash from investing activities             (443,480)    (156,953)
                                                                 ---------    ---------

Cash flows from financing activities
          Net (decrease) in borrowing under line of credit          81,682     (329,029)
          Issue of common stock - Employee Stock Purchase Plan      39,932         --
          Issue of common stock - exercise of stock options         22,522         --
          Increase (reduction) of long-term debt                    (1,582)      31,905
          Reduction of capital lease obligations                    (8,919)      (3,649)
                                                                 ---------    ---------

                   Net cash used by financing activities           133,635     (300,773)
                                                                 ---------    ---------

Increase in cash                                                   168,610      181,051

Cash and cash equivalents at beginning of period                     2,530       88,815
                                                                 ---------    ---------

Cash and cash equivalents at end of period
                                                                 $ 171,140    $ 269,866
                                                                 =========    =========


            See accompanying notes to condensed financial statements.

                             DIGITAL DICTATION, INC.
                     NOTES TO CONDENSED FINANCIAL STATEMENTS
                                   (Unaudited)


Note 1 - The Company
--------------------

     Digital Dictation, Inc. (the "Company" or "DDI") provides transcription services for various medical facilities. The Company is incorporated in the State of Delaware and commenced operations during 1989.


Note 2 - Presentation of Financial Statements
---------------------------------------------

     The accompanying unaudited condensed financial statements have been prepared in accordance with generally accepted accounting principles for interim financial information and with the instructions to Form 10-QSB and Item 310(b) of Regulation S-B. Accordingly, these financial statements do not include all of the information and footnotes required by generally accepted accounting principles for complete financial statements. In the opinion of management, all adjustments (consisting of normal recurring accruals) considered necessary for a fair presentation have been included. Operating results for the three-month period ended March 31, 1998 are not necessarily indicative of the results that may be expected for the year ending December 31, 1998. For further information, reference is made to the financial statements and notes thereto included in the Company's Annual Report on Form 10-KSB for the year ended December 31, 1997.


Note 3 - Property and Equipment
-------------------------------

                                             March 31,     December 31,
                                                1997           1997
                                            -----------    -----------
Dictation and other equipment               $ 2,798,267    $ 2,480,673
Furniture and fixtures                           96,280         94,157
Leasehold improvements                           67,146         64,671
Automobile                                       23,400         23,400
Software                                        377,269        255,981
                                            -----------    -----------
Total Property Assets                         3,362,362      2,918,882
Accumulated depreciation and amortization    (1,499,269)    (1,372,803)
                                            -----------    -----------
                                            $ 1,863,093    $ 1,546,079
                                            ===========    ===========


Note 4 - Borrowings under Line of Credit
----------------------------------------

     The Company has a $700,000 line of credit available from Crestar Bank subject to annual reviews and expires December 3, 2002. Interest is payable at prime plus one per cent per annum (9.5% at March 31, 1998). The line of credit is secured by all assets of the Company. There were borrowings of $214,000 under this line of credit at March 31, 1998.

     Borrowings under this line of credit are solely for working capital purposes. The related loan and security agreement requires the Company to submit annual reviewed financial statements within 120 days after the end of each fiscal year, and unaudited interim financial statements within 20 days after the end of each fiscal quarter. The Company is in compliance with these reporting covenants.

Note 5 - Long-term Debt
-----------------------


                                            March 31, December 31,
                                               1998       1997
                                             -------    -------
Automobile installment loan, 10% interest,
   due December 1998                         $ 5,543    $ 7,123
                                             -------    -------
                                               5,543      7,123
Less current portion                          (5,543)    (6,547)
                                             -------    -------
                                             $  --      $   576
                                             =======    =======



Note 6 - Capital Leases

     The Company leases various equipment under long-term contracts. Property and equipment includes the following amounts for leases that have been capitalized:


                                         March 31,   December 31,
                                            1998         1997
                                         ---------    ---------
Dictation and other equipment            $ 104,515    $ 104,515
Allowance for depreciation                 (63,430)     (58,204)
                                         ---------    ---------
                                         $  41,085    $  46,311
                                         =========    =========



Note 7 - Stock Option Plans
---------------------------

     In March 1996 the Board of Directors authorized the establishment of a non-qualified stock option plan for its directors, full-time employees and consultants (the "Plan") and reserved 1,300,000 shares of the Company's common stock for issuance upon the exercise of options granted under this plan. In September, 1997, the Board of Directors approved reserving an additional 300,000 shares of the Company's common stock for issuance upon the exercise of options granted under this Plan. All options granted to date under the Plan are granted at fair market value as of the date of the grant, and have a maximum term of ten years.


Note 8 - Commitments
--------------------

The Company rents office space under two agreements which expire August 31, 1999 and October 31, 1999.

     Future minimum lease payments under capital leases for equipment and non-cancelable operating leases for office space, equipment and an automobile as of March 31, 1998 are as follows:


            Year ending                                         Capital       Operating
             March 31,                                          Leases          Leases           Total
             ---------                                      -------------    ------------    -------------

               1999                                         $      15,995    $     97,479    $     113,474
               2000                                                                42,967           42,967
                                                            -------------    ------------    -------------
     Total minimum lease payments                                  15,995    $    140,446    $     156,441
                                                                             ============    =============

     Amount representing interest                                    (600)
                                                            -------------
     Present value of net minimum lease payments            $      15,395
                                                            =============


     Rent expense under operating leases for the three months ended March 31, 1998 and 1997 totaled $24,967 and $23,921, respectively.

                             DIGITAL DICTATION, INC.

                          AUDITED FINANCIAL STATEMENTS

                     Years Ended December 31, 1997 and 1996

INDEPENDENT AUDITORS' REPORT

To the Board of Directors and Stockholders
Digital Dictation, Inc.
Vienna, Virginia

We have audited the accompanying balance sheets of Digital Dictation, Inc.
as of December 31, 1997 and 1996, and the related statements of income, stockholders' equity and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Digital Dictation, Inc. as of December 31, 1997 and 1996, and the results of its operations and its cash flows for the years then ended in conformity with generally accepted accounting principles.






McLean, Virginia
January 26, 1998

                             DIGITAL DICTATION, INC.
                                 BALANCE SHEETS

                                                                                      December 31,
                                                                               --------------------------
                  ASSETS - Note 5                                                 1997            1996
                                                                               ----------      ----------
Current assets
    Cash and cash equivalents                                                  $    2,530      $   88,815
    Accounts receivable (net of $40,000 allowance for doubtful
        accounts at December 31, 1997) - Note 3                                 1,709,503       1,156,841
    Employee receivables                                                            7,605           2,762
    Prepaid expenses and other                                                     22,898          28,702
                                                                               ----------      ----------
        Total current assets                                                    1,742,536       1,277,120

Property and equipment, net - Notes 4 and 8                                     1,546,079         879,983
                                                                               ----------      ----------

Total assets                                                                   $3,288,615      $2,157,103
                                                                               ==========      ==========

    LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities
    Borrowings under line of credit - Note 5                                   $  132,318      $  329,029
    Accounts payable                                                              313,113         151,485
    Accrued payroll and payroll taxes                                             325,894         115,060
    Current income taxes payable - Note 6                                         405,575          27,000
    Current portion of long-term debt - Note 7                                      6,547           5,931
    Current portion of capital lease obligations - Notes 8 and 14                  24,314          33,218
    Current deferred income taxes - Note 6                                         41,000         351,000
                                                                               ----------      ----------
        Total current liabilities                                               1,248,761       1,012,723

Long-term debt, non current portion - Note 7                                          576           7,127
Capital lease obligations, non current portion - Notes 8 and 14                                    23,846
Non current deferred income taxes - Note 6                                        339,000          69,000

Commitments - Note 14

Stockholders' equity
    Common stock, par value $.01 per share, 20,000,000 shares authorized,
        6,281,612 and 6,257,480 shares issued and
        outstanding at December 31, 1997 and 1996, respectively                    62,816          62,575
    Additional paid-in capital                                                    610,900         571,496
    Retained earnings                                                           1,026,562         410,336
                                                                               ----------      ----------
        Total stockholders' equity                                              1,700,278       1,044,407
                                                                               ----------      ----------

Total liabilities and stockholders' equity                                     $3,288,615      $2,157,103
                                                                               ==========      ==========

                 See accompanying notes to financial statements.

                             DIGITAL DICTATION, INC.
                              STATEMENTS OF INCOME


                                              Years ended December 31,
                                          -------------------------------
                                              1997                1996
                                          ------------       ------------

Revenues                                  $ 10,025,895       $  6,936,730
Cost of services                             6,398,276          4,490,239
                                          ------------       ------------
        Gross profit                         3,627,619          2,446,491
General and administrative expenses          2,598,116          1,716,691
                                          ------------       ------------
        Operating income                     1,029,503            729,800

Other income (expense)
    Interest and other income                    2,892              2,054
    Interest expense                           (23,169)           (39,187)
                                          ------------       ------------
                                               (20,277)           (37,133)
                                          ------------       ------------
        Income before income taxes           1,009,226            692,667

Income taxes - Note 6                          393,000            253,000
                                          ------------       ------------

        Net income                        $    616,226       $    439,667
                                          ============       ============


Basic earnings per share - Note 13        $        .10       $        .07
                                          ============       ============


Diluted earnings per share - Note 13      $        .09       $        .07
                                          ============       ============



                 See accompanying notes to financial statements.
                                      F-11

                             DIGITAL DICTATION, INC.
                       STATEMENTS OF STOCKHOLDERS' EQUITY

                     Years ended December 31, 1996 and 1997



                                                                Additional         Retained           Total
                                                Common            Paid-in          Earnings       Stockholders'
                                                 Stock            Capital          (deficit)         Equity
                                               -----------      -----------      -----------       -----------

Balance at January 1, 1996                     $    62,575      $   571,496      $   (29,331)      $   604,740

    Net income                                                                       439,667           439,667
                                               -----------      -----------      -----------       -----------

Balance at December 31, 1996                        62,575          571,496          410,336         1,044,407

    Issue of Common Stock - Employee
      Stock Purchase Plan (18,733 shares)              187           31,659                             31,846
    Issue of Common Stock upon
       exercise of Stock Options
      (5,399 shares)                                    54            7,745                              7,799
    Net income                                                                       616,226           616,226
                                               -----------      -----------      -----------       -----------

Balance at December 31, 1997                   $    62,816      $   610,900      $ 1,026,562       $ 1,700,278
                                               ===========      ===========      ===========       ===========


                 See accompanying notes to financial statements.
                                      F-12

                             DIGITAL DICTATION, INC.
                            STATEMENTS OF CASH FLOWS

                                                                Years ended December 31,
                                                              -----------------------------
                                                                 1997              1996
                                                              -----------       -----------
Cash flows from operating activities
    Net income                                                $   616,226       $   439,667
    Charges to operations not affecting cash:
        Depreciation and amortization                             371,209           282,132
        Provision for doubtful accounts                            40,000
        Net deferred income tax provision                         (40,000)          218,000
    Changes in operating assets and liabilities:
        Accounts receivable                                      (592,662)         (442,635)
        Employee receivables                                       (4,843)           20,262
        Prepaid expenses and other                                  5,804            (4,122)
        Accounts payable                                          161,628           (60,858)
        Accrued payroll and payroll taxes                         210,834           (14,040)
        Current income taxes payable                              378,575            27,000
                                                              -----------       -----------

    Net cash provided by operating activities                   1,146,771           465,406
                                                              -----------       -----------

Cash flows from investing activities
    Additions to property and equipment                        (1,037,305)         (316,486)
                                                              -----------       -----------

    Net cash used by investing activities                      (1,037,305)         (316,486)
                                                              -----------       -----------

Cash flows from financing activities
    Borrowings under line of credit                              (196,711)           64,282
    Proceeds from long-term debt                                                     18,000
    Issue of Common Stock - Employee Stock Purchase Plan           31,846
    Issue of Common Stock -- Stock Option Plan                      7,799
    Dividends paid to former stockholder                                            (44,791)
    Principal payments on long-term debt                           (5,935)          (61,332)
    Principal payments on capital lease obligations               (32,750)          (68,798)
                                                              -----------       -----------

    Net cash used by financing activities                        (195,751)          (92,639)
                                                              -----------       -----------

Increase (decrease) in cash and cash equivalents                  (86,285)           56,281

Cash and cash equivalents at beginning of year                     88,815            32,534
                                                              -----------       -----------

Cash and cash equivalents at end of year                      $     2,530       $    88,815
                                                              ===========       ===========

                 See accompanying notes to financial statements.
                                      F-13

                             DIGITAL DICTATION, INC.
                          NOTES TO FINANCIAL STATEMENTS
                           December 31, 1997 and 1996


NOTE 1 - ORGANIZATION

Digital Dictation, Inc. (the "Company" or "DDI") provides transcription services for various medical facilities. The Company is incorporated in the state of Delaware and commenced operations during 1989.

NOTE 2 - SIGNIFICANT ACCOUNTING POLICIES

Use of Estimates: The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates that affect certain reported amounts and disclosures. Accordingly, actual results could differ from those estimates.

Revenue Recognition: Revenue for transcription services is recognized when the services are provided.

Property and Equipment: Property and equipment is stated at cost or, in the case of equipment acquired under capital leases, at the present value of future lease payments, less accumulated depreciation and amortization. Internally developed software costs of $170,596 incurred in 1997 have been capitalized in accordance with an AICPA exposure draft dated December 17, 1996 of a Statement of Position, "Accounting for the Costs of Computer Software Developed or Obtained for Internal Use." These costs include $141,989 of salaries and fringe benefits for software developers and $28,607 of telecommunications and outside consultant costs. Repair and maintenance expenditures are charged to operations in the period incurred. Depreciation is computed under the straight line method for financial reporting purposes and accelerated methods for income tax purposes. Equipment, furniture, fixtures, automobile, and leasehold improvements are depreciated over five to seven years. Purchased software is amortized using the straight line method over five years. Internally developed software will be amortized over five years when the system is placed in operation.

Income Taxes: The Company accounts for income taxes in accordance with Statement of Financial Accounting Standards (SFAS) No. 109, "Accounting for Income Taxes." Deferred taxes are provided on a liability method whereby deferred tax assets are recognized for deductible temporary differences and operating loss and tax credit carryforwards and deferred tax liabilities are recognized for taxable temporary differences. Temporary differences are the differences between the reported amounts of assets and liabilities and their tax bases. Deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is more likely than not that some portion or all of the deferred tax assets will not be realized. Deferred tax assets and liabilities are adjusted for the effects of changes in tax laws and rates on the date of enactment.

Cash and Cash Equivalents: The Company considers all highly liquid securities purchased with a maturity of three months or less to be cash equivalents.

Net Income Per Share: The Company has adopted Statement of Financial
Accounting Standards (SFAS) No. 128, "Earnings Per Share" as of December 31, 1997 and restated 1996 earnings per share. Earnings per common share is based on the weighted average shares outstanding during the year. Diluted earnings per common share gives effect to all dilutive potential common shares outstanding during the year.

Stock Options: The Company applies APB Opinion 25 and related Interpretations in accounting for its stock option plans.

NOTE 3 - CONCENTRATION OF CREDIT RISK

The Company provides services on credit to its clients, which are medical facilities located throughout the United States. The Company performs ongoing credit evaluation of its clients and requires no collateral. The Company has had minimal credit losses on its accounts receivable and the allowance for doubtful accounts is considered adequate at December 31, 1997. No allowance was considered necessary at December 31, 1996.

NOTE 4 - PROPERTY AND EQUIPMENT, NET

Property and equipment consists of the following:

                                                        December 31,
                                               -----------------------------
                                                  1997               1996
                                               -----------       -----------

Dictation and other equipment                  $ 2,480,673       $ 1,706,294
Furniture and fixtures                              94,157            84,069
Leasehold improvements                              64,671            55,083
Automobile                                          23,400            23,400
Software                                           255,981            44,850
                                               -----------       -----------
                                                 2,918,882         1,913,696

Accumulated depreciation and amortization       (1,372,803)       (1,033,713)
                                               -----------       -----------

                                               $ 1,546,079       $   879,983
                                               ===========       ===========

NOTE 5 - BORROWINGS UNDER LINE OF CREDIT

The Company has a $500,000 revolving line of credit with Crestar Bank subject to annual reviews and expires December 3, 2002. This replaces a $450,000 line of credit with Merrill Lynch Business Financial Services, Inc as of June 30, 1997. Borrowings under these lines of credit at December 31, 1997 and 1996 amounted to $132,318 and $329,029, respectively. Interest is payable at prime plus one per cent per annum (9.5% at December 31, 1997). The line of credit is secured by all assets of the Company.

Borrowings under this line of credit are solely for working capital purposes. The related loan and security agreement requires the Company to, among other things, submit annual reviewed financial statements within 120 days after the end of each fiscal year, and unaudited interim financial statements within 20 days after the end of each month. The Company is in compliance with these reporting covenants.

NOTE 6 - INCOME TAXES

The Company is taxed as a C corporation. Effective January 1, 1997 the
Company converted from the cash method to the accrual method of reporting for Federal income tax purposes. The cumulative difference between cash and accrual basis tax reporting as of December 31, 1996 is $935,961. One quarter of this amount is required to be included in the Company's taxable income during each of the four years 1997 to 2000.

The provision (benefit) for income taxes for the year ended December 31, 1997 and December 31, 1996 consists of the following:

                                                     1997                1996
                                                   ---------           ---------
Current tax expense
    Federal                                        $ 364,000           $  27,000
    State                                             69,000               8,000
                                                   ---------           ---------
                                                     433,000              35,000
                                                   ---------           ---------

Deferred tax expense (benefit)
    Federal                                          (34,000)            183,000
    State                                             (6,000)             35,000
                                                   ---------           ---------
                                                     (40,000)            218,000
                                                   ---------           ---------
Total                                              $ 393,000           $ 253,000
                                                   =========           =========

Components of net deferred tax assets and liabilities as of December 31, 1997 and 1996 are as follows:

                                                            1997          1996
                                                          --------      --------
Deferred tax liabilities:
    Accounts receivable                                   $             $440,000
    Prepaid expenses                                                       2,000
    Prepaid income taxes                                                   6,000
    Property and equipment                                 161,000        69,000
    Cash to accrual adjustment                             267,000
                                                          --------      --------
       Total deferred tax liabilities                      428,000       517,000
Deferred tax assets:
    Accounts receivable allowance                           15,000
    Moving reserve                                          19,000
    Accounts payable                                                      53,000
    Accrued payroll                                         14,000        44,000
                                                          --------      --------
       Total deferred tax assets                            48,000        97,000
                                                          --------      --------
    Less valuation allowance                                  --            --
                                                          --------      --------
Net deferred tax assets                                     48,000        97,000
                                                          --------      --------
Net deferred tax liabilities as of December 31, 1997
    and 1996 (including $41,000 and $351,000,
    respectively, classified as current)                  $380,000      $420,000
                                                          ========      ========

Income tax expense for the years ended December 31, 1997 and 1996, respectively, differ from the Federal statutory rate as follows:

                                                        Years ended December 31,
                                                        ------------------------
                                                            1997       1996
                                                            ----       ----
Statutory Federal income tax rate                           34.0%      34.0%
Effect of graduated rates                                              (1.5)
State income taxes, net of Federal tax benefit               4.0        4.0
Other                                                        0.6        0.0
                                                            ----       ----
                                                            38.6%      36.5%
                                                            ====       ====

NOTE 7 - LONG-TERM DEBT

Long-term debt consists of the following:
                                                            December 31,
                                                      -------------------------
                                                        1997             1996
                                                      --------         --------
Automobile installment loan, 10% interest
    due December 1998                                 $  7,123         $ 13,058
Less current portion                                    (6,547)          (5,931)
                                                      --------         --------

                                                      $    576         $  7,127
                                                      ========         ========


NOTE 8 - CAPITAL LEASES

The Company leases various equipment under long-term contracts. Property and equipment includes the following amounts for leases that have been capitalized:
                                                           December 31,
                                                  -----------------------------
                                                     1997                1996
                                                  ---------           ---------
Dictation and other equipment                     $ 104,515           $ 104,515
Allowance for depreciation                          (58,204)            (37,301)
                                                  ---------           ---------

                                                  $  46,311           $  67,214
                                                  =========           =========

Depreciation of these assets, computed by the straight line method over five years, is included in depreciation expense.

NOTE 9 - FIXED STOCK OPTION PLANS

At December 31, 1997 and 1996, the Company has a stock-based compensation plan, which is described below. The Company applies APB Opinion 25 and related Interpretations in accounting for its plan. Accordingly, no compensation cost has been recognized for its fixed option plan. Had compensation cost for the Company's stock-based compensation plan been determined based on the fair value at the grant dates for awards under those plans consistent with the method of SFAS No. 123, Accounting for Stock Based Compensation, the Company's net income and earnings per share (EPS) for 1997 and 1996 would have been reduced to the pro forma amounts indicated below:

                                              1997              1996
                                            ---------        ---------
Net income as reported                      $ 616,226        $ 439,667
Pro forma                                   $ 563,226        $ 408,667

Basic EPS as reported                       $    .10         $     .07
Pro forma                                   $    .09         $     .07

Diluted EPS as reported                     $    .09         $     .07
Pro forma                                   $    .08         $     .07


The effect of applying SFAS No.123 is not likely to be representative of the effects on reported net income for future years due, among other things, to the effects of vesting.

In March 1996, the Board of Directors authorized the establishment of a non-qualified stock option plan for its directors, full-time employees and consultants (the Plan) and reserved 1,300,000 shares of the Company's common stock for issuance upon the exercise of options granted under this Plan. In September, 1997, the Board of Directors approved reserving an additional 300,000 shares of the Company's common stock for issuance upon the exercise of options granted under this Plan. All options granted to date under the Plan are granted at fair market value as of the date of the grant, and have a maximum term of ten years.

The fair value of each option grant is estimated on the date of grant using the Black-Scholes option pricing model with the following weighted average assumptions:

                                              1997                      1996
                                            --------                  ------
   Expected volatility                         60%                       60%
   Risk-free interest rate                    5.4%                      6.3%
   Expected lives                            4 years                   5 years
   Dividend yield                               -                         -

A summary of the status of the Company's stock option plans as of December 31, 1997 and 1996, and changes during the year, is presented below:

                                                   1997                         1996
                                         ----------------------------  -------------------------
                                                          Weighted                   Weighted
         Fixed options                     Shares       Average Price   Shares     Average Price
         -------------                   ----------     -------------  --------    -------------
Outstanding at beginning of year            936,346       $ 0.76           --            --
Granted                                     549,925         1.50        936,796       $ 0.76
Exercised                                    (5,399)        1.44           --            --
Forfeited                                  (110,423)         .79           (450)         .75
                                         ----------                    --------
Outstanding at end of year                1,370,449         1.06        936,346       $ 0.76
                                         ==========                    ========

Options exercisable at end of year          352,421                        --

Weighted-average fair value of
    options granted during the year      $     0.48                    $   0.23
                                         ==========                    ========

The following table summarizes information about fixed stock options outstanding at December 31, 1997:

                                    Options Outstanding                        Options Exercisable
                  ----------------------------------------------------    -----------------------------
                        Number             Weighted-        Weighted-         Number          Weighted-
     Range of       Outstanding at          Average          Average       Exercisable at      Average
     Exercise        December 31,          Remaining        Exercise        December 31,      Exercise
       Price             1997          Contractual Life       Price             1997            Price
    -----------   ------------------   ----------------    -----------    ----------------    ---------
  $ .75 - $1.00      1,020,975           8.45 years          $  .77            257,421         $  .77
  $1.01 - $1.75        166,122           4.33 years            1.50             95,000           1.50
  $1.76 - $2.50        183,352           9.83 years            2.27
                     ---------                                                 -------
                     1,370,449           8.13 years            1.06            352,421            .97
                     =========                                                 =======

NOTE 10 - EMPLOYEE BENEFITS

During 1996, the Company established a 401(k) plan for its employees. This plan is funded jointly by employee and employer contributions. Employees are allowed to contribute up to 15% of their salary subject to an overall limitation. The Company contributes 20% of the amount contributed by employees, limited to 5% of the employee's salary. Employer contributions to this plan for the year ended December 31, 1997 and 1996 totaled $7,801 and $3,314 respectively.

In December 1996, the Board of Directors approved an Employee Stock
Purchase Plan and reserved 150,000 shares of the Company's common stock. The Company has issued 18,733 shares under the Plan as of December 31, 1997.

In March 1997, the Board of Directors authorized establishing a Section 125 Cafeteria Plan for the Company's employees.

NOTE 11 - CASH FLOW INFORMATION

Non cash investing and financing activities excluded from the statements of cash flows consist of property and equipment acquired under capital leases totaling $104,390 for the year ended December 31, 1996. Net cash provided by operating activities includes interest payments of $23,169 and $39,187 for the years ended December 31, 1997 and 1996, respectively. The Company made income tax payments of $35,425 and $25,000 during 1997 and 1996 respectively.

NOTE 12 - MAJOR CUSTOMERS

The Company has no customer exceeding 10% of total revenues for the year ended December 31, 1997. Revenues from several contracts with the U.S. Naval and two Veterans Administration hospitals aggregated approximately $928,000 for the year ended December 31, 1996. Revenues exceeding 10% of total revenues from one nonprofit hospital group aggregated approximately $867,000 for the year ended December 31, 1996. Revenues exceeding 10% of total revenues from one for-profit hospital group aggregated approximately $750,000 for the year ended December 31, 1996.

NOTE 13 -  EARNINGS PER SHARE DISCLOSURE

                                                               Income           Shares        Per Share
                                                             (Numerator)     (Denominator)      Amount
                                                              ---------        ---------        -------
For Year Ended December 31, 1997
Basic earnings per share
    Income available to common stockholders                   $ 616,266        6,259,765        $   .10

Effect of Dilutive Securities
    Stock options                                                                568,018
                                                              ---------        ---------        -------

Diluted earnings per share
    Income available to common stockholders, including
    assumed conversions                                       $ 616,266        6,827,783        $   .09
                                                              =========        =========        =======


For Year Ended December 31, 1996
Basic earnings per share
    Income available to common stockholder                    $ 439,667        6,257,480        $   .07

Effect of Dilutive Securities
    Stock options                                                                 95,188
                                                              ---------        ---------        -------
Diluted earnings per share
    Income available to common stockholders, including
    assumed conversions                                       $ 439,667        6,352,668        $   .07
                                                              =========        =========        =======

Options to purchase 183,550 shares of common stock at $2.25 to $2.38 per share were outstanding during October to December, 1997 but were not included in the computation of diluted EPS because the options' exercise price was greater than the average market price of the common shares. The options, which expire from October to December, 2007, were still outstanding at the end of 1997.

NOTE 14 - COMMITMENTS

The Company rents office space under two agreements that expire August 31, 1999 and October 31, 1999. DDI leases an automobile under a three year operating lease through July 1998 at a cost of $461 per month. The Company also leases a copier under a three year operating lease through March 18, 2000 at a cost of $554 per month.

The future minimum lease payments under capital leases (see Note 8) and non-cancelable operating leases for office space, equipment, and automobile as of December 31, 1997 are as follows:

                                               Capital        Operating
                                               Leases           Leases          Total
                                             ---------        ---------       ---------
Year Ending December 31,
      1998                                   $  25,448        $ 101,693       $ 127,141
      1999                                       --              72,845          72,845
      2000                                       --               1,661           1,661
                                             ---------        ---------       ---------
      Total minimum lease payments              25,448        $ 176,199       $ 201,647
                                                              =========       =========

      Amount representing interest              (1,134)
                                             ---------
      Present value of net minimum
        lease payments                       $  24,314
                                             =========

Rent expense under operating leases for the years ended December 31, 1997 and 1996 totaled $96,356 and

                                     ANNEX A

                        DELAWARE GENERAL CORPORATION LAW

SECTION 262. APPRAISAL RIGHTS

     (a) Any stockholder of a corporation of this State who holds shares of stock on the date of the making of a demand pursuant to subsection (d) of this section with respect to such shares, who continuously holds such shares through the effective date of the merger or consolidation, who has otherwise complied with subsection (d) of this section and who has neither voted in favor of the merger or consolidation nor consented thereto in writing pursuant to Section 228 of this title shall be entitled to an appraisal by the Court of Chancery of the fair value of the stockholder's shares of stock under the circumstances described in subsections (b) and (c) of this section. As used in this section, the word "stockholder" means a holder of record of stock in a stock corporation and also a member of record of a nonstock corporation; the words "stock" and "share" mean and include what is ordinarily meant by those words and also membership or membership interest of a member of a nonstock corporation; and the words "depository receipt" mean a receipt or other instrument issued by a depository representing an interest in one or more shares, or fractions thereof, solely of stock of a corporation, which stock is deposited with the depository.

     (b) Appraisal rights shall be available for the shares of any class or series of stock of a constituent corporation in a merger or consolidation to be effected pursuant to Section 251 (other than a merger effected pursuant to Section 251(g) of this title), Section 252, Section 254, Section 257, Section 258, Section 263 or Section 264 of this title:

          (1) Provided, however, that no appraisal rights under this section shall be available for the shares of any class or series of stock, which stock, or depository receipts in respect thereof, at the record date fixed to determine the stockholders entitled to receive notice of and to vote at the meeting of stockholders to act upon the agreement of merger or consolidation, were either
(i) listed on a national securities exchange or designated as a national market system security on an interdealer quotation system by the National Association of Securities Dealers, Inc. or (ii) held of record by more than 2,000 holders; and further provided that no appraisal rights shall be available for any shares of stock of the constituent corporation surviving a merger if the merger did not require for its approval the vote of the stockholders of the surviving corporation as provided in subsection (f) of Section 251 of this title.

          (2) Notwithstanding paragraph (1) of this subsection, appraisal rights under this section shall be available for the shares of any class or series of stock of a constituent corporation if the holders thereof are required by the terms of an agreement of merger or consolidation pursuant to Sections 251, 252, 254, 257, 258, 263 and 264 of this title to accept for such stock anything except:

     a. Shares of stock of the corporation surviving or resulting from such merger or consolidation, or depository receipts in respect thereof;

     b. Shares of stock of any other corporation, or depository receipts in respect thereof, which shares of stock (or depository receipts in respect thereof) or depository receipts at the effective date of the merger or consolidation will be either listed on a national securities exchange or designated as a national market system security on an interdealer quotation system by the National Association of Securities Dealers, Inc. or held of record by more than 2,000 holders;

     c. Cash in lieu of fractional shares or fractional depository receipts described in the foregoing subparagraphs a. and b. of this paragraph; or

     d. Any combination of the shares of stock, depository receipts and cash in lieu of fractional shares or fractional depository receipts described in the foregoing subparagraphs a., b. and c. of this paragraph.

     (3) In the event all of the stock of a subsidiary Delaware corporation party to a merger effected under Section 253 of this title is not owned by the parent corporation immediately prior to the merger, appraisal rights shall be available for the shares of the subsidiary Delaware corporation.

     (c) Any corporation may provide in its certificate of incorporation that appraisal rights under this section shall be available for the shares of any class or series of its stock as a result of an amendment to its certificate of incorporation, any merger or consolidation in which the corporation is a constituent corporation or the sale of all or substantially all of the assets of the corporation. If the certificate of incorporation contains such a provision, the procedures of this section, including those set forth in subsections (d) and
(e) of this section, shall apply as nearly as is practicable.

     (d) Appraisal rights shall be perfected as follows:

     (1) If a proposed merger or consolidation for which appraisal rights are provided under this section is to be submitted for approval at a meeting of stockholders, the corporation, not less than 20 days prior to the meeting, shall notify each of its stockholders who was such on the record date for such meeting with respect to shares for which appraisal rights are available pursuant to subsections (b) or (c) hereof, that appraisal rights are available for any or all of the shares of the constituent corporations, and shall include in such notice a copy of this section. Each stockholder electing to demand the appraisal of his shares shall deliver to the corporation, before the taking of the vote on the merger or consolidation, a written demand for appraisal of his shares. Such demand will be sufficient if it reasonably informs the corporation of the identity of the stockholder and that the stockholder intends thereby to demand the appraisal of his shares. A proxy or vote against the merger or consolidation shall not constitute such a demand. A stockholder electing to take such action must do so by a separate written demand as herein provided. Within 10 days after the effective date of such merger or consolidation, the surviving or resulting corporation shall notify each stockholder of each constituent corporation who has complied with this subsection and has not voted in favor of or consented to the merger or consolidation of the date that the merger or consolidation has become effective; or

     (2) If the merger or consolidation was approved pursuant to Section 228 or 253 of this title, each constituent corporation, either before the effective date of the merger or consolidation or within ten days thereafter, shall notify each of the holders of any class or series of stock of such constituent corporation who are entitled to appraisal rights of the approval of the merger or consolidation and that appraisal rights are available for any or all shares of such class or series of stock of such constituent corporation, and shall include in such notice a copy of this section; provided that, if the notice is given on or after the effective date of the merger or consolidation, such notice shall be given by the surviving or resulting corporation to all such holders of any class or series of stock of a constituent corporation that are entitled to appraisal rights. Such notice may, and, if given on or after the effective ate of the merger or consolidation, shall, also notify such stockholders of the effective date of the merger or consolidation. Any stockholder entitled to appraisal rights may, within 20 days after the date of mailing of such notice, demand in writing from the surviving or resulting corporation the appraisal of such holder's shares. Such demand will be sufficient if it reasonably informs the corporation of the identity of the stockholder and that the stockholder intends thereby to demand the appraisal of such holder's shares. If such notice did not notify stockholders of the effective date of the merger or consolidation, either (i) each such constituent corporation shall send a second notice before the effective date of the merger or consolidation notifying each of the holders of any class or series to stock of such constituent corporation that are entitled to appraisal rights of the effective date of the merger or consolidation or (ii) the surviving or resulting corporation shall send such a second notice to all such holders on or within 10 days after such effective date; provided, however, that if such second notice is sent more than 20 days following the sending of the first notice, such second notice need only be sent to each stockholder who is entitled to appraisal rights and who has demanded appraisal of such holder's shares in accordance with this subsection. An affidavit of the secretary or assistant secretary or of the transfer agent of the corporation that is required to give either notice that such notice has been given shall, in the absence of fraud, be prima facie evidence of the facts stated therein. For purposes of determining the stockholders entitled to receive either notice, each constituent corporation may fix, in advance, a record date that shall be not more than 10 days prior to the date the notice is given, provided, that if the notice is given on or after the effective date of the merger or consolidation, the record date shall be such effective date. If no record date is fixed and the notice is given prior to the effective date, the record date shall be the close of business on the day next preceding the day on which the notice is given.

     (e) Within 120 days after the effective date of the merger or consolidation, the surviving or resulting corporation or any stockholder who has complied with subsections (a) and (d) hereof and who is otherwise entitled to appraisal rights, may file a petition in the Court of Chancery demanding a determination of the value of the stock of all such stockholders. Notwithstanding the foregoing, at any time within 60 days after the effective date of the merger or consolidation, any stockholder shall have the right to withdraw his demand for appraisal and to accept the terms offered upon the merger or consolidation. Within 120 days after the effective date of the merger or consolidation, any stockholder who has complied with the requirements of subsections (a) and (d) hereof, upon written request, shall be entitled to receive from the corporation surviving the merger or resulting from the consolidation a statement setting forth the aggregate number of shares not voted in favor of the merger or consolidation and with respect to which demands for appraisal have been received and the aggregate number of holders of such shares. Such written statement shall be mailed to the stockholder within 10 days after his written request for such a statement is received by the surviving or resulting corporation or within 10 days after expiration of the period for delivery of demands for appraisal under subsection (d) hereof, whichever is later.

     (f) Upon the filing of any such petition by a stockholder, service of a copy thereof shall be made upon the surviving or resulting corporation, which shall within 20 days after such service file in the office of the Register in Chancery in which the petition was filed a duly verified list containing the names and addresses of all stockholders who have demanded payment for their shares and with whom agreements as to the value of their shares have not been reached by the surviving or resulting corporation. If the petition shall be filed by the surviving or resulting corporation, the petition shall be accompanied by such a duly verified list. The Register in Chancery, if so ordered by the Court, shall give notice of the time and place fixed for the hearing of such petition by registered or certified mail to the surviving or resulting corporation and to the stockholders shown on the list at the addresses therein stated. Such notice shall also be given by one or more publications at least one week before the day of the hearing, in a newspaper of general circulation published in the City of Wilmington, Delaware or such publication as the Court deems advisable. The forms of the notices by mail and by publication shall be approved by the Court, and the costs thereof shall be borne by the surviving or resulting corporation.

     (g) At the hearing on such petition, the Court shall determine the stockholders who have complied with this section and who have become entitled to appraisal rights. The Court may require the stockholders who have demanded an appraisal for their shares and who hold stock represented by certificates to submit their certificates of stock to the Register in Chancery for notation thereon of the pendency of the appraisal proceedings; and if any stockholder fails to comply with such direction, the Court may dismiss the proceedings as to such stockholder.

     (h) After determining the stockholders entitled to an appraisal, the Court shall appraise the shares, determining their fair value exclusive of any element of value arising from the accomplishment or expectation of the merger or consolidation, together with a fair rate of interest, if any, to be paid upon the amount determined to be the fair value. In determining such fair value, the Court shall take into account all relevant factors. In determining the fair rate of interest, the Court may consider all relevant factors, including the rate of interest which the surviving or resulting corporation would have had to pay to borrow money during the pendency of the proceeding. Upon application by the surviving or resulting corporation or by any stockholder entitled to participate in the appraisal proceeding, the Court may, in its discretion, permit discovery or other pretrial proceedings and may proceed to trial upon the appraisal prior to the final determination of the stockholder entitled to an appraisal. Any stockholder whose name appears on the list filed by the surviving or resulting corporation pursuant to subsection (f) of this section and who has submitted his certificates of stock to the Register in Chancery, if such is required, may participate fully in all proceedings until it is finally determined that he is not entitled to appraisal rights under this section.

     (i) The Court shall direct the payment of the fair value of the shares, together with interest, if any, by the surviving or resulting corporation to the stockholders entitled thereto. Interest may be simple or compound, as the Court may direct. Payment shall be so made to each such stockholder, in the case of holders of uncertificated stock forthwith, and the case of holders of shares represented by certificates upon the surrender to the corporation of the certificates representing such stock. The Court's decree may be enforced as other decrees in the Court of Chancery may be enforced, whether such surviving or resulting corporation be a corporation of this State or of any state.

     (j) The costs of the proceeding may be determined by the Court and taxed upon the parties as the Court deems equitable in the circumstances. Upon application of a stockholder, the Court may order all or a portion of the expenses incurred by any stockholder in connection with the appraisal proceeding, including, without limitation, reasonable attorney's fees and the fees and expenses of experts, to be charged pro rata against the value of all the shares entitled to an appraisal.

     (k) From and after the effective date of the merger or consolidation, no stockholder who has demanded his appraisal rights as provided in subsection (d) of this section shall be entitled to vote such stock for any purpose or to receive payment of dividends or other distributions on the stock (except dividends or other distributions payable to stockholders of record at a date which is prior to the effective date of the merger or consolidation); provided, however, that if no petition for an appraisal shall be filed within the time provided in subsection (e) of this section, or if such stockholder shall deliver to the surviving or resulting corporation a written withdrawal of his demand for an appraisal and an acceptance of the merger or consolidation, either within 60 days after the effective date of the merger or consolidation as provided in subsection (e) of this section or thereafter with the written approval of the corporation, then the right of such stockholder to an appraisal shall cease. Notwithstanding the foregoing, no appraisal proceeding in the Court of Chancery shall be dismissed as to any stockholder without the approval of the Court, and such approval may be conditioned upon such terms as the Court deems just.

     (l) The shares of the surviving or resulting corporation to which the shares of such objecting stockholders would have been converted had they assented to the merger or consolidation shall have the status of authorized and unissued shares of the surviving or resulting corporation.

                                                                         ANNEX B
===============================================================================

                          AGREEMENT AND PLAN OF MERGER


                                      AMONG

                              TRANSCRIPTIONS, LTD.

                                       AND

                                  MEDQUIST INC.

                                       AND

                            DIGITAL DICTATION, INC.,

                            PROACTIVE PARTNERS, L.P.,

                            LAGUNITAS PARTNERS, L.P.,

                        GRUBER & MC BAINE INTERNATIONAL,

                                       AND

                               RICHARD D. CAMERON










===============================================================================

                          AGREEMENT AND PLAN OF MERGER

     This Agreement and Plan of Merger (the "Agreement") is made on May __, 1998, by and among MedQuist Inc., a New Jersey corporation ("MedQuist"), Transcriptions, Ltd., a New Jersey corporation and a wholly-owned subsidiary of MedQuist ("TL"), Digital Dictation, Inc., a Delaware corporation (the "Company"), and Proactive Partners, L.P. ("Proactive"), Lagunitas Partners, L.P., Gruber & McBaine International and Richard D. Cameron ("Cameron") (collectively, the "Principal Shareholders").

                                   BACKGROUND

     TL and the Company desire to combine and merge pursuant to the terms of this Agreement. The respective Boards of Directors of TL and the Company have approved the merger of the Company into TL subject to the terms of this Agreement (the "Merger"). The Principal Shareholders own Five Million Nine Hundred Eight Thousand Six Hundred Seventy-Three (5,908,673) shares of the issued and outstanding capital stock of the Company, constituting Ninety-Four percent (94%) of the issued and outstanding capital stock of the Company ("Principal Shareholders' Common Stock") and options to purchase Three Hundred Thousand (300,000) shares of the capital stock of the Company ("Principal Options"), and prior to the Merger at the First Closing desire to exchange the Principal Shareholders' Common Stock for shares of MedQuist Common, subject to the terms of this Agreement. It is the intention of the parties to this Agreement that the exchange and Merger for accounting purposes shall qualify for treatment as a pooling-of-interests.

     NOW, THEREFORE, in consideration of the foregoing and of the mutual promises, covenants, representations, warranties, and agreements herein contained, and intending to be legally bound, the parties hereby agree as follows:

                                    ARTICLE 1

                                  DEFINED TERMS

     1.1. Certain Defined Terms. As used in this Agreement, the following terms will have the meanings given to them below:

        "Act" will mean the Securities Act of 1933, as amended.

        "Action" will mean any and all actions, suits, investigations, proceedings, demands, assessments, audits, judgments and claims (including employment-related claims) relating to a Person.

        "Aggregate Merger Consideration" will mean that number of shares of MedQuist Common having a Value equal to the sum of (i) the product of (X) Three Dollars and Two Thousand Thirty-Three Ten Thousandth Cents ($3.2033), multiplied by (Y) the Outstanding Shares, and (ii) the Option Value; subject to adjustment as provided in this Agreement and further subject to proportional adjustment for any stock splits, stock dividends or recapitalizations of MedQuist.

        "Assets" will mean all of the assets of the Company, whether real, personal or mixed, owned or leased as of the date of this Agreement and such other assets acquired after the date of this Agreement and on or prior to the First Closing Date.

        "Auditor" will mean Arthur Andersen LLP.

        "Benefit Plans" will have the meaning given to it in Section 3.14 of this Agreement.

        "Claim" will have the meaning given to it in Section 7.2 of this Agreement.

        "Claim Notice" will have the meaning given to it in Section 7.2 of this Agreement.

        "Closing Date" will mean the date on which the First Closing or the Second Closing is scheduled to occur.

        "Closing" will mean the closing of the transactions contemplated at the First Closing or Second Closing under this Agreement on the respective Closing Date.

        "Code" will mean the Internal Revenue Code of 1986, as amended.

        "Company Closing Balance Sheet" will mean the unaudited balance sheet statement of the Company to be prepared in accordance with Section 5.5 hereof.

        "Company Common Stock" will mean the common stock of the Company, $.01 par value per share.

        "Company Options" will mean the vested and unvested options to purchase Company Stock under the terms of the 1996 Non-Qualified Option Plan, as amended September 22, 1997 that are outstanding at the Effective Time.

        "Contracts" will mean all contracts, agreements, arrangements, commitments, purchase orders, sales orders and understandings to which the Company is a party or by which any of its properties or assets may be bound, whether written or oral.

        "Creditor's Rights Laws" will have the meaning given to it in Section
3.2 of this Agreement.

        "Damages" will mean any and all damages, losses, obligations, deficiencies, liabilities, claims, encumbrances, penalties, costs, and expenses, including, without limitation, reasonable attorneys' fees and disbursements and expert and consulting fees, costs and expenses.

        "Dispute Notice" will have the meaning given to it in Section 7.3 of this Agreement.

        "Effective Time" will mean the time of filing of (or the designated effective date set forth in) the certificates of merger of TL and the Company in accordance with applicable laws as delivered at the Second Closing.

        "Encumbrances" will mean any claim, mortgage, assignment, conditional sale, lease, easement, consignment, bailment, contingent interest, pledge, lien, option, charge, security interest, preemptive right, right of first refusal, encumbrance or other restrictions of any kind or nature whatsoever.

        "Environmental Laws" will mean any federal, state or local law (including but not limited to the Clean Water Act, 33 U.S.C. ss.ss. 1251 et seq., the Toxic Substances Control Act, 15 U.S.C. ss.ss. 2601 et seq., the Clean Air Act, 42 U.S.C. ss.ss. 7401 et seq., the Safe Drinking Water Act, 42 U.S.C. ss.ss. 300f et seq., the Comprehensive Environmental Response, Compensation and Liability Act, 42 U.S.C. ss.ss. 9601 et seq., the Resource Conservation and Recovery Act, 42 U.S.C. ss.ss. 6901 et seq., the River and Harbor Act, 33 U.S.C. ss.ss. 407 et seq., and the Occupational Safety and Health Act, 29 U.S.C. ss.ss. 651 et seq., each as may be amended from time to time), court order (whether or not by consent), any duties imposed by applicable common law and any applicable provision or condition of any permit relating to (i) the protection of the environment, employees or the public welfare from actual or potential exposure (or the effects of exposure) to any actual or potential release, discharge, disposal or emission (whether past or present) of any Hazardous Substance or
(ii) the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of any Hazardous Substance.

        "ERISA" will mean the Employee Retirement Income Security Act of 1974, as amended.

        "Escrow Agent" will mean Crestar Bank.

        "Escrow Agreement" will mean the Escrow Agreement among TL, the Company, the Principal Shareholders, for themselves and on behalf of the Public Shareholders, and the Escrow Agent, substantially in the form attached hereto as Exhibit B.

        "Escrowed Shares" will mean the Principal Shareholders' Escrowed Shares together with the Public Escrowed Shares.

        "Exchange Agent" will mean American Stock Transfer & Trust Co.

        "Exercise Price" will mean the amount due from the option holder upon the exercise of a particular option to purchase Company Common Stock from the Company under the Option Plan.

        "Financial Statements" will mean the financial statements of the Company as at December 31, 1997, 1996 and 1995, including balance sheet statements and income statements of the Company for each of the periods then ended, together with any notes thereto, the Company's financial statements for each month of 1998 prior to the First Closing Date, and the March 31, 1998 Balance Sheet.

        "First Closing" will mean the Closing of the exchange of Company Common Stock held by the Principal Shareholders for MedQuist Common in accordance with this Agreement.

        "First Closing Date" will mean the date hereof or, if all conditions to the First Closing have not been satisfied, on the date hereof as soon as practical following the date such conditions have been satisfied, subject to the provisions for termination set forth in Section 9.1 of this Agreement.

        "GAAP" will mean generally accepted accounting principles consistently applied.

        "Governmental Entity" will mean any federal, state or local department, official, commission, authority, board, bureau, agency or other public body, domestic or foreign.

        "Hazardous Substances" will mean any toxic or hazardous gaseous, liquid or solid material or waste that may or could pose a hazard to the environment or human health or safety including (i) any "hazardous substances" as defined by the federal Comprehensive Environmental Response, Compensation and Liability Act, 42 U.S.C. ss.ss. 9601 et seq., (ii) any "extremely hazardous substance," "hazardous chemical" or "toxic chemical" as those terms are defined by the federal Emergency Planning and Community Right-to-Know Act, 42 U.S.C. ss.ss. 11001 et seq., (iii) any "hazardous waste," as defined under the federal Solid Waste Disposal Act, as amended by the Resource Conservation and Recovery Act, 42 U.S.C. ss.ss. 6901 et seq., (iv) any "pollutant," as defined under the federal Water Pollution Control Act, 33 U.S.C. ss.ss. 1251 et seq., as any of such laws in clauses (i) through (iv) may be amended from time to time, and (v) any regulated substance or waste under any laws that currently exist or that may be enacted, promulgated or issued in the future by any federal, state or local governmental authorities concerning protection of the environment or the public welfare.

        "Indemnified Parties" will have the meaning given it in Section 10.1 of this Agreement.

        "Intellectual Properties" will mean all trademarks, trade names, assumed names, service marks, logos, patents, patent rights, copyrights, drawings, trade secrets, technology, know-how and processes, applications of or relating to any of the foregoing or any other intellectual property necessary in the conduct of the Company's business in the manner conducted at or prior to the First Closing.

        "IRS" will mean the Internal Revenue Service.

        "Labor Dispute" will mean any actual or threatened union organization campaign, strike, slow down, work stoppage or other labor disturbance.

        "Material Adverse Effect" will mean a material adverse effect on the business, operations, financial or other condition or prospect of the Company or TL, as the case may be, taken as a whole.

        "March 31, 1998 Balance Sheet" will mean the balance sheet of the Company as of March 31, 1998.

        "MedQuist Common" will mean the common stock, no par value, of MedQuist.

        "MedQuist Option" will have the meaning given to it in Section 2.10 of this Agreement.

        "MedQuist SEC Documents" will have the meaning given to it in Section
4.6 of this Agreement.

        "Merger" will have the meaning given to it in Background section of this Agreement.

        "Net Worth" will mean the sum of the total assets less the total liabilities of the Company, determined in accordance with GAAP.

        "Option Plan" will mean the Company's 1996 Non-Qualified Option Plan, as amended September 22, 1997.

        "Option Value" will mean the summation of (i) the difference between Three Dollars and Two Thousand One Hundred Sixty-Eight Ten Thousandths ($3.2168) and (ii) the Exercise Price, for each Company Option.

        "Outstanding Shares" will mean the number of shares of Company Common Stock set forth in Section 3.4 of the Disclosure Schedules, such number being six million three hundred twenty-five thousand five hundred three (6,325,503).

        "Permits" will mean all surety bonds, permits, licenses, zoning variances, approvals, exemptions, and other authorizations for the operation of the businesses of the Company as presently operated.

        "Per Share Merger Consideration" shall mean (i) Three Dollars and Two Thousand Thirty-Three Ten Thousandth Cents ($3.2033), subject to adjustment as provided in this Agreement, divided by (ii) the Value.

        "Person" will mean any natural person, corporation, partnership, unincorporated association, trust, Governmental Entity, joint venture or trade group, or any individual, entity or group that is a part of, or associated with, any of the foregoing.

        "Premises" will mean the real property located at 8230 Old Courthouse Road, Vienna, Virginia.

        "Principal Options" will have the meaning given to it in the Background section of this Agreement.

        "Principal Shareholders' Common Stock" will have the meaning given to it in the Background section of this Agreement.

        "Principal Shareholders' Escrowed Shares" will have the meaning given to it in Section 2.2 of this Agreement.

        "Public Escrowed Shares" will have the meaning given to it in Section
2.5 of this Agreement.

        "Public Shareholders" will mean all of the shareholders of Company Common on the Second Closing Date together with persons and entities holding rights to acquire Company Common Stock or securities exchangeable for, convertible into, or representing the right to receive, Company Common Stock other than the Principal Shareholders.

        "Public Stock Certificates" will have the meaning given it in Section 2.6(b) of the Agreement.

        "SEC" will mean the U.S. Securities and Exchange Commission.

        "Second Closing" will mean the consummation of the transactions contemplated to occur in connection with the Merger of TL and the Company.

        "Second Closing Date" will mean the date on which all conditions to the First Closing and the Second Closing have been satisfied, or as soon as practical thereafter, subject to the provisions for termination set forth in
Section 9.1 of this Agreement.

        "Securities Laws" will mean the Act and any federal or state securities laws, rules and regulations.

        "Shareholders" will mean together the Principal Shareholders and Public Shareholders.

        "Shareholders Agreement" will mean the Shareholders' Agreement dated October 9, 1995 among the Company, Cameron and Proactive.

        "Surviving Corporation" will have the meaning given it in Section 2.3 of this Agreement.

        "Surviving Warranty" will have the meaning given it in Section 7.1 of this Agreement.

        "Survival Period" will have the meaning given it in Section 7.1 of this Agreement.

        "Taxes" will mean all taxes, fees, levies, duties, charges or other like assessments including, without limitation, income, withholding, gross receipts, excise, real or personal property, asset, sales, use, license, payroll, transaction, capital, net worth and franchise taxes imposed by or payable to any federal, state, county, local or foreign government, taxing authority, subdivision or agency thereof, including interest, penalties, additions to tax or additional amounts thereto.

        "Tax Return" will mean any report, return, declaration or other information required to be supplied to a taxing authority in connection with Taxes.

        "Value" shall mean the value of a single share of MedQuist Common equal to the Bloomberg weighted average price of MedQuist Common for the ten (10) trading days immediately preceding the First Closing Date.

        "Voting Agreements" will mean all voting trusts, voting agreements, proxies and other voting restrictions of any kind or nature whatsoever.

                                    ARTICLE 2

                  THE FIRST CLOSING, MERGER AND RELATED MATTERS

     2.1. First Closing. Subject to the terms and conditions of this Agreement, on the First Closing Date, each of the Principal Shareholders shall exchange all of the shares of the Principal Shareholders' Common Stock, and TL shall exchange therefor that number of shares of MedQuist Common equal to the Per Share Merger Consideration for each such share of Company Common Stock so exchanged. TL shall pay cash in lieu of any fractional shares of MedQuist Common which, but for this provision, would be issued as part of the Aggregate Merger Consideration pursuant to this Section 2.1.

     2.2. Exchange of Principal Shareholders' Certificates. On the First Closing Date, the Principal Shareholders shall surrender and deliver to TL the stock certificates representing all of the Principal Shareholders' Common Stock in exchange for the consideration set forth in Section 2.1 above; provided, however, that ten percent (10%) of the shares representing such consideration ("Principal Shareholders' Escrowed Shares") shall be deposited with, and held by, the Escrow Agent pursuant to the Escrow Agreement and subject to the provisions of Article 7 of this Agreement. If the Escrow Agreement is not executed at the time of the First Closing, then MedQuist shall hold the Principal Shareholders' Escrowed Shares in reserve until such time as the Escrow Agreement is executed. Upon execution of the Escrow Agreement, MedQuist shall deliver to the Escrow Agent the Principal Shareholders' Escrowed Shares. The Principal Shareholders shall be entitled to vote the Principal Shareholders' Escrowed Shares while such shares are in the possession of MedQuist or the Escrow Agent. Any dividends declared on the Principal Shareholders' Escrowed Shares shall attach to such shares and shall be distributed to the Person to whom the Escrow Agent delivers such shares.

     2.3. Second Closing; the Merger. Subject to the terms and conditions of this Agreement, on the Second Closing Date, TL and the Company shall duly execute, acknowledge and file certificates or articles of merger in their respective jurisdictions of incorporation and all other documentation necessary to consummate the Merger of Company into TL. As of the Effective Time, the separate corporate existence of the Company shall cease and TL shall continue as the surviving corporation under and pursuant to the laws of the State of New Jersey under the name Transcriptions, Ltd. (the "Surviving Corporation").

     2.4. Consideration; Conversion of Stock. At the Effective Time, each share of Company Common Stock then issued and outstanding shall, by virtue of the Merger and without any action on the part of the holder thereof, be converted into and represent the right to receive the Per Share Merger Consideration; provided that any Company Shares held by TL or any Affiliate of TL shall be canceled and shall not be entitled to receive any Per Share Merger Consideration. TL shall pay cash in lieu of any fractional shares of MedQuist Common which, but for this provision, would be issued as part of the Aggregate Merger Consideration pursuant to this Section 2.4.

     2.5. Public Escrowed Shares. On the Second Closing Date, ten percent (10%) of the shares representing the consideration set forth in Section 2.4 above (the "Public Escrowed Shares") shall be deposited with the Escrow Agent pursuant to the terms of the Escrow Agreement and subject to the provisions of Article 7 hereof. Each Public Shareholder shall be entitled to vote those of the Public Escrowed Shares that would be payable to him upon the release of the entire number of Public Escrowed Shares to the Public Shareholder while such shares are in the possession of the Escrow Agent. Any dividends declared on the Public Escrowed Shares shall attach to such shares, and shall be distributed to the Person to whom the Escrow Agent delivers such shares.

     2.6. Exchange of Public Shareholders' Certificates.

        (a) Subject to the terms and conditions hereof, immediately prior to the Effective Time, TL shall deposit the shares MedQuist Common issuable under
Section 2.4 less the Public Escrowed Shares, plus an amount of cash to be paid in lieu of fractional shares, with the Exchange Agent.

        (b) Promptly after the Effective Time, the Exchange Agent shall mail to each record holder of Company Common Stock a letter of transmittal and instructions for use in surrendering certificates representing the shares of Company Common Stock (including lost share affidavits in a form reasonably acceptable to MedQuist, the "Public Stock Certificates") and receiving the Per Share Merger Consideration therefor. Upon the surrender of each Public Stock Certificate, together with such letter of transmittal duly executed and completed in accordance with the instructions thereto, the holder of such certificate shall be entitled to receive in exchange therefor ninety percent (90%) of the product of (i) the Per Share Merger Consideration multiplied by (ii) the number of shares of Company Common Stock represented by such Public Stock Certificate, and such Public Stock Certificate shall be canceled. Until so surrendered and exchanged, each such Public Stock Certificate shall represent solely the right to receive hereunder the Per Share Merger Consideration multiplied by the number of shares of Company Common Stock that are represented by such Public Stock Certificate. If any shares of MedQuist Common are to be issued to a person other than the person in whose name the Public Stock Certificate surrendered in exchange therefor is registered, it shall be a condition to such exchange that the Public Stock Certificate so surrendered be properly endorsed and otherwise in proper form for transfer and that the person requesting such exchange shall pay to the Exchange Agent any transfer or other similar taxes required by reason of the issuance of such shares to a person other than the registered holder of the Public Stock Certificate surrendered, or such person shall establish to the satisfaction of the Exchange Agent that such tax has been paid or is not applicable.

        (c) After the Effective Time there shall be no transfers on the stock transfer books of the Company or the Surviving Corporation of any shares of Company Common Stock. If, after the Effective Time, Public Stock Certificates are presented to the Surviving Corporation or the Exchange Agent, they shall be canceled and exchanged for the Per Share Merger Consideration, as provided in this Article 2.

     2.7. Effect of Exchange and Merger; Officers and Directors. The
Certificate of Incorporation and Bylaws of TL, as in effect immediately prior to the Effective Time, shall be the Certificate of Incorporation and Bylaws of the Surviving Corporation. From and after the First Closing, the persons serving as the directors and officers of the Company immediately prior to the First Closing shall resign and persons designated by TL shall be the directors and officers of the Company.

     2.8. Books and Records. On the First Closing Date, the Company shall deliver to TL all minute books, stock record books and corporate seals of the Company, and the original copies of all books of account, written Contracts, securities, customer lists, files and other documents, instruments and papers of all kind and nature belonging to or relating to the business of the Company and necessary or desirable in TL's judgment for the on-going conduct of the Company and its business, whether in the possession of the Principal Shareholders or the Company. TL shall provide the Principal Shareholders with access to such records in accordance with Article 8 hereof.

     2.9. Closing. The Closings will be held at 10:00 A.M. on the respective Closing Date at the offices of Pepper Hamilton LLP, 3000 Two Logan Square, Philadelphia, Pennsylvania 19103.

     2.10. Options Conversion. At the Effective Time, each of the Company Options shall be converted automatically into an option to purchase shares of MedQuist Common (a "MedQuist Option") in an amount and at an exercise price determined as follows:

        (a) The number of shares of MedQuist Common to be subject to the MedQuist Options issuable in exchange for, and upon cancellation of, each Company Option shall be equal to the product of (i) the number of shares of Company Common Stock issuable upon the exercise of the Company Options and (ii) the Per Share Merger Consideration; provided, however, that any fractional shares of MedQuist Common resulting from such multiplication shall be rounded down to the nearest share; and

        (b) The exercise price per share of each MedQuist Option shall be equal to the product of (i) (A) the respective Exercise Price of the respective Company Option for which the MedQuist Option is being converted and issued in place thereof divided by (B) Three Dollars and Two Thousand Thirty-Three Ten Thousandth Cents ($3.2033), multiplied by (ii) the Value; provided, however, that such exercise price shall be rounded up to the nearest cent.

     The duration and other terms of each MedQuist Option shall be the same as that of each Company Option exchanged therefor.

                                    ARTICLE 3

                         REPRESENTATIONS AND WARRANTIES
                  OF THE COMPANY AND THE PRINCIPAL SHAREHOLDERS

     Except as specifically disclosed to TL on the Disclosure Schedules attached to this Agreement as Exhibit A, the Company and the Principal Shareholders, jointly and severally, represent and warrant and, where applicable, covenant, as provided in each Section of this Article 3:

        3.1. Organization and Good Standing. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has all requisite power and authority to own, lease and operate its properties and to carry on its business as presently conducted. The Company is duly qualified or licensed, and in good standing to do business, in each jurisdiction in which the property owned, leased or operated by the Company, or the nature of the business conducted by the Company, makes such qualification or licensing necessary, except in such jurisdictions where the failure to be so duly qualified or licensed and in good standing would not have a Material Adverse Effect.

        3.2. Power and Authority. The Principal Shareholders each have the legal capacity, and the Company has the requisite power and authority, to execute and deliver this

Agreement, to perform their respective obligations hereunder and to consummate the transactions contemplated by this Agreement. The Board of Directors of the Company has duly and validly authorized and approved the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby and no other proceedings or actions on the part of the Principal Shareholders or the Company are necessary to authorize the execution and delivery of this Agreement or to consummate the transactions contemplated by this Agreement. The Principal Shareholders and the Company each has duly and validly executed and delivered this Agreement, which is the valid and binding agreement of the Principal Shareholders and the Company enforceable against the Principal Shareholders and the Company in accordance with their respective terms, except as such enforcement may be limited by applicable bankruptcy, insolvency, moratorium, or similar laws affecting the enforcement of creditors' rights generally, or by general principles of equity (regardless of whether such enforceability is considered in a proceeding at law or in equity) (collectively, "Creditor's Rights Laws").

        3.3. Consents and Approvals; No Violations. Assuming the filing of any and all documents necessary to consummate the Merger, no filing with, and no Permit, authorization, consent or approval of any Governmental Entity is necessary for the consummation of transactions contemplated by this Agreement. The execution, delivery and performance of this Agreement will not (i) conflict with or result in any breach of any provision of the Certificate of Incorporation or Bylaws of the Company or any agreement or other document binding on the Principal Shareholders, (ii) except as set forth in Section 3.3 of the Disclosure Schedules, result in a violation or breach of, or constitute with or without due notice or lapse of time or both a default under, or give rise to any right of termination, cancellation or acceleration under, or result in the forfeiture of any rights, entitlements or privileges under, or create any right or entitlement under, or require the consent or approval of any Person under, any of the terms, conditions or provisions of any Contract, (iii) violate any order, writ, injunction, decree, statute, treaty, rule or regulation applicable to the Principal Shareholders or the Company, or any of their properties or assets, or (iv) result in the creation of or imposition of any Encumbrance upon any property or assets of the Company.

        3.4. Capitalization. Section 3.4 of the Disclosure Schedules sets forth all of the authorized capital stock and classes of capital stock of the Company and the respective ownership interests of the Principal Shareholders and aggregate number of such shares owned by Public Shareholders and the number of registered Public Shareholders and the identities and interest held of any other person having an ownership interest in the Company. All of the issued and outstanding shares of Company Common Stock are validly issued, fully paid and nonassessable, and are not subject to any Encumbrances or Voting Agreements. Except as set forth on Section 3.4 of the Disclosure Schedules, there are no outstanding subscriptions, options, warrants, calls, rights, convertible securities or other agreements or commitments (contingent or otherwise) of any character relating to the issued or unissued Company Common Stock or other capital stock or securities of the Company, or otherwise obligating the Company to issue, transfer, register or sell any such securities. The Company has no direct or indirect, legal or beneficial interest in any corporation, partnership, trust or other entity. The Company has not made, and as of the First Closing Date will not have made, any redemptions of, or distributions with respect to, any of its shares of capital stock.

        3.5. Financial Statements; Reports. The Company has previously delivered to TL true and correct copies of all of the Financial Statements. The Financial Statements have been prepared from the applicable books and records of the Company in accordance with GAAP, consistently applied during the related periods. The balance sheets contained in each of the Financial Statements fairly present the financial condition of the Company as of the respective periods set forth therein, and each income statement included in each of the Financial Statements fairly presents the results of operations of the Company for the respective periods set forth therein except as described below. The Company Closing Balance Sheet shall be prepared from the applicable books and records of the Company in accordance with GAAP, consistently applied, and shall be true and correct in all material respects and shall fairly present the financial condition of the Company as of the First Closing Date. The Financial Statements, other than the Financial Statements for 1998, have been audited by Hozik & Charin and include the unqualified opinion of such firm.

        3.6. No Undisclosed Liabilities. The Company has no material liabilities or obligations, absolute, accrued, fixed, contingent, liquidated, unliquidated or otherwise, except for (i) those reflected or reserved against which reserves are adequate on the March 31, 1998 Balance Sheet and (ii) those which are specifically disclosed in this Agreement or in the Disclosure Schedules. To the best knowledge of the Principal Shareholders, there is no basis for the assertion against the Company as of the date hereof or as of the First Closing Date of any liability of any material nature or in any material amount not fully reflected or reserved against in the Company's March 31, 1998 Balance Sheet. Since March 31, 1998, the Company has not incurred any liabilities or obligations whether absolute, accrued, fixed, contingent, liquidated, unliquidated or otherwise, other than liabilities incurred in the ordinary course of business consistent with past practice.

        3.7. Absence of Certain Changes. Since January 1, 1998, the Company has operated only in the ordinary course of business and there has not occurred: (a) any transaction in which the Company incurred any material debts, liabilities or obligations except in the ordinary course of business and reflected on the March 31, 1998 Balance Sheet, (b) any transaction in which the Company discharged or satisfied any Encumbrances except in the ordinary course of business, (c) any transaction in which the Company mortgaged, pledged or subjected to Encumbrance any of the Assets, (d) any transaction in which the Company sold or transferred any of the Assets or canceled any debts or claims, (e) any transaction in which the Company suffered any extraordinary losses or waived any rights of substantial value, (f) any material damage, destruction or loss (whether or not covered by insurance) or any condemnation by governmental authorities which has or may affect the business or the properties of the Company, (g) any declaration, setting aside or payment of any dividend or other distribution in respect of any of the capital stock of the Company, or any direct or indirect redemption, purchase or other acquisition of the capital stock of the Company, (h) any increase not in the ordinary course of business in the compensation payable or to become payable by the Company, or (i) any undertaking or any change in any existing obligation of any kind of the Company other than in the ordinary course of business.

        3.8. No Default. Neither the Principal Shareholders, Public Shareholders nor the Company is in default or violation, and no event has occurred which with notice or the lapse of time or both would constitute a material default or violation, of any material term, condition or provision of (i) the Certificate of Incorporation or Bylaws of the Company, or (ii) any material Contract other than with respect to required document turnaround times as described on Section
3.8 of the Disclosure Schedules.

        3.9. Litigation; Compliance with Laws; Permits. There are no Actions pending or, to the best knowledge of the Principal Shareholders, threatened against or related to the Company. There is not and has not been any failure by the Company or the Principal Shareholders to comply with, nor any default under, any law, ordinance, requirement, regulation, or order applicable to the Company, which failure to comply or default would have a Material Adverse Effect on the Company. There is no violation of, default with respect to, or failure to comply with any order, writ, injunction, judgment, or decree of any court or Governmental Entity or other instrumentality, issued or pending against the Company. The Company has obtained all Permits necessary for the operation of its business as presently operated, and all such Permits are set forth on Section
3.9 of the Disclosure Schedules. The Company is in compliance with all relevant Permits and the Permits are presently valid and in full force and effect and no renovation, cancellation, or withdrawal thereof has been effected or, to the best knowledge of the Principal Shareholders, threatened. The Company has not made any illegal kickbacks, bribes or political contributions to any Person.

        3.10. Intellectual Property. Section 3.10 of the Disclosure Schedules sets forth a list and a brief description of all of the Intellectual Property of the Company. No claim is pending, or, to the best knowledge of the Principal Shareholders, threatened, relating to the ownership or present or past use of the Intellectual Property, or conflicts with or infringes upon any rights of any third party with respect to any Intellectual Property.

        3.11. Contracts. Section 3.11 of the Disclosure Schedules sets forth a complete and accurate list of each of the Company's material Contracts other than the Contracts set forth on Schedule 3.12. True, complete and correct copies of all written Contracts, including all amendments, modifications or extensions thereof have been previously provided to TL. Each Contract is valid and binding and in full force and effect.

        3.12. Employee and Management Agreements. Section 3.12 of the Disclosure Schedules sets forth a complete and correct list of all Contracts relating to employment, compensation, severance, change-in-control, consulting, indemnification, service, purchase or any other matter between or among the Company and its present or former employees, officers, directors and consultants pursuant to which the Company has any continuing obligations thereunder. True and correct copies of all such agreements have been provided to TL.

        3.13. Taxes. The Company has duly filed, in compliance with applicable laws, all Tax Returns required to be filed by the Company prior to the date hereof, and the Company has duly paid, caused to be paid or made adequate provision and has reserved for the payment of all Taxes required to be paid in respect of the periods covered by such Tax Returns and has made adequate provision for payment of all Taxes anticipated to be payable in respect of all taxable periods since the periods covered by such returns. The Company has complied with the requirements of all applicable laws relating to the payment and withholding of Taxes (including, without limitation, withholding of Taxes pursuant to Sections 1441 and 1442 of the Code) and have, within the time and in the manner prescribed by applicable laws, withheld from employee wages and paid over, in a timely manner, to the proper taxing authorities all amounts required to be so withheld and paid over under applicable laws. No claims for Taxes have been asserted against the Company, and no deficiency for any Taxes has been proposed, asserted or assessed which has not been resolved or paid in full. To the best knowledge of the Principal Shareholders, no Tax Return or taxable period of the Company is under examination and the Company has not received notice of any pending audit. There are no outstanding agreements or waivers extending the statutory period of limitation applicable to any Tax Return for any period of the Company. There are no liens or encumbrances of any kind for Taxes upon any assets or properties of the Company other than for Taxes not yet due and payable. The Company has no obligation or liability to pay Taxes of or attributable to any other person or entity. No issue or claim has been asserted for Taxes by any taxing authority. The Company has not filed any consent pursuant to Section 341(f) of the Code or agreed to have Section 341(f)(2) of the Code apply to any disposition of a subsection (f) asset owned by the Company.

        3.14. Employee Benefit Matters.

           (a) Section 3.14(a) of the Disclosure Schedules sets forth a true and complete list of all plans, programs or arrangements which provide (i) employee benefits or fringe benefits maintained by the Company or its Affiliates or (ii) with respect to which contributions are made by the Company or its Affiliates (including health, life insurance and other benefit plans maintained for retirees), including without limitation (a) all plans, programs and arrangements providing any form of deferred compensation, pension, profit sharing, stock option, stock purchase, savings, thrift, group insurance, accident, sickness, medical, dental or disability benefits; (b) all vacation and severance pay; (c) all incentive compensation, consulting and bonus agreements; and (d) all benefits relating to the use of Company vehicles; whether or not such plans, programs and arrangements constitute "employee benefit plans" within the meaning of Section 3(3) of ERISA, and whether or not such plans, programs and arrangements are in the nature of formal or informal understandings, and whether or not pursuant to any collective bargaining arrangements. Said plans, programs and arrangements sometimes are referred to collectively in this Agreement as the "Benefit Plans." Neither the Company nor any of its Affiliates is a member, whether or not incorporated, under common control (within the meaning of Section 414(c) of the Code) and all affiliated service groups (within the meaning of
Section 414(m) of the Code) is, or has ever been, a party to any pension plan or welfare benefit plan that is a "multiemployer plan" (within the meaning of Section 3(37) of ERISA).

           (b) Each Benefit Plan complies in all material respects and has been administered in accordance with the applicable provisions of ERISA and the Code. No facts or circumstances exist which could result in any liability against the Company or any Benefit Plan or any fiduciary of a Benefit Plan under any provision of ERISA, the Code or any other applicable law by reason of any action or failure to act in connection with any Benefit Plan, including, but not limited to, any liability by reason of any payment of, or failure to pay, benefits or any other amounts, or by reason of any credit or failure to give credit for any benefits or rights in connection with any Benefit Plan. There has not been asserted by any Benefit Plan participant, beneficiary or other person any facts or circumstances which could result in any liability under any Benefit Plan or any fiduciary of a Benefit Plan under any provision of ERISA, the Code or any other applicable law by reason of any action or failure to act in connection with any Benefit Plan, including but not limited to any liability by reason of any payment of, or failure to pay, benefits or any other amounts, or by reason of any credit or failure to give credit for any benefits or rights in connection with any Benefit Plan.

           (c) Except as set forth in Section 3.14(c) of the Disclosure Statements, the Company does not have any severance agreements or arrangements, or any formal or informal severance plan or practice, pursuant to which any liability for severance payments to employees of the Company may arise, regardless of whether separation from service occurs before, at the time of, or after the First Closing Date.

        3.15. Environmental Matters. The Company is in compliance with all Environmental Laws.

        3.16. Assets. Section 3.16 of the Disclosure Schedules sets forth all of the Assets necessary to the business conducted by the Company as presently conducted, all of which are in good operating condition. The Company has good and marketable title to all Assets or a valid leasehold interest in all property leased by the Company. All of the Assets are owned or held under lease free and clear of all Encumbrances. The Company owns or leases all of the Assets necessary to carry on the businesses and operations of the Company as presently conducted.

        3.17. Labor Relations. The Company is not a party to any contract or other agreement with any labor union and is not experiencing, the subject of, or, to the Principal Shareholders' knowledge, threatened by, any union organization campaign or any strike, slowdown, picketing, work stoppage, or other labor disturbance by any labor union or group of employees. The Company does not have and for the past three (3) years has not had (a) any unfair labor practice charge or complaint or other proceeding pending or, to the best knowledge of the Principal Shareholders, threatened against the Company before the National Labor Relations Board or (b) any arbitrations, grievances, suits or administrative proceedings before any Government Entity (including, without limitation, the Equal Employment Opportunity Commission ("EEOC")) relating to labor or employment matters involving any employees of the Company. The Company is and has been in compliance for the past three years with all applicable laws relating to employment and employment practices, terms and conditions of employment, wages and hours, occupational safety and health and notice and the requirements of the Worker Adjustment Retraining Act of 1988 or similar state or local law.

        3.18. Principal Shareholders' Brokers or Finders and Fees.
Except as set forth in Section 3.18 of the Disclosure Schedules, no agent, broker, investment banker, financial advisor or other firm or person is or will be entitled to any brokers' or finders' fee or any other commission or similar fee from the Principal Shareholders or the Company in connection with this Agreement. Section 3.18 sets forth a complete list of all fees, including all broker's, finders', investment bankers', legal and accounting fees, incurred by the Principal Shareholders and the Company in connection with the transactions contemplated by this Agreement, and which have been or will be charged to the Company.

        3.19. Insurance. Section 3.19 of the Disclosure Schedules sets forth a true and correct schedule of all policies of fire, liability, and other forms of insurance, excluding the Benefit Plans, pursuant to which the Company or any of the Assets are insured (whether or not held by the Company) or with respect to which the Company directly or indirectly pays all or part of the premium including the identity of the carrier, the policy number, the amounts and types of coverage, the premium and the expiration date of each such policy. All of the Assets of the Company are insured against fire and other casualty under the policies and in the amounts and types of coverage set forth in Section 3.19 of the Disclosure Schedules, and such policies are outstanding and duly in force and the premiums thereon fully paid. No notice of cancellation or non-renewal with respect to any insurance policy has been received by the Company. The insurance policies are sufficient for compliance with all statutes, laws, ordinances, regulations, orders, rules or other requirements of any Governmental Entity, including, but not limited to, those covering safety, health, transportation, recordkeeping, zoning, employment, wage and hour and price and wage control matters. The Company has not been refused any insurance with respect to its assets or operations and no claim by the Company under the insurance policies has been refused coverage by any insurer. There are no pending claims against such insurance policies. There is no default by the Company with respect to any provision contained in any insurance policy and all claims made or, to the best knowledge of the Principal Shareholders, threatened against the Company have been properly filed by the Company. The Company has notified its insurance carrier of all pending and, to the best knowledge of the Principal Shareholders, threatened litigation and claims, all of which are set forth on Section 3.19 of the Disclosure Schedules. The Company has not received any notice from its insurance carrier disclaiming coverage as to any of the foregoing.

        3.20. Bank Accounts. Section 3.20 of the Disclosure Schedules lists the names and addresses of every bank and other financial institution in which the Company maintains an account (whether checking, savings or otherwise), lock box or safe deposit box, and the account numbers and names of persons having signing authority or other access thereto. The Principal Shareholders acknowledge that no such persons shall be authorized signatories after the First Closing.

        3.21. Real Property. The Company owns no real property and the only real property leased by the Company is the Premises.

        3.22. Accounts Receivable. All of the accounts and notes receivable of the Company as set forth on the March 31, 1998 Balance Sheet or arising since the date thereof (a) are valid and genuine; (b) have arisen only in the ordinary course of business; and (c) except to the extent of any reserves with respect thereto are not subject to valid defenses, set-offs or counterclaims and have been (or will be in the ordinary course of business) billed. Section 3.22 of the Disclosure Schedules sets forth a true, correct and complete list of all accounts receivable as of March 31, 1998. The allowance for doubtful accounts reflected on the March 31, 1998 Balance Sheet has been determined in accordance with GAAP. The Principal Shareholders do not know of any facts or circumstances that are likely to result in any material increase in the uncollectibility of such accounts and notes receivable in excess of any allowance therefor set forth on the March 31, 1998 Balance Sheet.

        3.23. Net Worth. The Net Worth of the Company as of March 31, 1998 was, and as of the First Closing Date shall be no less than, One Million Nine Hundred Fifty-Nine Thousand Five Hundred Eighty-One Dollars ($1,959,581).

        3.24. Loans to Principal Shareholders, Employees and Others. Except as set forth in Section 3.24 of the Disclosure Schedules, there are no outstanding loans made by the Company to any shareholder, employee, director or officer of the Company or to any other Person.

        3.25. Relations with Clients. Except as set forth in Section 3.25 of the Disclosure Schedules, the Company has not received written or oral notice of cancellation (or non-renewal) of any Contract for medical transcription services and, to the best knowledge of the Principal Shareholders, no client is contemplating the cancellation (or non-renewal) of any such Contract or altering materially the amount of business done with the Company. Section 3.25 of the Disclosure Schedules sets forth the name of the twenty (20) clients of the Company, for each of the fiscal years 1996, 1997 and for the first four months of 1998 were the largest dollar volume customers of the Company.

        3.26. Compliance with Securities Laws. The Principal Shareholders acknowledge that the MedQuist Common being exchanged hereunder for Company Stock at the First Closing has not been registered under any Securities Law. The Principal Shareholders are each acquiring the MedQuist Common pursuant to this Agreement solely for their respective accounts, for investment purposes, and not with the intent to distribute it to an unrelated third party, and pursuant to an exemption from registration under the Act and applicable Securities Laws. Each of the Principal Shareholders has such knowledge and experience in financial and business matters and investments in general that makes such shareholder capable of evaluating the merits and risks of the ownership and acquisition of the MedQuist Common and has counseled with such shareholder's accountants, lawyers and other financial advisors with respect to this Agreement, the Merger and the transactions contemplated hereunder. Each of the Principal Shareholders and such shareholder's advisors has been afforded the opportunity to ask such questions and obtain such additional information regarding the Company as such shareholder or such shareholder's advisors have considered necessary to enable them to understand the nature of this investment in the shares of MedQuist Common. Each of the Principal Shareholders and such shareholder's respective advisors are aware that MedQuist is a publicly traded corporation subject to the filing requirements of the Securities Laws and have been afforded the opportunity to review or request copies of any forms, reports and documents relating to MedQuist filed with the Securities and Exchange Commission and acknowledge receipt of MedQuist's 1998 Proxy Statement and 1997 Annual Report on Form 10-K and Form 10-Q for the quarter ended March 31, 1998 and that MedQuist and TL have complied with any request made by any Principal Shareholder.

     The Principal Shareholders acknowledge and agree that the MedQuist Common Stock issued to them pursuant to this Agreement will contain the following legend:

                    THE SHARES REPRESENTED BY THIS CERTIFICATE
                    HAVE NOT BEEN REGISTERED UNDER THE
                    SECURITIES ACT OF 1933, AS AMENDED (THE
                    "ACT"), OR ANY OTHER STATE OR FEDERAL
                    SECURITIES STATUTE.  NO REOFFER, SALE,
                    TRANSFER, PLEDGE OR OTHER DISPOSITION

                    THEREOF MAY BE MADE UNLESS THE SHARES ARE REGISTERED UNDER THE ACT AND ANY OTHER APPLICABLE SECURITIES STATUTE, OR AN EXEMPTION FROM SUCH REGISTRATION REQUIREMENTS IS APPLICABLE TO SUCH TRANSACTION.

      The Principal Shareholders each have full power and authority to vote their respective shares of the Company Common Stock and have not granted the right to vote such shares to any other Person prior to the First Closing.

        3.27. Accounting Matters. The Principal Shareholders, having consulted with their respective accountants, lawyers and financial advisors, have no knowledge of any action taken or agreed to be taken by the Company or the Principal Shareholders, or of any fact or circumstance, that is reasonably likely to prevent the Merger from qualifying for pooling-of-interests accounting treatment.

        3.28. Statements True and Correct. No statement made by the Principal Shareholders or the Company in this Agreement or Exhibits attached to this Agreement or any document, instrument or certificate furnished or to be furnished by the Principal Shareholders, Company, or any director or officer of the Company contains or will contain any untrue statement of material fact or omits or will omit to state a material fact required to be stated herein or therein, or necessary in order to make the statements therein not misleading.

                                    ARTICLE 4

                      REPRESENTATIONS AND WARRANTIES OF TL

     TL and MedQuist hereby represent and warrant to the Company and the Principal Shareholders as of the date of this Agreement as follows:

        4.1. Organization and Good Standing. TL is a corporation duly organized, validly existing and in good standing under the laws of the State of New Jersey and has all requisite power and authority to own, lease and operate its properties and to carry on its business as presently conducted. TL is duly qualified or licensed and in good standing to do business, in each jurisdiction in which the property owned, leased or operated by the Company, or the nature of the business conducted by the Company, makes such qualification or licensing necessary, except in such jurisdictions where the failure to be so duly qualified or licensed and in good standing would not have a Material Adverse Effect.

        4.2. Corporate Power and Authority. TL has full corporate power and authority to enter into this Agreement and to consummate the transactions contemplated by this Agreement, including without limitation the full corporate power and authority to purchase and take title to the Company Common Stock upon the terms and conditions set forth in this Agreement. TL has duly and validly authorized the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby, and no other corporate action on the part of TL is necessary to authorize the execution and delivery of this Agreement or to consummate the transactions contemplated by this Agreement. TL has duly and validly executed and delivered this Agreement, and this Agreement is the valid and binding obligation of TL, enforceable against TL in accordance with its terms, except as such enforcement may be limited by applicable Creditor's Rights Laws.

        4.3. Validity of Contemplated Transactions, Etc. Assuming the filing of any and all documents necessary to consummate the Merger, no filing with, and no Permit, authorization, consent or approval of any Governmental Entity is necessary for the consummation of transactions contemplated by this Agreement. The execution, delivery and performance of this Agreement will not (i) conflict with or result in any breach of any provision of the Certificate of Incorporation or Bylaws of TL or any agreement or other document binding on TL,
(ii) result in a violation or breach of, or constitute with or without due notice or lapse of time or both a default under, or give rise to any right of termination, cancellation or acceleration under, or result in the forfeiture of any rights, entitlements or privileges under, or create any right or entitlement under, or require the consent or approval of any Person under, any of the terms, conditions or provisions of any Contract, or (iii) violate any order, writ, injunction, decree, statute, treaty, rule or regulation applicable to TL, or any of its properties or assets.

        4.4. Validity of Shares to be Issued. The shares of MedQuist Common to be issued to the Principal Shareholders in connection with the First Closing and to the Public Shareholders in connection with the Second Closing pursuant to
Article 2 hereof have been duly authorized and, when issued by MedQuist in accordance with the terms of this Agreement, will be validly issued, fully paid and non-assessable.

        4.5. Capitalization of MedQuist. The authorized capital stock of MedQuist consists of Sixty Million (60,000,000) shares of MedQuist Common and Twelve Million One Hundred Eleven Thousand Nine Hundred Seventy-Five (12,111,975) shares of preferred stock. As of May 22, 1998, (i) Eleven Million Eighteen Thousand Nine Hundred Twenty-Eight (11,018,928) shares of MedQuist Common were issued and outstanding; (ii) no shares of preferred stock of MedQuist were issued and outstanding; (iii) no shares were held by MedQuist in its treasury; (iv) approximately Six Hundred Four Thousand (604,000) MedQuist Options were outstanding; and (v) approximately Three Hundred Twelve Thousand (312,000) MedQuist Options were available for grant under MedQuist's stock option plan. Except as set forth in the preceding sentence, at the close of business on May 1, 1998, no shares of capital stock or other voting securities of MedQuist were issued, reserved for issuance or outstanding.

        4.6. SEC Documents. MedQuist has heretofore provided to the Company or otherwise made available all reports, schedules, forms, statements and other documents filed with the SEC since December 31, 1996 (the "MedQuist SEC Documents"). As of their respective dates, the MedQuist SEC Documents complied in all material respects with the requirements of the Securities Laws applicable to such MedQuist SEC Documents, and, to the knowledge of MedQuist, none of the MedQuist SEC Documents when filed contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. There has been no material change, financial or otherwise, in the condition of MedQuist since the date of MedQuist's Form 10-Q for the quarter ended March 31, 1998.

        4.7. TL's Brokers or Finders. No agent, broker, investment banker, financial advisor or other firm or person is or will be entitled to any brokers' or finders' fee or any other commission or similar fee from TL in connection with this Agreement and the transactions contemplated by this Agreement.

                                    ARTICLE 5

                   ACTIVITIES PRIOR TO THE FIRST CLOSING DATE
                  BY THE COMPANY AND THE PRINCIPAL SHAREHOLDERS


        5.1. Operation of Business. From and after the date of this Agreement to the First Closing Date, except with the consent of TL or as otherwise specifically contemplated by this Agreement, the Company shall conduct its business solely in the ordinary course and shall:

           (a) not amend the Company's Certificate of Incorporation or Bylaws except as may be necessary to carry out this Agreement, the Merger or as required by law;

           (b) not make any changes in the management of the Company without the consent of TL;

           (c) not declare or pay any dividend of any kind or make any other distribution or payment in respect of any capital stock of the Company, or repurchase or agree to repurchase any of the capital stock, or issue any shares of the capital stock of Company whether or not presently authorized, or change any of the characteristics of the capital stock of Company or subject the capital stock of the Company to any Encumbrance or voting agreement, or merge or consolidate the Company with any other corporation or allow the Company, its Assets or any part of its business to be acquired by any Person;

           (d) not sell, transfer, or otherwise dispose of any Assets without the prior written consent of TL, except in the ordinary course of business;

           (e) not allow the Company to create, incur, assume, or guarantee any indebtedness for money borrowed or create any Encumbrance on any of its Assets, except in the ordinary course of business, and shall discharge prior to the First Closing any other Encumbrance;

           (f) maintain the Assets in good operating repair, order, and condition, reasonable wear and tear excepted, and notify TL immediately upon any material loss of, damage to, or destruction of any of the Assets;

           (g) maintain in full force and effect the insurance coverage of the types and in the amounts set forth in Section 3.19 of the Disclosure Schedules and apply the proceeds received under any insurance policy or as a result of any loss or destruction of or damage to any Assets or operations of the Company to the repair or replacement of such Assets;

           (h) preserve the Company's business organization intact and preserve the good will of its customers, suppliers and others having business relations with it;

           (i) not discount, pre-bill or accept prepayment for any work to be performed on or after the First Closing Date or otherwise invoice or bill clients inconsistent with past practices; and

           (j) promptly advise TL in writing of the commencement of, and of any known threat to commence any Action or tax audit against the Company or of the occurrence (or failure to occur) of any fact or circumstance which may become known to the Principal Shareholders or the Company that would cause any of the Principal Shareholders' or the Company's representations or warranties to be inaccurate in any material respect.

        5.2. Access to Information. The Principal Shareholders and the Company will cooperate fully with TL and will provide TL and its accountants, counsel, and other representatives, during normal business hours, full access to the books and records of the Company and to the Assets, and full opportunity to discuss the Company's business, affairs, and Assets with its officers, employees, and independent accountants, and furnish to TL and its representatives copies of such documents, records, and information with respect to the affairs of the Company as TL or its representatives may reasonably request.

        5.3. The Company's and the Principal Shareholders' Representations and Warranties. The Company and the Principal Shareholders shall use their best efforts to maintain the truth and accuracy of all of the Company's and the Principal Shareholders' representations and warranties set forth in this Agreement and shall immediately notify TL of any fact or event of which the Principal Shareholders have knowledge causing any of such representations or warranties to be inaccurate and shall use best efforts to cure the same as soon as practical, but in no event later than the First Closing Date.

        5.4. Consents Required of the Principal Shareholders or the Company. Prior to the First Closing Date, the Principal Shareholders shall obtain all consents as may be necessary to authorize, approve or permit the full and complete consummation of the transactions herein contemplated to occur at the First Closing, including, without limitation, consents to the assignment of any capital leases and the lease of the Premises and any Contracts.

        5.5. Closing Balance Sheet. At or prior to the First Closing, the Company shall deliver to TL the Company Closing Balance Sheet certified by the Principal Shareholders as being true and correct and fairly presenting the financial condition of the Company and estimating balances as of May 31, 1998. Within thirty (30) days after the First Closing Date, the Company may deliver a revised Company Closing Balance Sheet to TL, which shall replace the Company Closing Balance Sheet previously delivered, reflecting any changes from the estimated amounts, which revised balance sheet shall be considered the Company Closing Balance Sheet hereunder for all purposes subject to further adjustment during the Survival Period as a result of the audit of the Company Closing Balance Sheet or a valid Claim. If the Net Worth of the Company reflected on such Company Closing Balance Sheet is less than the amount disclosed as such in
Section 3.23 of this Agreement, such difference shall be deemed a Claim for the purpose of Section 7.2 of this Agreement. The amount of any severance payments to Gerald Gruber or Jennifer Lunsford that are incurred by the Company shall not be included in the calculation of the Company's Net Worth as reflected on the Company Closing Balance Sheet.

        5.6. Accounting Treatment. The Principal Shareholders and the Company shall take no action which would cause the Merger not to qualify for treatment as a pooling-of-interests for accounting purposes.

        5.7. Best Efforts. Subject to the other provisions of this Agreement, the Principal Shareholders and the Company shall use their best efforts to cause the conditions listed in Section 6.1 hereof to be satisfied as of the First Closing Date. TL shall use its best efforts to cause the conditions listed in
Section 6.2 hereof to be satisfied as of the First Closing Date.

                                    ARTICLE 6

                      CONDITIONS PRECEDENT TO THE CLOSINGS

        6.1. Conditions Precedent to TL's Obligation in Respect of the First Closing. The obligation of TL to consummate the First Closing shall be subject to the satisfaction, or the waiver by TL, of the following conditions on or prior to the respective Closing Date:

           (a) Representations and Warranties; Compliance with Agreement. The representations and warranties of the Company and the Principal Shareholders set forth in this Agreement shall have been true and correct on the date of this Agreement and shall be true and correct as of the First Closing Date as though made on and as of such Closing Date, except for representations and warranties that speak as of a specific date before the First Closing Date, and the Principal Shareholders shall have performed in all material respects all covenants and agreements to be performed by the Principal Shareholders under this Agreement on or prior to the First Closing Date, and the Principal Shareholders shall have delivered to TL a certificate to such effect dated such Closing Date signed by the Principal Shareholders which certificate will be in form and substance satisfactory to TL's counsel;

           (b) Litigation Affecting Closing. On the First Closing Date, no Action will be pending or threatened before any court or Governmental
Entity in which it is sought to restrain or prohibit or to obtain Damages or other relief in connection with this Agreement or the consummation of the transactions contemplated hereby, and no investigation that might eventuate in any such Action will be pending or, to the best knowledge of the Principal Shareholders, threatened;

           (c) Required Consents. On or prior to the First Closing, the holders of any indebtedness of the Company, the lessors of any Assets leased by the Company, the parties to any Contract, any Governmental Entity or any other Person which owns or has authority to grant any franchise, license, Permit, easement, right or other authorization necessary for the business or operations of the Company, and any Governmental Entity having jurisdiction over the Company or the Principal Shareholders, to the extent that consent or approval of any of the foregoing is required under the pertinent debt, lease, contract, commitment or agreement or other document or instrument or under applicable laws for the consummation of the transactions in the manner in this Agreement provided (or without whose consent there would be a default under such debt, lease, contract, commitment or agreement or other document or instrument or under applicable
Laws), have granted such consent or approval or, in the case of required filings or certifications to Governmental Entities, the Principal Shareholders and the Company shall have made such filings or certifications;

           (d) Due Diligence Investigation. TL and its representatives are satisfied with the results of their due diligence investigation of the Company on or prior to the First Closing;

           (e) Opinion of Counsel for the Company. Hogan & Hartson LLP, counsel for the Company, shall have delivered to TL an opinion, dated as of the First Closing Date, in the form attached to this Agreement as Exhibit 6.1(e);

           (f) Opinion of Counsel for the Principal Shareholders. Gibson Dunn & Crutcher LLP, counsel for the Principal Shareholders (other than Cameron), shall have delivered to TL an opinion, dated as of the First Closing Date, in the form attached to this Agreement as Exhibit 6.1(f);

           (g) No Damage to Business. On or prior to the First Closing, the Company shall not have suffered, and there shall not be, or likely to be, a Material Adverse Effect and the Assets shall not have been and shall not be threatened to be adversely affected in any way as a result of fire, explosion, earthquake, disaster, accident, labor dispute, any action by any Governmental Entity, flood, drought, embargo, riot, civil disturbance, uprising, activity of armed forces or act of God or public enemy;

           (h) Approval of Counsel; Corporate Matters. All actions, proceedings, resolutions, instruments and documents required to carry out this Agreement, or incidental hereto, and all other related legal matters shall have been approved on the First Closing Date by counsel for TL in the exercise of his reasonable judgment;

           (i) Escrow Agreement. The Escrow Agreement will have been duly executed and delivered by the appropriate parties;

           (j) Pooling Letter. TL shall have received a letter in a form and substance satisfactory to TL from the Auditor dated as of the First Closing Date stating that the Merger will qualify as a pooling-of-interests under Opinion 16 of the Accounting Principles Board;

           (k) Minimum Share Values. The Value of a share of MedQuist Common shall be no less than Thirty-Eight Dollars ($38.00); and

           (l) Resignations. The officers and directors of the Company shall have tendered their unconditional resignations from the Company.

        6.2. Obligation of the Principal Shareholders in Respect of the First Closing. The obligation of the Principal Shareholders to consummate the First Closing shall be subject to the satisfaction by TL or the waiver by the Principal Shareholders of the following conditions on or prior to the First Closing Date:

           (a) Representations and Warranties. The representations and warranties of TL set forth in Article 4 of this Agreement shall have been true and correct as of the date of this Agreement and shall be true and correct as of the First Closing Date as though made on and as of the First Closing Date, except for representations and warranties that speak as of a specific date before the First Closing Date, and TL shall have performed in all material respects all covenants and agreements to be performed by it under this Agreement on or prior to the First Closing Date, and TL shall have delivered to the Principal Shareholders a certificate to such effect, dated the First Closing Date and signed by an authorized officer, which certificate will be in form and substance satisfactory to the Principal Shareholders and their counsel;

           (b) Litigation Affecting Closing. On the First Closing Date, no Action will be pending or threatened before any court or Governmental
Entity in which it is sought to restrain or prohibit or to obtain Damages or other relief in connection with this Agreement or the consummation of the transactions contemplated hereby, and no investigation that might eventuate in any such Action will be pending or threatened; and

           (c) Maximum Share Values. The Value of a share of MedQuist Common shall be no greater than Fifty-Two Dollars ($52.00).

        6.3. Conditions Precedent in Respect of the Second Closing. The obligation of MedQuist, TL and the Company to consummate the Second Closing shall be subject to the Securities and Exchange Commission having declared effective the registration statement of MedQuist on Form S-4 necessary to register under the Act the shares of MedQuist Common issuable to the Public Shareholders in connection with the Merger.

                                    ARTICLE 7

                          SURVIVAL AND SHARE ADJUSTMENT

        7.1. Survival of Representations and Warranties; Insurance Proceeds. The representations and warranties of the Company, the Principal Shareholders and TL under this Agreement will terminate at the First Closing, except that the representations and warranties with respect to Sections 3.5 (Financial Statements; Reports), 3.6 (No Undisclosed Liabilities) 3.13 (Taxes), 3.16 (Assets), 3.22 (Accounts Receivable) and 3.23 (Net Worth) (each a "Surviving Warranty") shall survive the First Closing until the earlier of (a) the completion of the first independent audit, following the First Closing Date, of the consolidated financial statements of MedQuist in which the Surviving Corporation's financial statements are included, or (b) one (1) year from the date of this Agreement (the "Survival Period").

        7.2. Adjustment of Shares. If, prior to the expiration of the Survival Period, TL in good faith determines that the Company or the Principal Shareholders breached a Surviving Warranty as of the First Closing Date and TL incurs, or becomes reasonably likely to incur, Damages as a result of such breach (a "Claim"), then TL shall deliver a notice of Claim ("Claim Notice") to the Escrow Agent and the Principal Shareholders setting forth the nature of such Claim and the estimated amount of Damages from such Claim. If the Principal Shareholders do not object or are deemed not to have objected pursuant to
Section 7.3 below, TL shall be entitled to have the Escrow Agent return and the Escrow Agent shall return to TL such number of the Escrowed Shares having a Value equal to the aggregate dollar amount of TL's Damages set forth in the Claim Notice, up to the total number of Escrowed Shares then held by the Escrow Agent. If the Principal Shareholders dispute the amount of Damages set forth in any Claim Notice, the Escrow Agent shall return to TL such of the Escrowed Shares as are not subject to such dispute and the number of Escrowed Shares that are the subject of such dispute shall be held by the Escrow Agent until such dispute is resolved hereunder. If any of such Escrowed Shares are returned to TL in accordance with the preceding two sentences, then such action shall be considered an adjustment to the Aggregate Merger Consideration. At the expiration of the Survival Period, the Escrow Agent shall deliver to the Shareholders any of the Escrowed Shares then in the Escrow Agent's possession; provided, however, that if there is any pending or asserted Claim pursuant to which a Claim Notice has been delivered by TL prior to the expiration of the Survival Period the Escrow Agent shall not deliver the Shareholders such number of Escrowed Shares as is equal to the lesser of (i) the product of (A) the number of Escrowed Shares multiplied by (B) the Value and (ii) such number of Escrowed Shares multiplied by the Value as is equal to the amount of such Claim set forth in the Claim Notice, until such Claim is resolved.

        7.3. Dispute Notice. The Principal Shareholders will, within twenty (20) days after receipt of a Claim Notice, deliver to TL and the Escrow Agent a written notice ("Dispute Notice") stating either that the Principal Shareholders agree with TL's Claim or that they object in good faith to the validity of such Claim and setting forth in reasonable detail the grounds on which the Principal Shareholders are contesting the validity of the Claim. Any failure of the Principal Shareholders to deliver such Dispute Notice within such twenty (20) day period shall be conclusively deemed to be acceptance of such adjustment. In the event the Principal Shareholders do not withdraw their Dispute Notice or the Claim set forth in any Claim Notice has not been conclusively resolved prior to the expiration of the Survival Period, the Escrow Agent shall continue to retain under the Escrow Agreement the number of Escrowed Shares determined under the proviso of the last sentence of Section 7.2.

                                    ARTICLE 8

           CONDUCT OF THE PRINCIPAL SHAREHOLDERS AND TL AFTER CLOSING

        8.1. Additional Actions and Cooperation. TL and the Principal Shareholders will cooperate upon and after the First Closing Date in effecting the orderly combination of the Company and TL pursuant to the Merger. In addition, after the First Closing Date, at the request of either party, the other party will execute and deliver from time to time such further instruments of assignment, conveyance and transfer, will cooperate in the conduct of litigation and the processing and collection of insurance claims, and will take such other actions as may reasonably be required to effect the Merger and otherwise to accomplish the orderly combination of the Company and TL as contemplated by this Agreement.

        8.2. Registration Statements. As soon as reasonably practicable after the First Closing Date, MedQuist shall prepare and file with the SEC (a) a Registration Statement on Form S-3 for the purpose of registering for resale the shares of MedQuist Common issued to the Principal Shareholders pursuant to this Agreement, and (b) a Registration Statement on Form S-4 for the purpose of registering the shares of MedQuist Common to be issued to the Public Shareholders pursuant to this Agreement. MedQuist shall use commercially reasonable efforts to (i) respond promptly to SEC comments, if any, and (ii) cause such registration statements to be declared effective by the SEC.

        8.3. Closing Balance Sheet Audit. At any time following the First Closing Date, but no later than the completion of the first independent audit, following the First Closing Date, of the consolidated financial statements of MedQuist in which the Surviving Corporation's financial statements are included, TL shall have the right to cause the Auditor to complete an audit of the Company Closing Balance Sheet.

        8.4. Taxes and Tax Returns. The Principal Shareholders and TL will each provide the other (i) such assistance as may reasonably be requested by any of them in connection with the preparation of any return, audit or other examination by any taxing authority or judicial or administrative proceeding relating to liability for Taxes, (ii) copies of all notices from any taxing authority or other governmental agency or authority concerning Taxes and (iii) such assistance as may reasonably be requested by any of them in connection with the preparation and filing on or before July 31, 1998 of Tax Returns and Form W-2's for employees of the Company relating to periods on or prior to the First Closing Date. Except to the extent reflected on the Company Closing Balance Sheet, the Principal Shareholders shall be responsible for the payment of all Taxes relating to the operation of the Company at any time prior to the First Closing Date.

        8.5. Retention of Shares by Principal Shareholders. Following the First Closing, the Principal Shareholders shall not sell, assign, transfer, pledge, grant options with respect to, acquire the right to put to another Person, or in any other way reduce their risk relative to any shares of MedQuist Common received in connection with the exchange at the First Closing until such time as the financial results covering at least thirty (30) days of consolidated operations of MedQuist following the First Closing, including the Surviving Corporation for such thirty (30) day period, have been publicly reported by MedQuist or enter into any agreement with respect to the foregoing.

                                    ARTICLE 9

                            TERMINATION OF AGREEMENT

        9.1. Termination. This Agreement may be terminated prior to the First Closing as follows:

           (a) at the election of the Principal Shareholders, if any one or more of the conditions to its obligation to complete the First Closing as set forth in Section 6.2 above has not been fulfilled by June 30, 1998;

           (b) at the election of TL, if any one or more of the conditions to its obligation to complete the First Closing as set forth in Section 6.1 above has not been fulfilled by June 30, 1998;

           (c) at the election of the Principal Shareholders, if TL has materially breached any material representation, warranty, covenant or agreement contained herein required to occur or be performed on or prior to the First Closing Date;

           (d) at the election of TL, if any of the Company or the Principal Shareholders has materially breached any material representation, warranty, covenant or agreement contained herein;

           (e) at the election of any of the parties if any action shall have been instituted and be continuing by any Governmental Authority with proper authority to restrain, modify or prohibited carrying out of the transactions contemplated hereby; or

           (f) at any time on or prior to the First Closing Date, by mutual written consent of the Principal Shareholders and TL.

        If TL or the Principal Shareholders, as the case may be, elects to terminate this Agreement pursuant to Section 9.1(a), (b), (c), (d), or (e) hereof, the terminating party shall deliver a notice to the other party hereto declaring its election to so terminate this Agreement in accordance with the provisions of Section 9.1(a),
(b), (c), (d), or (e), as the case may be, and setting forth therein the basis for such termination.


        If this Agreement so terminates, it shall become null and void and have no further force or effect, except as provided in Section 9.2 hereof.

        9.2. Survival. If this Agreement is terminated, this Agreement shall become void and of no further force and effect, except for the provisions of this Article 9 and Article 11 hereof; which provisions shall survive the termination hereof. None of the parties hereto shall have any liability in respect to a termination of this Agreement pursuant to this Article 9, except to the extent that a party's failure to satisfy the conditions of Article 6, results from the intentional or willful breach or violation of the representations, warranties, covenants or agreements of such party under this Agreement. For purposes of the preceding sentence, the failure of any party to comply with, or perform, its respective obligations under Article 2 promptly after all conditions to such compliance shall have been fulfilled, shall constitute an intentional or willful violation of the agreement herein contained by such failing party.

                                    ARTICLE 10

                                 INDEMNIFICATION


        10.1. Director and Officer Indemnification.

           (a) From and after the First Closing Date, TL and MedQuist agree to assume any obligation of the Company existing on the date hereof, to the extent of any such obligation, to indemnify and hold harmless each present and former director and officer of the Company (the "Indemnified Parties"), against Damages incurred in connection with claims, actions, suits, proceedings or investigations, whether civil, criminal, administrative or investigative, asserted or instituted not later than the third (3rd) anniversary of the Effective Time and arising out of or pertaining to matters arising out of or in connection with such party's position as, or actions taken as, a director or officer of the Company at or prior to the Effective Time, to the fullest extent permitted by the Company's certificate of incorporation and bylaws, as in effect on the date hereof, (and also advance expenses incurred to the fullest extent provided thereunder upon receipt of any undertaking permitted by applicable law or such certificate of incorporation and bylaws); provided, however, that TL or MedQuist shall not have any obligation hereunder to any Indemnified Party when and if a court of competent jurisdiction shall ultimately determine, and such determination shall have become final and nonappealable, that the indemnification of such Indemnified Party in the manner contemplated hereby is not required. If such indemnity is determined not to be available, then TL or MedQuist and each of the Indemnified Parties shall contribute to the amount payable in such proportion as is appropriate to reflect relative faults and benefits and other relevant equitable considerations.

           (b) Any Indemnified Party wishing to claim indemnification under
Section 10.1(a), upon learning of any such claim, action, suit, proceeding or investigation, shall promptly notify TL and MedQuist thereof, but the failure to so notify shall not relieve TL and MedQuist of any liability it may have to such Indemnified Party if such failure does not materially prejudice TL and MedQuist. In the event of any such claim, action, suit, proceeding or investigation (whether arising before or after the Effective Time): (i) TL and MedQuist shall have the right to assume the defense thereof and TL and MedQuist shall not be liable to such Indemnified Parties for any legal expenses of other counsel or any other expenses subsequently incurred by such Indemnified Parties in connection with the defense thereof; (ii) the Indemnified Parties will cooperate in the defense of any such matter; and (iii) TL and MedQuist shall not be liable for any settlement affected without its prior written consent, which shall not be unreasonably withheld.

           (c) TL and MedQuist shall have the right, but not the obligation, to purchase and maintain such insurance as it deems appropriate to cover all or any part of its obligations under this Article 10.

                                   ARTICLE 11

                                     GENERAL

        11.1. Entire Agreement; Amendments. This Agreement constitutes the entire understanding among the parties with respect to the subject matter contained in this Agreement and therein and supersedes any prior understandings and agreements among them respecting such subject matter. This Agreement may be amended or supplemented only by a written instrument duly executed by all of the parties.

        11.2. Headings. The headings in this Agreement are for convenience of reference only and will not affect its interpretation.

        11.3. Gender; Number. Words of gender may be read as masculine, feminine, or neuter, as required by context. Words of number may be read as singular or plural, as required by context.

        11.4. Exhibits and Schedules. Each Exhibit and Schedule referred to in this Agreement is incorporated into this Agreement by such reference.

        11.5. Severability. If any provision of this Agreement is held illegal, invalid, or unenforceable, such illegality, invalidity, or unenforceability will not affect any other provision hereof. This Agreement will, in such circumstances, be deemed modified to the extent necessary to render enforceable the provisions hereof.

        11.6. Notices. All notices and other communications hereunder will be in writing and will be given to the person either personally or by sending a copy thereof by first class mail, courier services, charges prepaid, hand delivery, or by telecopier, to such party's address (or to such party's telecopier number). If the notice is sent by courier services, it will be deemed to have been given to the person entitled thereto when deposited with the courier service for delivery to that person or, in all other cases, when dispatched.




                  If to MedQuist or TL to:

                           MedQuist Inc.
                           Five Greentree Centre
                           Suite 311
                           Marlton, NJ  08053
                           Attention: John M. Suender,
                                      Vice President Acquisitions
                           Telecopy:  609-596-6337
                           Telephone: 609-596-8877

                  with a copy to:

                           James D. Rosener
                           Pepper Hamilton LLP
                           1235 Westlakes Drive
                           Suite 400
                           Berwyn, PA  19312
                           Telecopy:  610-640-7835
                           Telephone: 610-640-7817

                  If to the Principal Shareholders to:

                           Proactive Partners L.P.
                           50 Osgood Place
                           San Francisco, CA  94133
                           Telecopy:
                           Telephone:

                                   - and -

                           Richard D. Cameron
                           1914 Beulah Road
                           Vienna, VA  22182
                           Telecopy: 713-319-8186
                           Telephone: 703-319-2091
                  with a copy to:

                           David Martin
                           Hogan & Hartson
                           13th Street, NW
                           Washington, DC 20004
                           Telephone: 202-637-5910
                           Telecopy: 202-637-6858


        Notice of any change in any such address will also be given in the manner set forth above. Whenever the giving of notice is required, the giving of such notice may be waived by the party entitled to receive such notice.

        11.7. Waiver. The failure of any party to insist upon strict performance of any of the terms or conditions of this Agreement will not constitute a waiver of any of its rights hereunder.

        11.8. Assignment. No party may assign any of its rights or delegate any of its obligations hereunder without the prior written consent of the other parties, except that TL shall have the right to assign its rights hereunder to a corporation owned or controlled by TL or which owns or controls TL.

        11.9. Successors and Assigns. Except as set forth in Section 11.8, this Agreement binds, inures to the benefit of, and is enforceable by the successors, assigns, heirs and personal representatives of the parties, and does not confer any rights on any other persons or entities.

        11.10. Governing Law. This Agreement will be construed and enforced in accordance with the laws of the State of New Jersey, notwithstanding the conflict of laws principles of any jurisdiction.

        11.11. No Benefit to Others. The representations, warranties, covenants and agreements contained in this Agreement are for the sole benefit of the parties hereto and their successors and assigns, and they will not be construed as conferring and are not intended to confer any rights on any other persons.

        11.12. Public Announcements. Except as required under applicable laws, and for any joint press releases of the Company, the Principal Shareholders TL and MedQuist, no party shall issue a report, statement or press release with respect to the execution or closing of this Agreement prior to the consultation with and approval of the other party.

        11.13. Counterparts. This Agreement may be executed in any number of counterparts and any party hereto may execute any such counterpart, each of which when executed and delivered will be deemed to be an original and all of which counterparts taken together will constitute but one and the same instrument. The execution of this Agreement by any party hereto will not become effective until counterparts hereof have been executed by all the parties hereto. It will not be necessary in making proof of this Agreement or any counterpart hereof to produce or account for any of the other counterparts.



                            [SIGNATURE PAGE FOLLOWS]

        IN WITNESS WHEREOF, the parties have executed this Agreement on the date first above written.

                                      TRANSCRIPTIONS, LTD.

                                      /s/ David A. Cohen
                                      --------------------------------
                                      David A. Cohen, President


                                      MEDQUIST INC.


                                      /s/ David A. Cohen
                                      --------------------------------
                                      Name: David A. Cohen
                                      Title: President


                                      DIGITAL DICTATION, INC.

                                      /s/ Richard D. Cameron
                                      --------------------------------
                                      Richard D. Cameron, President


                                      PROACTIVE PARTNERS, L.P.

                                      By:  Proactive Investment Managers, L.P.,
                                           General Partner


                                      By: /s/ Charles C. McGettigan
                                          ----------------------------
                                            Charles C. McGettigan,
                                            General Partner


                     [SIGNATURES CONTINUE ON FOLLOWING PAGE]

                                      LAGUNITAS PARTNERS, L.P.

                                      By:  Gruber & McBaine
                                           Capital Management, LLC,
                                          ----------------------------
                                           General Partner


                                      By: /s/ Jon D. Gruber
                                          ----------------------------
                                           Jon D. Gruber, Manager


                                      GRUBER & MCBAINE INTERNATIONAL



                                      By: /s/ Robert T. Arnott
                                          ---------------------------
                                      Name: Robert T. Arnott
                                      Title: Director


                                      /s/ Richard D. Cameron
                                      --------------------------------
                                      RICHARD D. CAMERON

                                    PART II.

                   INFORMATION NOT REQUIRED IN THE PROSPECTUS


ITEM 20.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     Section 14A:3-5 of the NJBCA permits each New Jersey business corporation to indemnify its directors, officers, employees and agents against expenses and liability for each such person's acts taken in his or her capacity as a director, officer, employee or agent of the corporation if such actions were taken in good faith and in a manner which he or she reasonably believed to be in or not opposed to the best interests of the corporation, and with respect to any criminal proceeding, if he or she had no reasonable cause to believe his or her conduct was unlawful. Article 10 of MedQuist's By-laws provides that MedQuist, to the full extent permitted by Section 14A:3-5 of the NJBCA, shall indemnify all past and present directors or officers of MedQuist and may indemnify all past or present employees or other agents of MedQuist. To the extent that a director, officer, employee or agent of MedQuist has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in such Article 10, or in defense of any claim, issue, or matter therein, he or she shall be indemnified by MedQuist against expenses in connection therewith. Such expenses shall be paid by MedQuist in advance of the final disposition of the action, suit or proceeding as authorized by the Board of Directors upon receipt of an undertaking to repay the advance if it is ultimately determined that such person is not entitled to indemnification.

     As permitted by Section 14A:3-5(8) of the NJBCA, Article Ninth of MedQuist's Amended and Restated Certificate of Incorporation provides that no director of MedQuist shall be personally liable to MedQuist or its shareholders for monetary damages for breach of any duty in his or her capacity as a director owed to MedQuist or to the Shareholders of MedQuist, except for liability (i) for any breach of the director's duty of loyalty to MedQuist or its shareholders as defined in Section 14A:2-7(3) of the NJBCA, (ii) for acts or omissions not in good faith or which involve a knowing violation of law, or (iii) for any act or omission which resulted in receipt by the director of an improper personal benefit.

     MedQuist also has a policy insuring it and its directors and officers against certain liabilities, including liabilities under the Act.

     Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person thereof in the successful defense of any action, suit or proceeding) is asserted by a director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

ITEM 21.  EXHIBITS AND FINANCIAL STATEMENT SCHEDULES.

    (a) Exhibits


Exhibit No.                              Description
-----------                              -----------


   2.1 Agreement and Plan of Merger among MedQuist, Transcriptions, Ltd., Digital Dictation, Inc., Proactive Partners, L.P., Lagunitas Partners, L.P., Gruber & McBaine International and Richard D. Cameron, filed herewith as Annex B to the Prospectus.

   3.1 Amended and Restated Certificate of Incorporation of the Company [incorporated by reference to Exhibit 1 of the Company's Current Report on Form 8-K filed August 15, 1997].

   3.2             By-Laws of the Company [incorporated by reference to Exhibit
                   3.2 of the Company's 1993 Annual Report on Form 10-K (the "1993 10-K")].

   3.3 Certificate of Designation of Terms of Preferred Stock [incorporated by reference to Exhibit 3.3 of the Company's 1992 Annual Report on Form 10-K (the "1992 10-K")].

   4.1             Specimen Stock Certificate [incorporated by reference to
                   Exhibit 4.1 of the Company's Registration Statement (No. 333-3050) on Form S-1 (the "1996 Registration Statement")].

   5.1             Opinion of Pepper Hamilton LLP.

 *10.1 Agreement between the Company and Richard J. Censits, dated January 29, 1996 [incorporated by reference to Exhibit 10.1 of the 1996 Registration Statement].

 *10.2 Incentive Stock Option Plan of the Company, dated January 1988 [incorporated by reference to Exhibit 10.2 of the Company's Registration Statement (No. 33-95968) on Form S-1 (the "1992 Registration Statement")].

 *10.3 Stock Option Plan of the Company, dated January 1992, as amended [incorporated by reference to Exhibit 10.3 of the 1996 Registration Statement].

 *10.4 Nonstatutory Stock Option Plan for Non-Employee Directors of the Company, dated January 1992 [incorporated by reference to
                   Exhibit 10.4 of the 1992 Registration Statement].

 *10.5             Employment Agreement by and between the Company and John R.
                   Emery, [incorporated by reference to Exhibit 10.5 of the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1996 (the "1996 10-K")].

 *10.6             Employment Agreement by and between the Company and David A.
                   Cohen, dated May 1, 1994 ("Cohen Employment Agreement") [incorporated by reference to Exhibit 10.33 of the Company's Form 10-Q for the three-month period ended June 30, 1994 (the "6/30/94 10-Q")].

 *10.7 Amendment to Cohen Employment Agreement, dated March 1, 1996 [incorporated by reference to Exhibit 10.7 of the 1996 Registration Statement].

 *10.8             Employment Agreement by and between the Company and John A.
                   Donohoe, dated May 27, 1994 ("Donohoe Employment Agreement") [incorporated by reference to Exhibit 10.8 of the 1996 Registration Statement].

Exhibit No.                              Description
-----------                              -----------

 *10.9 Amendment to Donohoe Employment Agreement, dated March 1, 1996 [incorporated by reference to Exhibit 10.9 of the 1996 Registration Statement].

 *10.10            Employment Agreement by and between the Company and James R.
                   Emshoff, dated August 25, 1996 [incorporated by reference to
                   Exhibit 10.37 of the Company's Form 10-Q for the three-month period ended September 30, 1996 (the "9/30/96 10-Q")].

  10.11 Amended and Restated Senior Subordinated Loan Agreement by and between the Company and Heller Financial ("Heller"), dated as of December 29, 1996 [incorporated by reference to
                   Exhibit 10.13 of the 1996 Registration Statement].

  10.12 Warrant Purchase Agreement by and between the Company and Heller, dated as of December 14, 1992 [incorporated by reference to Exhibit 3 of the Company's Current Report on Form 8-K filed December 24, 1992 (the "12/24/92 8-K")].

  10.13 Registration Rights Agreement between the Company and Heller, dated as of December 14, 1992 [incorporated by reference to
                   Exhibit 6 of the 12/24/92 8-K].

  10.14 Warrant to Purchase Class A Convertible Preferred Stock issued to Heller, dated as of May 27, 1994 (the "Class A Warrant") [incorporated by reference to Exhibit 10.27.7 of the 6/30/94 10-Q].

  10.15 Warrant to Purchase Class B Convertible Preferred Stock issued to Heller, dated as of May 27, 1994 (the "Class B Warrant") [incorporated by reference to Exhibit 10.27.8 of the 6/30/94 10-Q].

  10.16 Amendment to Class A Warrant, dated as of December 29, 1996 [incorporated by reference to Exhibit 10.18 of the 1996 Registration Statement].

  10.17 Amendment to Class B Warrant, dated as of December 29, 1996 [incorporated by reference to Exhibit 10.19 of the 1996 Registration Statement].

  10.18 Asset Purchase Agreement among the Company, Transcriptions, Ltd. and its affiliates and subsidiaries, dated January 26, 1994 (the "Transcriptions Agreement") [incorporated by reference to Exhibit 10.30 of the 1993 10-K].

  10.19 Amendment to the Transcriptions Agreement, dated September 30, 1996, [incorporated by reference to Exhibit 10.30.1 of the 9/30/96 10-Q].

  10.20 Amendment to the Transcriptions Agreement, dated November 1, 1996 [incorporated by reference to Exhibit 10.30.2 of the 9/30/96 10-Q].

  10.21            Registration Rights Agreement among the Company, David A.
                   Cohen and Edward Forstein, dated September 30, 1996, [incorporated by reference to Exhibit 10.30.4 of the 9/30/96 10-Q].

  10.22 Amended and Restated Credit Agreement among the Company, Transcriptions, Ltd., the Guarantors named therein, the Lenders named therein and Chemical Bank as agent, dated December 29, 1996 [incorporated by reference to Exhibit 10.24 of the 1996 Registration Statement].

Exhibit No.                              Description
-----------                              -----------


  10.23 Asset Purchase Agreement among the Company, MedQuist CCI, L.P., and Medaphis Hospital Services Corporation, dated December 29, 1995 [incorporated by reference to Exhibit 2 of the Company's Current Report on Form 8-K filed on January 12, 1996 (the "1/12/96 8-K")].

  10.24 Stock Purchase Agreement among the Company, MedQuist Receivables Management Company and Medaphis Hospital Services Corporation [incorporated by reference to Exhibit 3 of the 1/12/96 8-K].

  10.25 Form of Employee Stock Purchase Plan [incorporated by reference to Exhibit 10.33 of the 1996 Registration Statement].

  10.26 Agreement among the Company, Heller and Heller Financial, Inc., dated March 29, 1996 [incorporated by reference to
                   Exhibit 10.29 of the 1996 Registration Statement].

  10.27 Amendment and Assignment of Registration Rights Agreement among Heller Financial, Inc., Heller and the Company, dated May 27, 1994 [incorporated by reference to Exhibit 10.30 of the 1996 Registration Statement].

  10.28 Second Amendment to Registration Rights Agreement between Heller and the Company, dated December 29, 1996 [incorporated by reference to Exhibit 10.31 of the 1996 Registration Statement].

  22.1 Subsidiaries [incorporated by reference to Exhibit 22.1 of the 1996 Registration Statement].

  23.1             Consent of Arthur Andersen LLP, filed herewith.

  23.2             Consent of Hozik & Charin, filed herewith.

  23.3             Consent of Pepper Hamilton LLP, included in Exhibit 5.1.

  24.1             Powers of Attorney (included on signature page)

     *    Management contract or compensatory plan or arrangement.

ITEM 22.  UNDERTAKINGS.

     (a) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (b) The undersigned registrant hereby undertakes as follows:

     (1) that prior to any public reoffering of the securities registered hereunder through use of a prospectus which is a part of this registration statement, by any person or party who is deemed to be an underwriter within the meaning of Rule 145(c), the issuer undertakes that such reoffering prospectus will contain the information called for by the applicable registration form with respect to reofferings by persons who may be deemed underwriters, in addition to the information called for by the other items of the applicable form.

     (2) that every prospectus: (i) that is filed pursuant to paragraph (1) immediately preceding, or (ii) that purports to meet the requirements of Section 10(a)(3) of the Securities Act and is used in connection with an offering of securities subject to Rule 415, will be filed as a part of an amendment to the registration statement and will not be used until such amendment is effective, and that, for purposes of determining any liability under the Securities Act of 1933, each such post-effective amendment, shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) The undersigned registrant hereby undertakes to respond to requests for information that is incorporated by reference into the prospectus pursuant to
Item 4, 10(b), 11 or 13 of this form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

     (d) The undersigned registrant hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

     (e) The undersigned registrant hereby undertakes:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement;

     (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

     (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

     (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

     (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (f) The undersigned registrant hereby undertakes to deliver or cause to be Delivered with the prospectus, to each person to whom the prospectus is sent or given, the latest annual report to security holders that is incorporated by reference in the prospectus and furnished pursuant to and meeting the requirements of Rule 14a-3 or Rule 14c-3 under the Securities Exchange Act of 1934; and, where interim financial information required to be presented by
Article 3 of Regulation S-X are not set forth in the prospectus, to deliver, or cause to be delivered to each person to whom the prospectus is sent or given, the latest quarterly report that is specifically incorporated by reference in the prospectus to provide such interim financial information.

     (g) See Part II--Item 20.

                        SIGNATURES AND POWER OF ATTORNEY

     Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Marlton and the State of New Jersey, on June 19, 1998.


                                            MEDQUIST INC.


                                            By: /s/ David A. Cohen
                                                ----------------------
                                            David A. Cohen
                                            Chairman and Chief Executive Officer



     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints David A. Cohen and John R. Emery, and each of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities to sign any and all amendments (including, without limitation, post-effective amendments) to this Registration Statement and any registration statement filed under Rule 462 under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and other documents in connection therewith, with authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons on June 19, 1998 in the capacities indicated:



         Signatures                                                    Title

/s/ David A. Cohen
-----------------------------------                  Chairman and Chief Executive Officer
         David A. Cohen                              (principal executive officer)



/s/ John R. Emery
-----------------------------------                  Vice President, Treasurer and Chief Financial
         John R. Emery                               Officer
                                                     (principal financial officer and
                                                     principal accounting
                                                     officer)

/s/ John A. Donohoe, Jr.
-----------------------------------                  Executive Vice President, Chief Operating Officer
         John A. Donohoe, Jr.                        and Director



/s/ James R. Emshoff
-----------------------------------                  Director
         James R. Emshoff


                    [EXECUTIONS CONTINUED ON FOLLOWING PAGE]





/s/ William T. Carson
-----------------------------------                  Director
         William T. Carson


/s/ Richard J. Censits
-----------------------------------                  Director
         Richard J. Censits


/s/ John T. Casey
-----------------------------------                  Director
         John T. Casey


/s/ A. Fred Ruttenberg
-----------------------------------                  Director
         A. Fred Ruttenberg


/s/  John H. Underwood
-----------------------------------                  Director
         John H. Underwood


/s/ Terrence J. Mulligan
-----------------------------------                  Director
         Terrence J. Mulligan



-----------------------------------                  Director
         R. Timothy Stack

                                 EXHIBIT INDEX

Exhibit               Description
-------               -----------
 5.1                  Opinion of Pepper Hamilton LLP
23.1                  Consent of Arthur Andersen LLP
23.2                  Consent of Hozik & Charin